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                                                                   Exhibit 10.47

                                                                      [New York]

             CONSOLIDATED AND RESTATED MORTGAGE, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING

                            Dated as of March 1, 2000

                                     Made by

                EACH OF THE ENTITIES LISTED ON SCHEDULE A HERETO,
                                  as Mortgagor,

                                       To

                             VORNADO FINANCE L.L.C.,
                                  as Mortgagee.

                     ---------------------------------------

                                   Secured By

                            Forty-Two (42) Properties
                Located in Connecticut, Maryland, Massachusetts,
                      New Jersey, New York and Pennsylvania

     -----------------------------------------------------------------------

--------------------------------------------------------------------------------

            This Consolidated and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing secures only the same $54,709,500 total principal indebtedness secured by the Mortgage, Agreement of Assumption, Consolidation and Amendment of Mortgage Notes, dated as of the date hereof (the "Mortgage and Agreement"), between the Mortgagor and the Mortgagee, which consolidated the total principal indebtedness of $22,664,374.54 evidenced by the Substitute Note (as defined therein) and theretofore secured by that Consolidated and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture

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Filing, dated as of November 24, 1993, as assigned from time to time to the
Mortgagee, and the total principal indebtedness of $32,046,125.46 evidenced by the Additional Note (as defined therein), and secured by the Mortgage and Agreement, and does not create, evidence or secure any new or further principal indebtedness or obligation other than the $54,709,500 total principal indebtedness originally secured by the Mortgage and Agreement at the time of its recording simultaneously herewith.

                        After recording please return to:

                               Sullivan & Cromwell
                                125 Broad Street
                          New York, New York 10004-2498

                          Attention: Gary Israel, Esq.

TO THE EXTENT PERMITTED BY LAW, A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE AND SELL ALL OR A PORTION OF THE PROPERTY ENCUMBERED BY THIS INSTRUMENT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGORS UNDER THIS INSTRUMENT.


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                                TABLE OF CONTENTS
                                                                            Page
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PRELIMINARY STATEMENT..........................................................1

1.  INDENTURE; MORTGAGOR REPRESENTATIVES.......................................9
         1.1  Indenture........................................................9
         1.2  Mortgagor Representative........................................11
         1.3  Mortgagee Consents and Approvals................................11

2.  CERTAIN DEFINITIONS.......................................................12
                  Advance Interest Rate.......................................13
                  Affiliate...................................................13
                  Allocated Amount............................................13
                  Alteration..................................................14
                  Approved Bank...............................................14
                  Approved Control Party......................................14
                  Architect...................................................14
                  Assignment..................................................14
                  Assignment of Assignment of Leases..........................14
                  Assignment of Contracts.....................................15
                  Assignment of Leases........................................15
                  Assignment of Mortgage......................................15
                  Bradlees Property...........................................15
                  Business Day................................................15
                  Cash     ...................................................15
                  Cash Equivalents............................................15
                  Class A-1 Mortgage Note.....................................17
                  Class A-2 Mortgage Note.....................................17
                  Class B Mortgage Note.......................................17
                  Class C Mortgage Note.......................................17
                  Class D Mortgage Note.......................................17
                  Class E Mortgage Note.......................................17
                  Class F Mortgage Note.......................................17
                  Closing Date................................................18
                  Code     ...................................................18
                  Control  ...................................................18
                  Credit Facility.............................................18
                  Debt Securities.............................................18
                  Debt Service................................................18
                  Debt Service Coverage Ratio.................................18
                  Debt Service Coverage Ratio Calculation Date................19
                  Default  ...................................................19
                  Default Rate................................................19
                  Duff & Phelps...............................................19
                  Eligible Collateral.........................................19
                  Employee Benefit Plan.......................................19
                  Environmental Indemnity.....................................19
                  Environmental Laws..........................................19


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                                                                            Page
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                  Equipment...................................................20
                  ERISA    ...................................................20
                  Event of Default............................................21
                  Exculpated Persons..........................................21
                  Excusable Delay.............................................21
                  Expansion Space.............................................21
                  Fiscal Year.................................................21
                  Fixtures ...................................................21
                  Gross Revenue...............................................22
                  Ground Lease................................................22
                  Guaranty Agreement..........................................22
                  Hazardous Substances........................................22
                  Holder   ...................................................23
                  Impositions.................................................23
                  Improvements................................................23
                  Indenture...................................................23
                  Insurance Proceeds..........................................23
                  Insurance Requirements......................................23
                  Investment Grade............................................24
                  Land     ...................................................24
                  Lease    ...................................................24
                  Legal Requirements..........................................24
                  Letter of Credit............................................24
                  Lien     ...................................................25
                  Management Agreement........................................25
                  Make-Whole Amount...........................................25
                  Make-Whole Obligation.......................................26
                  Make-Whole Payment..........................................26
                  Manager  ...................................................26
                  Master Servicer.............................................26
                  Maturity ...................................................26
                  Moody's  ...................................................26
                  Mortgage ...................................................27
                  Mortgagee...................................................27
                  Mortgage Loan...............................................27
                  Mortgage Notes..............................................27
                  Mortgage Security Documents.................................27
                  Mortgagor...................................................27
                  Multiemployer Plan..........................................28
                  Net Cash Flow...............................................28
                  Notes    ...................................................28
                  Officers' Certificate.......................................28
                  Operating Expenses..........................................28
                  Out-of-Pocket Costs.........................................28
                  Outstanding.................................................29
                  Payment Date................................................29
                  Permitted Exceptions........................................29
                  Permitted Joint Venture Owner...............................29


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                                                                            Page
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                  Permitted Owner.............................................29
                  Person   ...................................................30
                  Personal Property...........................................30
                  Premises ...................................................30
                  Principal Installment Amount................................30
                  Proceeds ...................................................31
                  Properties..................................................31
                  Property Worth..............................................31
                  Qualified Fire Protection Engineer..........................31
                  Rating Agencies.............................................31
                  Rating Agency Confirmation..................................32
                  Reciprocal Operating Agreements.............................32
                  Release Property............................................32
                  Renewal Lease...............................................32
                  Replaced Property...........................................32
                  Required Rating.............................................32
                  Restoration.................................................32
                  Scheduled Maturity Date.....................................32
                  Secured Obligations.........................................32
                  Securities..................................................33
                  Servicer ...................................................33
                  Single Purpose Entity.......................................33
                  Special Servicer............................................34
                  Stop & Shop Guaranty........................................34
                  Subordination of Management Agreement.......................34
                  Substitute Property.........................................34
                  Substitution Date...........................................34
                  Taking   ...................................................34
                  Taking Proceeds.............................................35
                  Tax Opinion.................................................35
                  Tenant   ...................................................35
                  Threshold Amount............................................35
                  Total Loss..................................................35
                  Total Taking................................................35
                  Trustee  ...................................................36
                  U.S. Government Securities..................................36
                  Vornado  ...................................................37
                  Vornado Affiliate...........................................37
                  Vornado Finance.............................................37
                  Vornado Operating Company...................................37
                  Vornado Operating L.P.......................................37
                  VRLP     ...................................................37

3.  PARTICULAR COVENANTS, REPRESENTATIONS AND
    WARRANTIES................................................................37
    3.1.     Due Authorization, Validity and Issuance
             of the Mortgage Notes; Title to the Premises.....................37
    3.2.     Maintenance of Validity and Recording;


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                                                                            Page
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             Expansion........................................................39
    3.3.     Negative Covenants...............................................45
    3.4.     Existence and Rights.............................................49
    3.5.     Payment of Taxes and Other Claims................................50
    3.6.     Payment of the Mortgage Notes,
             All Other Amounts, the Trustee's
             Fees and the Servicer's Fees.....................................50
    3.7.     Covenants Regarding the Stop & Shop Guaranty.....................50
    3.8.     The Ground Leases................................................52

4.  MAINTENANCE AND REPAIRS, SHORING..........................................54

5.  UTILITY SERVICES..........................................................55

6.  NO CLAIMS AGAINST MORTGAGEE...............................................55

7.  INDEMNIFICATION BY THE MORTGAGOR..........................................55

8.  INSPECTION................................................................57

9.  PAYMENT OF IMPOSITIONS, ETC...............................................57

10. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS,
    INSTRUMENTS...............................................................58

11. LIENS.....................................................................59

12. PERMITTED CONTESTS........................................................60

13. INSURANCE.................................................................61
    13.1.  Risks to be Insured................................................61
    13.2.  Policy Provisions..................................................61
    13.3.  Certificates.......................................................62
    13.4.  Replacement Policies...............................................63
    13.5.  Reports of Insurance Broker........................................63
    13.6.  Separate Insurance.................................................64

14. ALTERATIONS AND ADDITIONS, ETC............................................64

15. DAMAGE, DESTRUCTION AND RESTORATION.......................................68
    15.1.  The Mortgagor to Give Notice.......................................68
    15.2.  Application of Insurance Proceeds..................................68
    15.3.  Restoration........................................................70

16. TAKING OF PROPERTY........................................................72
    16.1.  The Mortgagor to Give Notice;
           Assignment of Awards, etc..........................................72
    16.2.  Partial Taking.....................................................73


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                                                                            Page
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    16.3.  Application of Awards, etc.........................................74

17. EVICTION BY PARAMOUNT TITLE...............................................75

18. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND
    OTHER INFORMATION.........................................................76
    18.1.  Books and Records..................................................76
    18.2.  Financial Statements...............................................76
    18.3.  Additional Information.............................................77
    18.4.  Other Information..................................................78

19. TRANSFERS AND INDEBTEDNESS................................................78
    19.1.  Sale of the Properties.............................................78
    19.2.  Transfer or Encumbrance of Interests
                      in the Mortgagor........................................80
    19.3.  Indebtedness.......................................................81
    19.4.  Intentionally Omitted..............................................82
    19.5.  Notice.............................................................82
    19.6.  Delivery of Documents to the Mortgagee.............................83

20. PERFORMANCE OF LEASES; APPLICATION OF RENTS...............................83

21. NO ENDORSEMENT............................................................86

22. NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS.............................86

23. EVENT OF DEFAULT; ACCELERATION OF MORTGAGE NOTE...........................86

24. COMPROMISE OF ACTIONS.....................................................91

25. FORECLOSURE...............................................................91
    25.1.  Foreclosure........................................................91
    25.2.  The Mortgagor's Waivers............................................92
    25.3.  Recovery of Advances...............................................93
    25.4.  Sale...............................................................93
    25.5.  Several Parcels....................................................94
    25.6.  Mortgage Notes Become Due on
           Foreclosure Sale...................................................94

26. MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS...............................94

27. PURCHASE OF PROPERTIES BY MORTGAGEE.......................................95

28. RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER...............................95

29. WAIVER OF MARSHALLING, APPRAISEMENT, APPRAISAL............................95

30. SALE SHALL BE A BAR AGAINST MORTGAGOR.....................................96


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31. APPLICATION OF PROCEEDS OF SALE...........................................96

32. APPOINTMENT OF RECEIVER...................................................96

33. POSSESSION, MANAGEMENT AND INCOME.........................................96

34. RIGHT OF MORTGAGEE TO PERFORM
    MORTGAGOR'S COVENANTS.....................................................98

35. REMEDIES CUMULATIVE.......................................................99

36. APPLICABLE LAW............................................................99

37. NO WAIVER................................................................100

38. OBLIGATIONS ARE WITHOUT RECOURSE.........................................101

39. STAMP AND OTHER TAXES....................................................105

40. FURTHER ASSURANCES.......................................................105

41. ESTOPPEL CERTIFICATES....................................................105

42. ADDITIONAL SECURITY......................................................106

43. FINANCING STATEMENT......................................................106

44. RELEASE; SUBSTITUTE PROPERTY.............................................106

45. CHANGES IN LAW REGARDING TAXATION........................................114

46. PREPAYMENTS..............................................................115

47. CONFIDENTIALITY..........................................................118

48. SECURITY AGREEMENT, ETC..................................................119
    48.1.  Grant of Security.................................................119
    48.2.  Financing Statements..............................................119
    48.3.  Multiple Remedies.................................................119
    48.4.  Waiver of Rights..................................................120
    48.5.  Expenses of Disposition of the Properties.........................120

49. EXPENSES OF THE MORTGAGEE................................................120

50. USURY....................................................................122

51. MISCELLANEOUS............................................................123


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52. NON-MERGER...............................................................123

53. ASSIGNMENT OF RENTS AND MORTGAGOR'S INTEREST
    IN LEASES................................................................123

54. NOTICES..................................................................130

55. AMENDMENTS/SUPPLEMENTS...................................................131
    55.1.  Without Consent...................................................131
    55.2.  With Consent......................................................131

56. WAIVER OF TRIAL BY JURY..................................................133

57. SEVERABILITY.............................................................133

58. APPLICABLE LAWS TO PROPERTY
    LOCATED IN NEW YORK STATE................................................133
    58.1.  Lien Law..........................................................133
    58.2.  Real Property Law.................................................134
    58.3.  RPAPL.............................................................134
    58.4.  Maximum Principal Indebtedness....................................135
    58.5.  No Residential Units..............................................135

59. ARTICLES APPLICABLE TO PROPERTY LOCATED
    IN THE STATE OF NEW JERSEY...............................................135

60. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE
    COMMONWEALTH OF PENNSYLVANIA.............................................135

61. Intentionally Omitted....................................................135

62. ARTICLES APPLICABLE TO PROPERTY LOCATED
    IN THE STATE OF CONNECTICUT..............................................135

63. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE
    COMMONWEALTH OF MASSACHUSETTS............................................136
    63.1  Application........................................................136
    63.2  Mortgage Covenants.................................................136
    63.3  Statutory Conditions and Power of Sale.............................137
    63.4  Indebtedness Secured...............................................137
    63.5  Residential Units..................................................137
    63.6  Applicable Law.....................................................137

64. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE STATE OF
    MARYLAND.................................................................137

65. CONTRIBUTION AMONG BORROWERS.............................................139


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66. JOINT AND SEVERAL OBLIGATIONS............................................140


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SCHEDULES & EXHIBITS

SCHEDULE A  --     The Mortgagors

SCHEDULE B  --     Predecessor Mortgage Documents

EXHIBIT A   --     The Properties and Allocated Amounts

EXHIBIT A-1 --     Ground Leases

EXHIBIT B   --     Description of Property and Permitted
                   Exceptions

EXHIBIT C   --     Form of Mortgage Note

EXHIBIT D   --     Intentionally Omitted

EXHIBIT E   --     Insurance Requirements

EXHIBIT F   --     Assumption

EXHIBIT G   --     Subordination Provisions for Tenant Leases

EXHIBIT H   --     Intentionally Omitted

EXHIBIT I   --     Principal Installment Amounts


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            THIS CONSOLIDATED AND RESTATED MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING is dated as of March 1, 2000 (the "Mortgage") and is made by EACH OF THE ENTITIES LISTED AS BORROWERS OR GUARANTORS ON SCHEDULE A HERETO (the guarantors listed thereon are defined as "Guarantors", the borrowers listed thereon are defined as "Borrowers"; the Guarantors and Borrowers are defined collectively as the "Mortgagor") or any successor thereto, having an address for notices of c/o Vornado Finance L.L.C., Park 80 West, Plaza II, Saddle Brook, New Jersey, 07663, Attention: Vornado Finance L.L.C. Commercial Mortgage-Backed Securities, Series 2000-VNO, due March 15, 2010, in consideration of the premises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to Vornado Finance L.L.C., a Delaware limited liability company, as Mortgagee) (the "Mortgagee"), having an address for notices of Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention:
Vornado Finance L.L.C. Commercial Mortgage-Backed Securities, Series 2000-VNO, due March 15, 2010.

                              PRELIMINARY STATEMENT

            WHEREAS, Mortgagor owns or holds a leasehold estate in, as applicable, forty-two shopping center properties, located in six states which are listed in Exhibit A annexed hereto and made a part hereof.

            WHEREAS, part of the collateral secured hereby is subject to certain mortgages described on Schedule B attached hereto (the "Predecessor Mortgages").

            WHEREAS, immediately prior to the execution and delivery of this Mortgage, the Mortgagor has executed and delivered a Mortgage, Agreement of Assumption, Consolidation and Amendment of Mortgage and Notes (the "Additional Mortgage and Agreement") securing an additional note in the aggregate principal amount of $32,046,125.46 (the "Additional Note"), and consolidating such Additional Note with the $22,663,374.54 aggregate principal indebtedness, evidenced by the Substitute Note (as defined in the Additional Mortgage and Agreement) and theretofore secured by the Predecessor Mortgages, said Additional Note and Substitute Note now being secured by the Predecessor Mortgages, as amended and consolidated by the Additional Mortgage and Agreement.

            WHEREAS, the Mortgagor, as the owner of the collateral secured by the Predecessor Mortgages, as amended and consolidated by the Additional Mortgage and Agreement

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(the "Collateral"), desires to restate such mortgages by executing and delivering this Mortgage covering the Collateral, and to hereby grant, convey, transfer and assign the Collateral to the Mortgagee, in order to secure the payment by the Mortgagor of the principal of, interest and Make-Whole Obligations, if any, on and all other amounts payable under, the Mortgage Notes (as defined below) and this Mortgage, and to secure the performance by the Mortgagor of the covenants and agreements contained in this Mortgage and the other Security Documents.

            WHEREAS, the Mortgagor has duly authorized the execution and delivery of this Mortgage, which restates the Predecessor Mortgages, as consolidated and amended by the Additional Mortgage and Agreement, and has taken all actions required by law and all other actions of the Mortgagor required therefor.

            WHEREAS, the Predecessor Mortgages, as consolidated and amended by the Additional Mortgage and Agreement, are hereby restated in their entirety and the provisions of this Mortgage that follow are restatements of such mortgages.

            WHEREAS, Mortgagor, as the owner of the Properties, desires to execute and deliver this Mortgage covering the Properties, and hereby to grant, convey, transfer and assign the Properties to the Mortgagee, in order to secure the payment by the Mortgagor of the principal of, interest and Make-Whole Obligations, if any, on, and all other amounts payable under, the Mortgage Notes, the Guaranty Agreement and this Mortgage, and to secure the performance by the Mortgagor of the covenants and agreements contained in this Mortgage and the other Mortgage Security Documents.

            WHEREAS, to induce Mortgagee to extend credit to the Borrowers, the Guarantors executed and delivered a written guaranty (the "Guaranty Agreement") in favor of the Mortgagee guaranteeing payment of all sums of money due or to become due by the Borrowers to the Mortgagee under the Mortgage Notes; and

            WHEREAS, it is a condition of the extension of credit to the Borrowers that the Mortgage secure the full and punctual payment of the indebtedness due or to become due under the Guaranty Agreement, and all expenses, costs, charges and fees incurred by the Mortgagee in connection with the liabilities, by the execution of these presents.


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            WHEREAS, simultaneously with the execution and delivery of this
Mortgage, the Mortgagee desires to issue up to $500,000,000 aggregate principal amount of Commercial Mortgage-Backed Notes, due March 15, 2010 (the "Securities") under that certain Indenture and Servicing Agreement (the "Indenture") dated of even date herewith by and among the Mortgagee, LaSalle Bank National Association, as Trustee (together with its co-trustees, successors and assigns in accordance with the terms of the Indenture, the "Trustee"), ABN AMRO Bank N.V., as fiscal agent, Midland Loan Services, Inc., as servicer (together with its successors and assigns in accordance with the terms of the Indenture, the "Master Servicer"), and Midland Loan Services, Inc., as special servicer (together with its successors and assigns in accordance with the terms of the Indenture, the "Special Servicer", and together with the Master Servicer, the "Servicer") and to lend the proceeds of issuance of the Securities to the Mortgagor in consideration for (A) the Mortgage Notes, and (B) this Mortgage and the other Mortgage Security Documents made by the Mortgagor as security for the borrowing by the Mortgagor evidenced by the Mortgage Notes.

            WHEREAS, simultaneously with the making and delivery of the Mortgage Notes and the Guaranty Agreement and the execution and delivery of this Mortgage, the Mortgagee shall execute and deliver to the Trustee the Assignment, thereby assigning to the Trustee the Mortgage Notes, the Guaranty Agreement, this Mortgage and all the other Mortgage Security Documents securing the payment of the Mortgage Notes, all as security for payment and performance of the Securities in accordance with the terms of such instruments and the Indenture and shall endorse the Mortgage Notes to the Trustee.

            NOW, THEREFORE, in consideration of the premises, and the sum of ten dollars ($10.00) and other good and valuable consideration, intending to be legally bound hereby, the receipt and sufficiency of which is hereby acknowledged, in order to secure (i) the payment by the Borrowers of the principal of, interest on, and Make-Whole Obligations, if any, on, and all other amounts payable under, the Mortgage Notes; (ii) the payment of all amounts payable under this Mortgage; (iii) the payment by the Guarantors of all amounts payable under the Guaranty Agreements; (iv) the performance by the Mortgagor of its covenants and agreements contained in this Mortgage and the other Mortgage Security Documents; and (v) the payment and performance by the Mortgagor of the covenants and agreements of the Mortgagor under the Leases and the Reciprocal Operating Agreements (items (i) through (v) being referred


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to herein as the "Secured Obligations"); the Mortgagor and the Mortgagee by
these presents do hereby agree as follows:

            THE MORTGAGOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, MORTGAGES AND ASSIGNS unto the Mortgagee, its successors and assigns forever (subject to the Permitted Exceptions), and grants a security interest in, the following property (such property, in respect of any individual property, is hereinafter referred to as a "Property", and in respect of all of the properties, as the "Properties"):

            ALL ESTATE, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to those certain tracts or parcels of land listed in Exhibit A (provided, however, in the original of this document presented for recording, only such parcels listed in Exhibit A which are situate in a single recording jurisdiction shall be described more specifically in Exhibit B attached hereto), together with all rights of way or use, sidewalks, alleys and strips or gores, rights, privileges, air rights and development rights, servitudes, licenses, easements, hereditaments and appurtenances incident, belonging or pertaining to such land (the "Land"), and the buildings and improvements now or hereafter located or placed thereon (which buildings and improvements, together with any additions thereto or alterations or replacements thereof, are referred to as the "Improvements");

            TOGETHER WITH ALL ESTATE, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any ground lease or lease described on Exhibit A-1 hereto (each, a "Ground Lease") and the leasehold estate (each, a "Leasehold Estate") created thereby; all modifications, extensions and renewals of any Ground Lease and all credits, deposits, options, privileges and rights of the Mortgagor as tenant under such Ground Lease, including the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and including any extension of the ground leasehold with respect to the applicable land (provided, that the foregoing shall not be deemed to constitute the Mortgagee's consent to the encumbering of such land); all right, title and interest now owned or hereafter acquired by the Mortgagor in and to all options to purchase or lease the applicable Property or any portion thereof or interest therein; and all right, title and interest in and to any right pursuant to Section 365(h) of the U.S. Bankruptcy Code or any successor to such Section (i) to possession or any statutory term of years derived


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from or incident to any Ground Lease, or (ii) to treat any Ground Lease as terminated;

            TOGETHER WITH, all estate, right, title and interest, now owned or hereafter acquired, of the Mortgagor in and to the following property, rights and interests (subject, however, to the Permitted Exceptions):

            (a) all Equipment and Personal Property of the Mortgagor of every kind and nature now or hereafter located upon the Land, which is to include, but is in no way limited to, inventory, accounts and chattel paper;

            (b) all real estate tax refunds and all awards or payments, including interest on any of them, and the right to receive the same which the Mortgagor may have, which may be made with respect to any of the Land or Improvements whether from a Taking thereof or for any other injury to, decrease in the value of, or other occurrence affecting any of the Land or Improvements;

            (c) all Leases and all other agreements for, affecting or related to the use or occupancy of any Property, now or hereafter entered into, and the right to receive and apply the rents, incomes, issues and profits derived by the Mortgagor from each Property to the payment of the Mortgage Notes and the other obligations secured by this Mortgage, together with the security deposits or other payments or instruments delivered as security under such Leases and agreements, including, without limitation, any guarantees of such Leases (the grant of such security deposits and other security being subject to application in accordance with the express requirements of such Leases and any other agreements applicable thereto);

            (d) all Proceeds of, and any unearned premiums or refunds of premiums on, any insurance policies covering all or any part of the Properties, including the right to receive and apply the Proceeds of any insurance, judgments or settlements made in lieu thereof for damage to or the diminution of the Properties in accordance with the terms of this Mortgage;

            (e) all general intangibles relating to design, development, operation, management and use of the Premises, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any


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      governmental agency in connection with the development, use, operation or management of the Premises, all construction, service, engineering, consulting, management, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises (including the Management Agreement), all architectural drawings, plans, specifications, soil tests, appraisals, engineering reports and similar materials relating to all or any portion of the Premises and all payment and performance bonds or warranties or guarantees relating to the Premises, all to the extent assignable;

            (f) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source and business identifiers, trademark registration and applications for registration used at or relating to any of the Properties; all renewals, extensions and continuations-in-part of the items referred to above; any written agreement granting to the Mortgagor any right to use any trademark or trademark registration at or in connection with any of the Properties; and the right of Mortgagor to sue for past, present and future infringements of the foregoing;

            (g) the right in the name and on behalf of the Mortgagor to appear in and defend any action or proceeding brought with respect to any of the Properties and to commence any action or proceeding to protect the interest of the Mortgagee in such Properties;

            (h) all of Mortgagor's right, title and interest in and to all Fixtures now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Land or the Improvements, together with any and all replacements thereof and additions thereto; and

            (i) all, right, title and interest of Mortgagor in any Reciprocal Operating Agreement to which it is a party.

            TO HAVE AND TO HOLD as provided herein the above granted and described Properties unto and to the proper use and benefit of the Mortgagee, its successors and assigns, and with respect to each applicable Leasehold Estate, for and during the rest, residue and remainder of the terms of years yet to come and unexpired in each applicable Ground Lease and the renewals therein provided for (subject nevertheless to the rents, covenants, conditions and provisions in such Ground Lease), forever, subject in all respects only to the Permitted Exceptions.

            The following actions of the Mortgagee shall not affect the liability of any person (other than a person expressly released pursuant thereto) for payment of the indebtedness and obligations secured hereby, and shall not affect the lien hereof upon any portion of any of the Properties not expressly released herefrom: if the Mortgagee shall, with or without notice (a) retain or obtain a security interest in any property to secure all or any portion of the Secured Obligations, (b) retain or obtain the primary or secondary liability of any party or parties with respect to all or any portion of the Secured Obligations, (c) alter, exchange, extend, renew, modify, release or cancel for any period (whether or not longer than their original maturity) any terms, conditions, provisions or covenants contained in any or all of the Security Documents, (d) release or compromise any liability of any party or parties primarily or secondarily liable on all or any portion of the Secured Obligations, (e) release its security interest, if any, in all or any portion of any of the Properties and permit any substitution or exchange for any such portion of the Property, (f) resort to the Properties conveyed by this Mortgage, or any portion thereof, for payment of the Secured Obligations, or any portion thereof, whether or not the Mortgagee shall have resorted to any other property otherwise securing the Secured Obligations, or shall have proceeded against any other party primarily or secondarily liable on the Secured Obligations, (g) apply any of the Properties or direct the order or manner of sale thereof as the Mortgagee in its sole discretion chooses in accordance with the terms of this Mortgage, and (h) accept a conveyance or conveyances of all or part of any of the Properties as partial satisfaction of the liability secured hereby in the amount of the value of the Property so conveyed and proceed against the balance of the Properties for the balance of the Secured Obligations after said conveyance or conveyances.

            IT IS HEREBY FURTHER COVENANTED AND AGREED that the Mortgage Notes, any replacement, renewal or extension thereof, and any additional Mortgage Notes, all shall be secured by this Mortgage.

            AND, to protect the security of this Mortgage, the Mortgagor covenants and agrees with and represents and warrants to the Mortgagee, subject in all respects to the Permitted Exceptions, as follows:

            1. INDENTURE; MORTGAGOR REPRESENTATIVES.

            1.1 Indenture. Concurrently with its execution and delivery to the Mortgagee, this Mortgage is being assigned, pursuant to the Assignment, to the Trustee, as trustee for the benefit of the Holders under the Indenture (a copy of which is available from the Trustee). Pursuant to the terms of the Indenture, the Servicer is responsible for servicing the Mortgage Loan on behalf of the Trustee and for the benefit of the Holders under the Indenture. The address of the Trustee is as shown on the first page of the Assignment. Upon such assignment, the Trustee shall for all purposes be the sole Mortgagee hereunder (and all references herein to the Mortgagee shall be deemed to refer to the Trustee while such assignment is in effect) and the Trustee, or the Servicer on behalf of the Trustee, shall (i) have the sole and exclusive benefit of and the right and power to exercise, or to direct the exercise of, all the rights and remedies of the Mortgagee hereunder, including the right to inspect the Premises, to receive notices and financial information, to grant or withhold consents or approvals, to benefit from indemnities, to receive, hold and apply Proceeds and any Credit Facilities or Eligible Collateral or any other amount or property provided by the Mortgagor hereunder, and, upon the occurrence and during the continuance of an Event of Default, to take any action required or permitted of the Mortgagee, all in the Trustee's own name, and to exercise all other rights and remedies of the Mortgagee hereunder, (ii) be bound by all the terms hereof which apply to the Mortgagee, and (iii) except to the extent otherwise specified herein or in the Indenture, act in a commercially reasonable manner in making any determination called for of it (without requiring thereby that any Holder is obligated to act in a commercially reasonable manner) under this Mortgage or in granting or withholding any approval or consent called for under or requested pursuant to this Mortgage. Any designation contained herein of the Mortgagee as attorney-in-fact for any or all of the Mortgagors shall be deemed to include the Servicer on behalf of the Trustee and for the benefit of the Holders. With respect to any matter as to which the Mortgagee (and, pursuant to this Section, the Servicer) is designated as the attorney-in-fact for any or all of the Mortgagors, such Mortgagors shall execute and deliver to the Trustee, the Servicer or any agent or representative of any of them, as applicable, such powers of attorney or other documents or instruments reasonably requested by the Mortgagee or

Servicer, as applicable, in order to carry out the purpose of such designation as attorney-in-fact. The Mortgagor hereby acknowledges the foregoing and agrees to be bound to the Trustee, upon such assignment, recognizing the Trustee as the Mortgagee hereunder as if the Trustee were named in this Mortgage as the Mortgagee. Upon such assignment, the Mortgagor's obligations to the Mortgagee specified in this Mortgage shall be satisfied by the Mortgagor's tendering full and timely payment or performance thereof to the Trustee. With respect to delivery by the Mortgagee of documents and other written material, the Mortgagee shall have only the obligations expressly set forth herein or in the other Mortgage Security Documents or in the Indenture. All rights and remedies of the Trustee as the Mortgagee hereunder, including all indemnities running to the Mortgagee, shall also operate for the benefit of the Holders as provided in the Indenture and shall be exercised by the Trustee in accordance with and subject to the terms and conditions set forth in the Indenture. It is expressly understood that all or any portion of the amounts due under the Mortgage Notes may from time to time be repaid on the terms provided herein and therein, subject in each case to the ability of Vornado Finance to redeem or defease an equivalent aggregate principal amount of Securities pursuant to the terms of the Indenture.

            1.2 Mortgagor Representative. The Mortgagor hereby designates and appoints Union VF LLC as the representative of the Mortgagor (the "Mortgagor Representative") which shall be and hereby is authorized to make any and all elections and to grant any and all consents, waivers or approvals and to take any such other actions as may be required or permitted to be taken by the Mortgagor under this Mortgage or any other Mortgage Security Document (each a "Mortgagor Action") for and on behalf of the Mortgagor, and the Mortgagee shall be entitled to rely on any instruction or request made by the Mortgagor Representative as if the same had been made by each of the Borrowers and the Guarantors. In addition, whenever, in this Mortgage, the Indenture or any of the other Mortgage Security Documents, the Mortgagee is authorized to make any payment or return any funds or instruments to the Mortgagor without specifying any particular Borrower or Guarantor, the Mortgagee shall have satisfied its obligation hereunder and thereunder by delivering such funds or instruments to the Mortgagor Representative. The Borrower named above shall continue as the Mortgagor Representative throughout the term of this Mortgage, and any Mortgagor Action taken by such Mortgagor Representative shall be binding upon and shall inure to the benefit of each of the Borrowers and the Guarantors and their successors until such time as the Borrowers and the Guarantors deliver to the Mortgagee an Officer's Certificate signed by or on behalf of each of the Borrowers and the Guarantors notifying the Mortgagee of the appointment of another Borrower as the replacement Mortgagor Representative. Any Mortgagor Representative hereunder shall not be released from its obligations under this Mortgage, nor shall its Mortgaged Property be released from the lien of this Mortgage, unless the entities that will be Borrowers and Guarantors after such release have appointed a replacement Mortgagor Representative in accordance with the foregoing. The Borrowers and Guarantors covenant and agree to maintain the appointment of a Mortgagor Representative at all times during the term of this Mortgage, and the Mortgagee shall not be required to accept or act upon any Mortgagor Action, unless such action is taken by a Mortgagor Representative or is otherwise evidenced by a written instrument signed by or on behalf of every Borrower and Guarantor of a Property which has not been released.

            1.3 Mortgagee Consents and Approvals. Whenever, in this Mortgage or in any other Mortgage Security Document, any consent or approval or other action may or shall be granted, withheld or otherwise taken by the Mortgagee, such consent, approval or other action shall be granted or withheld and such other action may be taken by the Servicer on behalf of the Mortgagee in accordance with the Servicing Standards (as defined in the Indenture). In deciding whether to grant or withhold any such consent or approval or to take any such other action, the Servicer shall be entitled (but not required) to consult with such counsel, real estate professionals or other Persons as the Servicer may deem necessary or appropriate and the Mortgagor shall reimburse the Servicer for all reasonable fees and expenses incurred by the Servicer in connection with any such consultation.

            2. CERTAIN DEFINITIONS.

            (a) Capitalized terms, not otherwise defined in this Mortgage, shall have the respective meanings assigned thereto in the Indenture.

            (b) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

            (1) The terms defined in this Article shall have the meanings assigned to them in this Article and shall include the plural as well as the singular;

            (2) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America as of the date of such computation;

            (3) The word "including" shall be construed to be followed by the words "without limitation";

            (4) Section headings are for the convenience of the reader and shall not be considered in interpreting this Mortgage or the intent of the parties hereto;

            (5) The words "herein", "hereof" and "hereunder" and other words of similar import shall refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision; and

            (6) As a matter of convenience herein, rating categories are generally stated in the nomenclature of Moody's Investors Service, Inc., and Duff & Phelps Credit Rating Co., it being understood that, unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency; provided that if a specified rating (or its equivalent) from any of the Rating Agencies is required hereunder with respect to an issuer or a security (other than the Securities), and one of the Rating Agencies does not rate the issuer or security in question, then such requirement hereunder shall nevertheless be deemed satisfied so long as such Rating Agency has issued a Rating Agency Confirmation with respect thereto.

            (c) As used in this Mortgage the following terms have the following respective meanings:

            Advance Interest Rate shall have the meaning set forth in the Indenture.

            Affiliate shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

            Allocated Amount shall mean, with respect to each of the Properties, the amounts set forth alongside each Property on Exhibit A attached hereto; provided, however, such amounts shall be reduced (i) on a pro rata basis as and when Principal Installment Amounts are paid in respect of the Mortgage Notes and (ii) with respect to a particular Property or Properties in the event of a prepayment of the Mortgage Notes in accordance with Sections 3.2, 15, 16, 44 or 46 hereof relating to such Property or Properties; and provided, further, however, that the aggregate Allocated Amounts for the Properties shall never exceed the then outstanding aggregate principal balance of the Mortgage Notes except in the limited circumstances described in Section 3.7 hereof.

            Alteration shall have the meaning stated in Article 14 hereof.

            Approved Bank shall mean banks or other financial institutions which have (i)(a) a minimum net worth of $500,000,000, or (b) total assets of $5,000,000,000 and (ii) a minimum long-term unsecured debt rating at least equivalent to AAA (or, in connection with the issuance of a letter of credit, AA) or such lower rating as may be confirmed by a Rating Agency Confirmation.

            Approved Control Party shall mean any one or a combination of the following entities:

                  (a) A Vornado Affiliate;

                  (b) A Permitted Owner; or

                  (c) A Permitted Joint Venture Owner.

            Architect with respect to each Property shall mean an architect or engineer, as appropriate for the project to be evaluated, selected by the Mortgagor (unless reasonably disapproved by the Mortgagee) duly licensed or registered in the state where such Property is located and practicing with a firm of recognized standing.

            Assignment shall mean the Collateral Assignment of Mortgage Notes and Other Mortgage Security Documents dated as of the date hereof made by Vornado Finance in favor of the Trustee.

            Assignment of Assignment of Leases shall mean, collectively, the Assignments of Assignment of Leases and Rents each dated as of the date hereof made by Vornado Finance in favor of the Trustee.

            Assignment of Contracts shall mean the blanket Assignment of Agreements, Licenses, Permits and Contracts (including the Property Owners' rights under the Stop & Shop Guaranty), dated as of the date hereof, from the Mortgagor, as assignor, to the Mortgagee, as assignee, together with any amendments thereto.

            Assignment of Leases shall mean, collectively, the Assignments of Leases and Rents each dated as of the date hereof from the Mortgagor, as assignor, to the Mortgagee, as assignee, together with any amendments thereto pursuant to the provisions thereof, assigning all the leases and rents with respect to the Properties.

            Assignment of Mortgage shall mean, collectively, the Assignments of Mortgages, Deeds of Trusts and/or Leasehold Interests each dated as of the date hereof made by Vornado Finance in favor of the Trustee.

            Bradlees Property shall mean a property containing space leased under a Stop & Shop Guaranteed Lease whether or not any of the Rental Increase (as defined in the Stop & Shop Guaranty) is allocated to such space.

            Business Day shall have the meaning stated in the Indenture.

            Cash shall mean coin or currency of the government of the United States of America.

            Cash Equivalents shall mean (i) U.S. Government Securities, (ii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (ii) shall be rated "AAA" (or its equivalent)or backed by the full faith and credit of the United States government for full and timely payment), (iii) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least D-1+/P-1 (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than three (3) months after the date of purchase of such obligation by Mortgagor or Mortgagee, the note, instrument or letter of credit must be issued by a bank having a long-term unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (iv) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank
      (v) investments in money market funds and money market mutual funds all the assets of which are comprised of Cash and/or investments described in clauses (i) through (iv) above, and (vi) any other investment which the Rating Agencies confirm in writing will not, in and of itself, result in a downgrading, qualification or withdrawal of the rating then assigned to any of the Securities. Except as otherwise provided in this definition, Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash Equivalents include interest-only strips. Any investment in Cash Equivalents shall have a maturity date not later than one Business Day prior to the date that the proceeds therefrom are required hereunder.

            Casualty/Condemnation Threshold Amount shall have the meaning set forth in Section 15.2.

            Class A-1 Mortgage Note shall mean the Class A-1 Mortgage Note dated the date hereof in the initial principal amount of $61,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class A-2 Mortgage Note shall mean the Class A-2 Mortgage Note dated the date hereof in the initial principal amount of $237,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class B Mortgage Note shall mean the Class B Mortgage Note dated the date hereof in the initial principal amount of $55,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class C Mortgage Note shall mean the Class C Mortgage Note dated the date hereof in the initial principal amount of $56,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class D Mortgage Note shall mean the Class D Mortgage Note dated the date hereof in the initial principal amount of $17,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class E Mortgage Note shall mean the Class E Mortgage Note dated the date hereof in the initial principal amount of $45,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Class F Mortgage Note shall mean the Class F Mortgage Note dated the date hereof in the initial principal amount of $29,000,000 substantially in the form of Exhibit C hereto from the Borrowers, as maker, to Mortgagee, as payee.

            Closing Date shall mean March 1, 2000 or such other date as the parties hereto shall mutually agree upon.

            Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Control shall mean possessing primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the specified entity or interest rather than a beneficial ownership requirement.

            Credit Facility means a Letter of Credit in respect of which the Mortgagor's reimbursement obligation is not secured by any of the Properties.

            DCR shall mean Duff & Phelps Credit Rating Co.

            Debt Securities means debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, investment contracts, funding agreements or other instruments, which (x) shall not be subject to prepayment or redemption prior to maturity and (y) shall be rated not less than the Required Rating (or, if maturing within one year or less and having a short term debt rating by either or both of the Rating Agencies not less than A-1+/D-1+) (or the then equivalent ratings); or any combination of the foregoing.

            Debt Service shall mean, in respect of the Mortgage Notes for any period, all payments of interest and principal amortization, if any, paid or payable by the Mortgagor during such period, excluding balloon payments of principal or accrued interest, if any, due at maturity.

            Debt Service Coverage Ratio shall mean the ratio of (i) Net Cash Flow for all of the Properties for the twelve-month period ended the last day of the last full fiscal quarter preceding the date of determination for which the Mortgagor has delivered financial statements to the Mortgagee pursuant to Section 18 hereof (excluding any Net Cash Flow from any Properties that have been released from the lien of this Mortgage prior to the date of determination) to (ii) Debt Service on the Mortgage Notes for the twelve-month period immediately following the date of determination.

            Debt Service Coverage Ratio Calculation Date shall have the meaning stated in the Indenture.

            Default shall mean any condition or event which constitutes or which, after the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

            Default Rate shall mean, with respect to any Class of Mortgage Notes, an annual rate equal to the greater of (i) the stated rate of such Class of Mortgage Note plus 3% and (ii) the Advance Interest Rate.

            Eligible Collateral shall mean U.S. Government Securities, Debt Securities, Cash or Cash Equivalents, or any combination thereof.

            Employee Benefit Plan means any employee benefit plan within the meaning of Section 3(3) of ERISA which is established, sponsored, maintained, or contributed to on behalf of its employees at any of the Properties by the Mortgagor.

            Environmental Indemnity shall mean that certain blanket Environmental Indemnity Agreement, dated as of the date hereof, from the Mortgagor to the Mortgagee, together with any amendments, supplement or modifications thereto.

            Environmental Laws shall mean, to the extent applicable to any Property, the following: the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 9402 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.) and all other federal, state and local laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been or may be amended, supplemented or supplanted, relating to the regulation or control of Hazardous Substances or wastes, or their handling, storage or disposal, to the protection of human health or to the health, safety and protection of the environment.

            Equipment shall mean all machinery, apparatus, equipment, materials, fittings, fixtures, chattels, articles of personal property and all other property (real, personal or mixed), and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (to the extent of such interest), and now or hereafter located on, attached to or contained in or used in connection with the Land or the Improvements, or placed on any part thereof though not attached thereto, including all indoor and outdoor furniture, landscaping, indoor plants, tools, screens, awnings, shades, blinds, curtains, draperies, partitions, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, water heating, cooking, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants, systems, fixtures and equipment, elevators, escalators, stoves, ranges, vacuum systems, window washing and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, entertainment, recreational or security systems and equipment, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, and appliances.

            ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            Event of Default shall have the meaning stated in Article 23 hereof.

            Exculpated Persons shall have the meaning stated in Article 38 hereof.

            Excusable Delay shall mean a delay due to acts of God, governmental restrictions, enemy actions, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of the Mortgagor, but lack of funds shall not be deemed a cause beyond the reasonable control of the Mortgagor.

            Expansion Space shall have the meaning stated in Section 3.2(f) hereof.

            Fiscal Year shall mean the period from January 1 through December 31, inclusive, of any calendar year.

            Fixtures shall mean all Equipment now owned by the Mortgagor or otherwise or hereafter acquired by the Mortgagor, which is so related to the Land and Improvements forming part of any of the Properties that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on any of the Properties, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, Equipment, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, water tanks, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the Mortgagor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply systems, water power sites, fuel stations, fuel tanks, fuel supply systems, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that the Mortgagor shall have any right or interest therein.

            Gross Revenue shall mean, for any period, revenue derived from the ownership and operation of the Properties from whatever source, including but not limited to, rents (without giving effect to straight-lining of rents), but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the Mortgagors or Vornado Finance to any governmental authority, non-recurring revenues, refunds and uncollectible accounts, proceeds of casualty insurance and any other insurance or similar awards (other than business interruption or other loss of income insurance), and any disbursements to the Mortgagors or Vornado Finance of any escrow funds established by the Mortgage Security Documents.

            Ground Lease shall have the meaning set forth in the recitals hereto.

            Guaranty Agreement shall have the meaning stated in the Preliminary Statement.

            Hazardous Substances means (i) those substances included within definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to Environmental Laws;
      (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, or any product containing the foregoing substances,
      (B) asbestos or asbestos containing material, (C) polychlorinated biphenyls, (D) any substance designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under Environmental Laws.

            Holder shall have the meaning stated in the Indenture.

            Impositions shall have the meaning stated in Article 9 hereof.

            Improvements shall have the meaning stated in the Preliminary Statement hereof.

            Indenture shall have the meaning stated in the Preliminary Statement hereof.

            Independent Director shall mean an individual who has not been, for the two (2) year period prior to appointment as Independent Director and during the continuation of service as Independent Director, an employee, stockholder, principal, equity member, or officer of the entity for which he or she serves as Independent Director or such entity's members, stockholders or partners or such entity's subsidiaries (other than as a person serving as an Independent Director of any such entities), a customer, supplier or other person or entity who derived more than five percent (5%) of its annual revenues in the most recently completed calendar year from its activities for the entity or any Affiliate thereof, or a spouse, sibling, parent or child of the foregoing.

            Insurance Proceeds shall mean amounts, awards or payments payable to the Mortgagor or the Mortgagee in respect of all or any part of the Properties in connection with the damage or destruction thereof (after the deduction therefrom and payment to the Mortgagor and the Mortgagee, respectively, of any and all reasonable expenses incurred by the Mortgagor and the Mortgagee in the recovery thereof, including all attorneys' fees and expenses, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such damage or destruction).

            Insurance Requirements shall mean all terms of any insurance policy required hereunder covering or applicable to the Properties or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Properties or any part thereof or any use of the Properties or any part thereof.

            Investment Grade shall mean having a long term unsecured debt rating not lower than Baa3 by Moody's and not lower than BBB-by Duff & Phelps.

            Land with respect to each Property shall have the meaning stated in the Preliminary Statement hereof in respect of such Property.

            Lease with respect to each Property shall mean any lease, sublease, further sublease, license, occupancy agreement or other agreement existing on the date hereof or hereafter entered into by the Mortgagor permitting the use or enjoyment of any part of such Property by another Person, and every modification, amendment, or extension relating thereto.

            Legal Requirements shall mean all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state, county and municipal, ordinary or extraordinary, including the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq. and all Environmental Laws and all covenants, restrictions and conditions now or hereafter of record, which now or at any time hereafter may be applicable to and enforceable against the Mortgagor or any Property as a result of the ownership, use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property or any part thereof, including, without limitation, building and zoning codes and ordinances.

            Letter of Credit shall mean a clean, irrevocable, unconditional transferable letter of credit in favor of the Mortgagee (which will be the Trustee upon execution and delivery of the Assignment), not secured by any Property or otherwise reimbursable by the Mortgagor, and entitling the Mortgagee to draw thereon in New York, New York or in such other city as the Corporate Trust Office may from time to time be located, issued by a domestic bank or the U.S. agency or branch of a foreign bank the investment rating of which is not less than Aa2 from Moody's and AA from DCR or if not so rated by DCR, then an equivalent rating by one additional nationally recognized statistical rating organization ("NRSRO")(or if there are no domestic banks or U.S. agencies or branches of a foreign bank having such investment rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given to a domestic commercial bank) or such lower rating as to which a Rating Agency Confirmation has been obtained.

            Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance of, on or affecting any Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, liens for delinquent real estate taxes and construction, mechanics', materialmen's and other similar liens and encumbrances but excluding liens for delinquent real estate taxes and construction, mechanics', materialmen's and other similar liens to the extent Mortgagor is contesting the amounts claimed which gave rise to such liens pursuant to the terms of this Mortgage.

            Management Agreement shall mean the management agreement with respect to each of the Properties agreed to by or on behalf of each of the Mortgagors and VRLP.

            Make-Whole Amount shall mean, an amount equal to the greater of: (i) 1% of the aggregate principal amount of the Mortgage Notes at the time that the Mortgage Notes have been accelerated or (ii) the present value as of the date of such acceleration of the Calculated Payments from such date through the Scheduled Maturity Date determined by discounting such payments at the Discount Rate.

            For purposes of this definition, the following terms have the following meanings: "Calculated Payments" means the monthly payments of interest only which would be due based on the aggregate principal amount of the Mortgage Notes at the time that the Mortgage Notes have been accelerated and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the weighted average interest rate for such Mortgage Notes and (z) the Yield Maintenance Treasury Rate. The relevant "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate when compounded semi-annually. The "Yield Maintenance Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the calendar week ending prior to the date of the relevant principal prepayment, of U.S. Treasury Constant Maturities with a maturity date (one longer and one shorter) most nearly approximating the Maturity Date. If Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Yield Maintenance Treasury Rate.

            Make-Whole Obligation shall mean, collectively, the obligation to pay the Make-Whole Amount and/or to make any Make-Whole Payment.

            Make-Whole Payment shall have the meaning stated in Section 44(a)(ii) or Section 46, as applicable.

            Manager shall mean Vornado Realty L.P., a Delaware limited partnership, or any entity or entities retained by the Mortgagor to act as property managers of any of the Properties in accordance with Sections
      19.1 and 20(b) hereof.

            Master Servicer shall mean the institution serving from time to time as servicer for the benefit of the Holders of the Notes under and pursuant to the Indenture.

            Maturity shall mean with respect to any Mortgage Notes, the date on which the principal of such Mortgage Notes shall become due and payable as herein provided, whether at the Scheduled Maturity Date, by acceleration or otherwise.

            Moody's shall mean Moody's Investors Service, Inc.

            Mortgage shall mean this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, as amended or supplemented from time to time pursuant to the provisions hereof.

            Mortgagee shall have the meaning stated in the Preliminary Statement hereof, and after the execution of the Assignment shall mean the Trustee as assignee thereunder for the benefit of the Holders, its successors and assigns, and shall include its assigns pursuant to any future assignment for the benefit of the Holders, and after the date hereof its successors and assigns.

            Mortgage Loan means the indebtedness evidenced by the Mortgage Notes and secured by this Mortgage and the other Mortgage Security Documents.

            Mortgage Notes means the Class A-1 Mortgage Note, the Class A-2 Mortgage Note, the Class B Mortgage Note, the Class C Mortgage Note, the Class D Mortgage Note, the Class E Mortgage Note and the Class F Mortgage Note. Every reference to the Mortgage Notes shall include any amendment or endorsements thereto or replacements, renewals or extensions thereof, all of which shall be secured by this Mortgage.

            Mortgage Security Documents means this Mortgage, the Guaranty Agreement, the Assignment of Leases, the Environmental Indemnity, the Assignment of Contracts, the Subordination of Management Agreement, the Mortgage Notes, the Cash Management Agreement, the financing statements now or hereafter executed in connection therewith and any and all other agreements, certificates (including, without limitation, Officer's Certificates), instruments or documents executed by the Mortgagor evidencing or securing the Mortgage Notes.

            Mortgagor shall mean collectively, the entities identified on Schedule A hereto, for the period during which the same shall own the Properties, and following any conveyance of any of the Properties (other than a Release Property) which is permitted by the terms of this Mortgage, shall mean the transferee for the period during which each transferee shall own such Properties, subject in all cases to Section 38 of this Mortgage, and, to the extent the context shall so require, the term "Mortgagor" shall also mean one or more of the Mortgagors.

            Multiemployer Plan means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA to which the Mortgagor is making or has an obligation to make contributions.

            Net Cash Flow, with respect to a specified period and a particular Property, shall mean, for any period, the excess, if any, of Gross Revenue for such Property determined for such period over Operating Expenses for such Property determined for such period.

            Notes shall have the meaning stated in the Indenture.

            Officers' Certificate shall mean a certificate delivered to the Mortgagee and signed by a general partner, managing member, responsible officer or authorized person of the Mortgagor, or a certificate signed by an individual of similar authority and responsibility authorized to sign such certificate on behalf of the Mortgagor, which certificate shall be subject to the provisions of Article 38 hereof.

            Operating Expenses shall mean, for any period, all costs and expenses relating to the operation, maintenance and management of each Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, ground lease payments, advertising expenses, payroll and related taxes, equipment lease payments, a management fee equal to the greater of 4.0% of annual rents (including percentage rents) or the actual management fee and an assumed capital expenditure reserve of $0.07 per square foot of total square feet of the Properties, but excluding depreciation, amortization and extraordinary expenses; provided, however, such costs and expenses shall be subject to adjustment by Mortgagee to normalize such costs and expenses.

            Out-of-Pocket Costs shall mean with respect to the Properties, following an Event of Default, (a) any and all sums actually paid or required to be paid by the Mortgagee for real estate taxes, taxes on rents or rentals or insurance premiums as provided in this Mortgage, and any and all other sums actually paid or required to be paid by the Mortgagee pursuant to the terms of this Mortgage to protect and preserve the Properties or the Mortgagee's interest therein, and (b) any and all sums, including, without limitation, judgments, settlements or compromises (to the extent such settlements or compromises have been consented to by the Mortgagor if such consent is required under the Mortgage Security Documents), reasonable attorneys' fees and other costs and expenses, paid by the Mortgagee in connection with any suit, action, legal proceeding or dispute of any kind, in which the Mortgagee is a party or appears, arising from or related to the Properties or the indebtedness secured by this Mortgage.

            Outstanding shall have the meaning set forth in the Indenture, but with respect to the Mortgage Notes.

            Payment Date shall have the meaning stated in the Indenture.

            Permitted Exceptions shall mean those matters identified in Exhibit B hereto.

            Permitted Joint Venture Owner shall mean an entity in which any two or more Vornado Affiliates and/or Permitted Owners, together with their Affiliates, collectively own at least a 51% equity interest.

            Permitted Owner shall mean any Person that is:

            A) an entity that satisfies at least one of the criteria in each of the following two categories:

            (1)   any one of the following:

                  (a)   a pension fund or pension trust, or

                  (b)   an insurance company, or

                  (c)   a national money-center bank, or

                  (d) a real estate company traded on a national securities exchange, or

                  (e) a Person with a long-term unsecured debt rating from each Rating Agency of at least investment grade, and

            (2) any one of the following (determined exclusive of the Properties):

                  (a) a Person with a current net worth of at least $250,000,000, or

                  (b) a pension fund or pension trust with total assets of $5 billion or more, managed by a Person that controls at least $1 billion in real estate equity investments, or

                  (c) a Person that controls at least 2,500,000 square feet of leaseable retail and commercial space; or

            B) any entity approved by the Trustee (such approval not to be unreasonably withheld or delayed) and to which a Rating Agency Confirmation has been obtained.

            Person shall mean any individual, sole proprietor ship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, Massachusetts business trust, trust, estate, unincorporated organization, government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

            Personal Property shall have the meaning stated in Section 48.1 hereof.

            Premises, with respect to each Property, shall mean the Land, Improvements and Equipment related to such Property and all accessions and additions thereto and increases therein which constitute a part of the Improvements and/or Equipment.

            Principal Installment Amount means for any Payment Date, commencing with the Payment Date in April 2000, occurring prior to the Scheduled Maturity Date, the scheduled principal amortization payment due under the Mortgage Notes with respect to such Payment Date as set forth on Exhibit I hereto (subject to adjustment as provided in Section 46(a)(ii) hereof). The principal amortization schedule will be recalculated after the prepayment of a portion of the Mortgage Notes pursuant to Section 46(a)(ii) hereof.

            Proceeds shall mean Insurance Proceeds and/or Taking Proceeds, as applicable.

            Properties shall have the meaning stated in the Preliminary Statement hereof, provided that, in the event of a release of one or more Properties pursuant to Section 44 of this Mortgage, from and after such date, "Properties" will not include any such released property or properties.

            Property Worth shall mean, with respect to each Mortgagor, the fair market value of the Property owned by such Mortgagor as of the Closing Date.

            Qualified Fire Protection Engineer shall mean (a) an engineer duly licensed in the state where the Property is located who shall either (x) have 10 years' experience evaluating fire and life safety systems and making estimates comparable to the estimates described in Exhibit E hereto or (y) be certified as a qualified fire protection engineer (or equivalent) by a professional, trade or other, similar association of recognized standing, (b) a reputable insurance broker having an in-house engineering and loss control group capable of making estimates comparable to the estimates described in Exhibit E hereto, or (c) an insurer meeting the criteria set forth in Exhibit E hereto or a qualified employee thereof, in each case selected by the Mortgagor (unless reasonably disapproved by the Mortgagee).

            Rating Agencies means each of Moody's and DCR and any successor thereto, and, if either such entity shall for any reason no longer perform the functions of a securities rating agency, "Rating Agency" shall be deemed to refer to any other nationally recognized rating agency selected by the Mortgagor (and not reasonably disapproved by the Mortgagee).

            Rating Agency Confirmation shall have the meaning stated in the Indenture.

            Reciprocal Operating Agreements shall mean the operating agreement, reciprocal easement agreement or ground lease, as applicable, setting out the respective rights and obligations between the Mortgagor and each anchor store or other owner at the Properties.

            Release Property shall have the meaning stated in Section 44(a)(ii) hereof.

            Renewal Lease shall have the meaning stated in Section 20(b) hereof.

            Replaced Property shall have the meaning stated in Section 44(e) hereof.

            Required Rating shall mean "AAA" (or its equivalent) by each of the Rating Agencies, except in connection with the issuance of a letter of credit in which case, AA (or its equivalent) by each of the Rating Agencies.

            Restoration shall mean, in case of damage to or destruction or Taking of any Premises or any part thereof, the restoration, replacement or rebuilding of such Premises as nearly as practicable (after taking into account the consequences of a Taking, if any) to at least its value, utility and character (in light of commercial materials and services then available) immediately prior to such damage, destruction or Taking, together with such Alterations as may be made at the Mortgagor's election in accordance with the applicable provisions of this Mortgage.

            Scheduled Maturity Date shall mean March 15, 2010. If the Scheduled Maturity Date shall occur on a date that is not a Business Day, the Scheduled Maturity Date shall be the next succeeding Business Day and no further interest or other payment shall be due to the Mortgagee as a result of such adjustment.

            Secured Obligations shall have the meaning stated in the Preliminary Statement hereof.

            Securities shall have the meaning stated in the Indenture.

            Servicer shall mean the Master Servicer and/or the Special Servicer, as applicable.

            Single Purpose Entity shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in any of the Properties, does not engage in any business unrelated to such Property or Properties and the financing thereof, does not have any assets other than those related to its interest in such Property or Properties or the financing thereof or any indebtedness other than as permitted by this Mortgage or the other Mortgage Security Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person. If the foregoing entity is a corporation, it must have at least one Independent Director. If the foregoing entity is a partnership or limited liability company, (i) its partnership agreement or operating agreement, as applicable, must provide that the partnership or limited liability company will dissolve upon the withdrawal or dissolution of the last remaining general partner or member, but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety (90) days, by majority vote elect to continue the partnership or limited liability company and, in the case of a limited partnership, appoint a new general partner, (ii) one general partner or managing member (as applicable) must at all times be a Single Purpose Entity formed solely for the purpose of acting as such general partner or managing member, as applicable, or, in the case of a limited liability company, such entity must have a special member or a member of its board of managers that would qualify as an Independent Director and (iii) the partnership agreement or operating agreement (as applicable) must provide that the dissolution and winding up or insolvency filing of such partnership or limited liability company requires the unanimous consent of all general partners or members, or all members of the board of managers respectively. The entity's organizational or governing documents shall include provisions substantially similar to those contained in Section 3.3 hereof and that otherwise limit its business to a single purpose as described above in the first sentence of this definition.

            Special Servicer shall mean the institution serving from time to time as special servicer for the benefit of the Holders of the Notes under and pursuant to the Indenture.

            Stop & Shop Guaranteed Lease shall mean a lease of space in a property that is entitled to the benefits of the Stop & Shop Guaranty.

            Stop & Shop Guaranty shall mean that certain Master Agreement and Guaranty, dated as of May 1, 1992, by and among certain of the Mortgagors (as assignees of Vornado, Inc. and the Subsidiaries named therein), Bradlees New Jersey, Inc. and each of the guarantors listed therein.

            Subordination of Management Agreement shall mean the Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, by Vornado Realty L.P. to the Mortgagee, together with any amendments thereto.

            Substitute Property shall have the meaning given in Section 44(e) hereof.

            Substitution Date shall have the meaning given in Section 44(e) hereof.

            Taking shall mean a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency, as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Land of any Property or any part thereof.

            Taking Proceeds shall mean amounts, awards or payments payable to the Mortgagor or the Mortgagee in respect of all or any part of the Properties in connection with the Taking thereof (after the deduction therefrom and payment to the Mortgagor and the Mortgagee, respectively, of any and all reasonable expenses incurred by the Mortgagor and the Mortgagee in the recovery thereof, including all attorneys' fees and expenses and the costs incurred in any litigation or arbitration with respect to such Taking).

            Tax Opinion shall mean an opinion of counsel experienced in sophisticated tax issues and acceptable to the Servicer that a particular transaction will not (i) be treated as an exchange of a Note for a new note or security pursuant to Section 1001 of the Code; (ii) adversely affect the status of any Note as debt for federal income tax purposes or
      (iii) result in the treatment of the Mortgagee or the Borrowers as a "taxable mortgage pool" within the meaning of the Code.

            Tenant shall mean any Person liable by contract or otherwise to pay rent or a percentage of gross income, revenue or profits pursuant to a Lease.

            Threshold Amount shall mean (i) an aggregate amount equal to 5% of the aggregate initial Allocated Amounts of all Properties which at the time are subject to the Lien of this Mortgage and (ii) $3,500,000 with respect to each Property provided Vornado's long-term unsecured debt is rated at least Investment Grade by Moody's (or if not rated by Moody's then by at least one NRSRO) or if not so rated, $2,000,000 with respect to each Property.

            Total Loss shall mean damage or destruction of any of the Properties by fire or other casualty (including earthquake) to the extent that the Mortgagor is not required, under the Leases or Reciprocal Operating Agreements, to apply the Proceeds to Restoration of such Property.

            Total Taking shall mean a permanent Taking of the whole of the Premises of any Property or so much of the Premises of such Property that it would be impracticable, even after Restoration, to operate such Property as an economically viable shopping center and either (i) for which the Mortgagor is not required, under the Leases or Reciprocal Operating Agreements, to apply the Proceeds to Restoration and continued operation of such Premises or (ii) to the extent that 25% or more of the gross usable area of any Property has been taken by eminent domain. For purposes of this definition, the term "gross usable area" shall mean gross leaseable area plus area which is then used for parking and/or vehicular circulation; provided, however, that any parking and/or circulatory space taken by eminent domain that can and will be replaced in all material respects with alternative space shall not be counted toward the calculation of the 25% threshold.

            Trustee shall mean the institution serving from time to time as Trustee for the benefit of the Holders under and pursuant to the Indenture, which shall initially be LaSalle Bank National Association, having an address at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603.

            U.S. Government Securities shall mean securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

            Vornado shall mean Vornado Realty Trust, a Maryland real estate investment trust, and its successors and assigns.

            Vornado Affiliate shall mean an entity under common control with, controlled by, or controlling any of VRLP or Vornado, and any successors by merger, consolidation or transfer of all or a substantial portion of the assets or businesses thereof.

            Vornado Finance shall mean Vornado Finance L.L.C., a Delaware limited liability company, and its successors and assigns.

            VRLP shall mean Vornado Realty L.P., a Delaware limited partnership, and its successors and assigns.

            3. PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES.

            3.1. Due Authorization, Validity and Issuance of the Mortgage Notes; Title to the Premises. The Mortgagor and each of the Borrowers, where applicable, covenants and agrees and represents and warrants as follows:

            (a) The Mortgage Notes, this Mortgage and the other Mortgage Security Documents have been duly authorized, executed and delivered and are legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, rehabilitation and other laws relating to or affecting creditors' rights generally and to general equity principles.

            (b) The Borrowers are duly authorized to execute and deliver the Mortgage Notes, this Mortgage, and the other Mortgage Security Documents, and thereby to grant, convey, transfer and assign the Properties to the Mortgagee in accordance with this Mortgage, and all corporate, partnership, limited liability company and governmental action, consents, authorizations and approvals necessary therefor have been duly and effectively taken or obtained.

            (c) As of the date hereof, the Mortgagor has good and marketable fee simple title or leasehold title to the Premises, and good and marketable title to the Personal Property (other than the Personal Property which is leased to the Mortgagor by third parties, as to which the Mortgagor holds a valid, enforceable and unencumbered leasehold interest), subject to no liens, charges or encumbrances other than the Permitted Exceptions (excluding, however, Permitted Exceptions of the type set forth in clause (c), of Exhibit B hereto for purposes of this representation) and, as to those Permitted Exceptions affecting the Properties as of the date hereof, the Mortgagor represents and warrants that the same will not materially and adversely affect the current use, operation or value of the Mortgaged Properties or the Security intended to be provided herein, or the ability of the Borrowers to timely pay principal and interest on the Mortgage Notes. Upon the execution by the Mortgagor of this Mortgage, the Mortgagee shall have a valid first lien on the Premises and a valid first priority security interest in the Personal Property (other than that excluded above) in trust for the benefit of the Mortgagee subject to no liens, charges or encumbrances other than the Permitted Exceptions. The Mortgagor represents that there is no condemnation, appropriation or recapture proceeding pending or, to its knowledge, threatened with respect to any of the Properties and there are no unrecorded options to purchase all or any part of any of the Properties. No title insurance company issuing a policy covering all or any part of any of the Properties shall be considered a beneficiary of, or entitled to rely on, the representations and warranties contained herein.

            (d) The Mortgagor has made and shall continue to make all required contributions to all Employee Benefit Plans. The Mortgagor has no knowledge of any material liability which has been incurred by the Mortgagor which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

            (e) At the time of execution of this Mortgage, there is no litigation to which the Mortgagor is a party pending, or to its knowledge threatened, which if determined adversely to the Mortgagor, would have a material adverse effect on the financial position of the Mortgagor or would not be covered by insurance. At the time of execution of this Mortgage, there are no known material contingent liabilities of the Mortgagor.

            (f) At the time of execution of this Mortgage, the Mortgagor has no material financial obligations under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party or otherwise bound other than obligations incurred in the ordinary course of the operation of the Properties.

            3.2. Maintenance of Validity and Recording; Expansion.

            (a) The Mortgagor covenants that it will forth with after the execution and delivery of this Mortgage and thereafter as necessary from time to time cause this Mortgage and the other Mortgage Security Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be granted, conveyed, transferred and assigned by this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of the Mortgagee therein. The Mortgagor covenants that it has paid or will pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other charges arising out of or in connection with the execution and delivery of such instruments.

            (b) The Mortgagor covenants that at all times it will itself, or will use its best efforts to cause third parties to, preserve, warrant and defend the Mortgagee's title and right in and to the Properties, subject to Permitted Exceptions, against the claims of all Persons and will maintain and preserve such title and right so long as any of the Mortgage Notes are outstanding.

            (c) Notwithstanding any provision to the contrary contained herein, the Mortgagee hereby (i) consents to the modification of existing easements, rights of way, restrictive covenants or similar agreements included in the Permitted Exceptions and to the creation by the Mortgagor of additional easements, rights of way, restrictive covenants or similar agreements affecting title to the Premises of any of the Properties, including in connection with an Alteration, and (ii) agrees that this Mortgage shall be subordinate to such modifications, additional easements, rights of way, restrictive covenants or similar agreements, in either case upon receipt by the Mortgagee of an Officer's Certificate confirming that such action (A) will either benefit the Property or will not affect the utility, operation or value of such Property in any material adverse respect and (B) will not to the best knowledge of the certifying officer, cause such Property to be in violation of any Legal Requirements, Leases or Insurance Requirements or result in the loss of any certificate of occupancy provided, however, upon the occurrence and during the continuance of a Triggering Event, the downgrade by Moody's of the rating assigned to any Class of the Notes to a rating that is less than Investment Grade or the Mortgagor's failure to comply with the reporting requirements set forth in Section 18 hereof, any modification or creation of such easements, rights-of-way and similar agreements shall be subject to the reasonable approval of the Mortgagee.

            (d) The Mortgagor covenants and agrees to punctually perform all obligations and agreements to be performed by it as lessor under any Lease or as a party to or a beneficiary of any of the Permitted Exceptions, and to take such action as shall be reasonable and diligent to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder. The Mortgagor shall maintain the validity, perfection, priority and effectiveness of this Mortgage and the other Mortgage Security Documents. The Mortgagor will not take any action, will not permit action to be taken by others and will not omit to take any action, nor will the Mortgagor give any notice, approval or consent or exercise, waive or modify any rights under or in respect of the Permitted Exceptions, which action, omission, notice, approval, consent or exercise, waiver or modification of rights would release the Mortgagor from, or reduce any of the Mortgagor's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of, any of the Mortgage Security Documents, or would impair the validity of any of the Permitted Exceptions, this Mortgage or any of the other Mortgage Security Documents, or would affect any of the Properties in any material adverse respect, without the Mortgagee's consent, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

            (e) The Mortgagor represents that it has no actual knowledge of any material respect in which it or any of the Properties is, on the date hereof, in violation of any Legal Requirement or any Insurance Requirement or of any agreement binding upon the Mortgagor or such Property.

            (f) In order to permit the Mortgagor to expand any Improvements on a Property through the addition of one or more anchor stores and/or the addition of one or more mall or peripheral stores from time to time (those portions of the Land on which such expansion shall be undertaken being collectively referred to as the "Expansion Space"), the Mortgagee agrees, so long as no Event of Default shall have occurred and be continuing at the time such addition is commenced, as follows:

                  (i) In the event the Mortgagor desires to sell, ground lease or sublease the Expansion Space, the Mortgagee shall consent to such sale or ground lease and to the release of the Expansion Space from the lien of this Mortgage, and/or to such other actions taken as may be reasonably requested by the Mortgagor, provided that (I) the Architect shall have certified to the Mortgagee that in such Architect's opinion (w) such transactions comply in all material respects with all applicable zoning ordinances, (x) such transactions and the particular plans developed for the Expansion Space shall not adversely affect the utility or operation of the Premises in any material adverse respect, (y) any connection to, or contemplated shared use of, the common area in order to provide utilities services and access to the Expansion Space shall not adversely affect the availability or provision of utility services to the Premises in any material adverse respect and (z) any such transaction shall not materially reduce the rentable square footage of the Improvements, (II) such anchor store, mall store or peripheral store shall join or be subject to the agreements binding upon the Property on terms which shall not have a material adverse effect on the value or operation of the Property as a whole, (III) the Mortgagor delivers an Officers' Certificate stating that such transactions and the particular plans developed for the Expansion Space do not violate any existing Lease or the parties to such Lease have consented thereto,
      (IV) the Mortgagor obtains an agreement from the third-party developer conducting such expansion which provides that in the event the third-party developer does not complete construction of the improvements on the expansion parcel, the Mortgagor will have the right, at either the Mortgagor's or the developer's expense as the Mortgagor shall elect, to enter the expansion parcel and either complete the improvements or demolish the uncompleted improvements with no liability to the third-party developer, (V) if the construction of such Expansion Space would cause the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) to be less than the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) as of the Closing Date, then Mortgagor shall deposit with the Trustee Eligible Collateral in the amount of the cost of the Expansion Space or cause all Gross Revenue, after payment of Debt Service on the Mortgage Notes and all other indebtedness permitted hereunder to be deposited with Mortgagee promptly after receipt thereof by Mortgagor, to be held by Mortgagee in a segregated, interest-bearing escrow account invested at Mortgagor's instructions in Eligible Collateral and to be held in such account until an amount equal to the cost of the Expansion Space is so deposited in such account, (VI) a Rating Agency Confirmation shall have been provided to Mortgagee and (VII) if Mortgagor is required to prepay the Mortgage Notes as provided below, Vornado Finance shall simultaneously with such prepayment defease, or if permitted by the terms of the Indenture, redeem an equal principal amount of the Notes (pursuant to the terms of the Indenture). Mortgagor's obligations under clause (V) hereof to so deposit such Gross Revenue shall terminate, and Mortgagee shall disburse any amounts so held by Mortgagee, at such time as the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property), for the preceding twelve month period shall be equal to or greater than the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) as of the Closing Date. Any cash proceeds from a sale of Expansion Space on a Property that are not used to make capital improvements on such Property shall be applied in any manner in which the Mortgagor deems appropriate; provided, however, that at least 72% of such proceeds shall be applied to make a prepayment on the Mortgage Notes pursuant to Section 44(a)(ii) of this Mortgage. The Allocated Amount of the applicable Property shall be reduced in the amount of such prepayment. Any prepayment made pursuant to this Section 3.2(f) shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

                  (ii) In the event that the Mortgagor desires to undertake the development of the Expansion Space itself, the Mortgagee shall consent to release of the Expansion Space from the lien of this Mortgage, and/or to such other actions by the Mortgagor or to the Mortgagee taking such other actions as may be reasonably requested by the Mortgagor provided that (I) the Architect shall have certified to the Mortgagee that in such Architect's opinion (w) such transactions comply in all material respects with all applicable zoning ordinances, (x) such transactions and the particular plans developed for the Expansion Space shall not adversely affect the utility or operation of the Premises (excluding the Expansion Space) in any material adverse respect, (y) any connection to, or shared use contemplated of, the common area in order to provide utility services and access to the Expansion Space shall not adversely affect the availability or provision of utility services to the Premises in any material adverse respect and (z) any such transaction shall not materially reduce the rentable square footage of the Improvements, (II) such anchor store, mall store or peripheral store shall join or be subject to the agreements binding upon the Property on terms which shall not have a material adverse effect on the value or operation of the Property as a whole,(III) the Mortgagor delivers an Officers' Certificate stating that such transactions and the particular plans developed for the Expansion Space do not violate any existing Lease or the parties to such Lease have consented thereto, (IV) if the construction of such Expansion Space would cause the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) to be less than Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) as of the Closing Date, then Mortgagor shall cause all Gross Revenue, after payment of Debt Service on the Mortgage Notes and all other indebtedness permitted hereunder to be deposited with Mortgagee promptly after receipt thereof by Mortgagor, to be held by Mortgagee in a segregated, interest-bearing escrow account invested at Mortgagor's instructions in Eligible Collateral and to be held in such account until an amount equal to the cost of the Expansion Space is so deposited in such account and (V) a Rating Agency Confirmation shall have been provided to Mortgagee. Mortgagor's obligations under clause (IV) hereof to so deposit such Gross Revenue shall terminate, and Mortgagee shall disburse any amounts so held by Mortgagee, at such time as the Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) shall be equal to or greater than Debt Service Coverage Ratio with respect to such affected Property (calculated using the Net Cash Flow and Debt Service allocable to and the Allocated Amount for such Property) as of the Closing Date.

                  (iii) In the event that the Mortgagor desires to pursue the development of the Expansion Space without the Expansion Space being subject to the lien hereof in some manner other than as described in (i) or (ii) above but satisfying the conditions set forth in (i) and (ii) above for protecting the utility and operation of the affected part of the Property and the provisions of Section 19.3 hereof, the Mortgagee shall cooperate with the Mortgagor and shall not unreasonably (but may, in its discretion), withhold or delay its consent to any other approach to the Expansion Space consistent with maintaining the utility and satisfactory operation of the Premises in all material respects.

                  (iv) In connection with the development of the Expansion Space pursued in any manner, the Mortgagee hereby (i) consents to the modification of existing easements, rights of way, restrictive covenants or similar agreements included in the Permitted Exceptions and to the creation by the Mortgagor of additional easements, rights of way, restrictive covenants or similar agreements affecting title to the Premises and (ii) agrees that this Mortgage shall be subordinate to such modifications, additional easements, rights of way, restrictive covenants or similar agreements, provided in either case that the Mortgagee receives, within five (5) days prior to the execution by the Mortgagor of such modification, additional easement, right of way, restrictive covenant or similar agreement, an Officers' Certificate confirming that such action
      (A) shall not adversely affect the utility or operation of the Premises in any material adverse respect and (B) shall not cause the Premises to be in violation of any Legal Requirement or result in the loss of any certificate of occupancy, provided, however, upon the occurrence and during the continuance of a Triggering Event, the downgrade by Moody's of the rating assigned to any Class of the Notes to a rating that is less than Investment Grade or the Mortgagor's failure to comply with the reporting requirements set forth in Section 18 hereof, any modification or creation of such easements, rights of way and similar agreements shall be subject to the reasonable approval of the Mortgagee.

The Mortgagee's consent and agreement set forth above is contingent upon the Mortgagor's full compliance with and satisfaction of all Legal Requirements in connection with the development of the Expansion Space and an agreement to provide to the Mortgagee an updated survey and engineering report of the Premises upon completion, as appropriate for the action taken.

            (g) The Mortgagor covenants that it will deliver to the Mortgagee a mortgagee's title insurance policy for each Property in an amount not less than the original Allocated Amount applicable to such Property and in form and substance and with such endorsements as shall have been previously agreed between the Mortgagor and the Initial Purchaser (as defined in the Indenture), which title insurance policy shall be dated the Closing Date and redated the date of recording of this Mortgage and shall insure that this Mortgage is a valid first priority grant of, and lien on, the Premises, subject only to the Permitted Exceptions. The issuer of such title insurance shall be one or more nationally recognized title insurance companies and there shall be reinsurance and direct access agreements to the extent previously agreed upon between the Mortgagor and the Initial Purchaser.

            (h) (i) to the extent a Borrower or a Guarantor is a limited liability company it will be, and its managing member will be, a Single Purpose Entity that complies with the requirements of Section 3.3, as and to the extent applicable and (ii) to the extent a Borrower or a Guarantor is a general or limited partnership, each of its general partners will be a Single Purpose Entity that complies with the requirements of Section 3.3, as and to the extent applicable.

            3.3. Negative Covenants. The Mortgagor covenants that:

            (a) it will not engage, directly or indirectly, in any business other than that arising out of entering into this Mortgage and the other Mortgage Security Documents to which the Mortgagor is a party and ownership, operation, management, leasing, development and financing of the Properties and any and all activities necessary, convenient or incidental to the foregoing;

            (b) it will not own any assets other than the Property owned by such Mortgagor and such other personal property as is necessary or incidental to ownership of such Property;

            (c) except as required by law, it will not, unless done in a manner that does not violate the requirements of any of the Mortgage Security Documents, engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of all or any portion of its assets, or amend its organizational documents in any manner adverse to its ability to satisfy the requirements of any of the Mortgage Security Documents;

            (d) it will at all times be a Single-Purpose Entity;

            (e) it will (i) maintain its bank accounts separate from any other person or entity, other than Vornado Finance, the other entities comprising Mortgagor, and any member or partner of any entity comprising Mortgagor (collectively, the "Finance Entities"), (ii) maintain its books and records separate from any other Person and (iii) otherwise ensure that its records and books reflect the separate existence of itself and its assets;

            (f) it will separately identify and segregate its funds and assets from those of any other entity and shall not commingle its funds or assets with those of any other person or entity, other than the Finance Entities;

            (g) it will hold its assets in its own name;

            (h) it will engage in transactions and conduct all business activities in its own name and present itself to the public as a company separate from any other person or entity, including the Finance Entities;

            (i) it will maintain its financial statements, accounting records, and other entity documents separate from those of any other person or entity except that the Mortgagor may be included in the consolidated financial statements of another Person where required by generally accepted accounting principles;

            (j) it will pay its own liabilities out of its funds and assets as the same shall become due to the extent sufficient funds are available to it and shall not pay its debts and liabilities from the funds or assets of any other Person or entity;

            (k) it will not engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any person or entity;

            (l) it will maintain an arm's-length relationship with, and shall not be or become operationally dependent on, any Affiliate;

            (m) it will have no indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including any guarantee obligations) other than indebtedness contemplated by or permitted under the Mortgage Security Documents;

            (n) it will not assume or guaranty or become obligated for the debts of any other person or entity, and shall not hold out its credit as being available to satisfy the obligations of any other person or entity, except for the indebtedness contemplated by or permitted under the Mortgage Security Documents;

            (o) it will not acquire obligations or securities of its members or partners, as the case may be;

            (p) it will fairly and reasonably allocate any shared expenses including, without limitation, rent for shared office space and shall use stationery, invoices and checks separate from those of any entity, other than the Finance Entities;

            (q) except as contemplated by or permitted under the Mortgage Security Documents, it will not pledge its assets for the benefit of any other person or entity, other than the Finance Entities;

            (r) it will hold itself out and identify itself as a separate and distinct entity under its own name, and not as a division or part of any other person or entity;

            (s) it will not make loans or advances to any person or entity;

            (t) it will not identify its members or partners, as the case may be, any subsidiary, Vornado Finance, VRLP or any Affiliate of the foregoing as a division or part of itself;

            (u) it will not enter into, or be a party to, any transaction with its members or partners, as the case may be, or any of its Affiliates except (i) in the ordinary course of its business and (ii) on terms which are intrinsically fair and are no less favorable to it than those terms which would be obtained in a comparable arm's-length transaction with an unrelated third party;

            (v) it will correct any known misunderstanding regarding its separate existence and identity;

            (w) without the prior written consent of its sole member, managing member or general partner, as the case may be, it will not, and neither its sole member, managing member or general partner, as applicable, nor any other person or entity on its behalf if will, (i) file, or consent to the filing of, a bankruptcy, insolvency or reorganization petition or otherwise institute bankruptcy or insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the institution of bankruptcy or insolvency proceedings against it or the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for itself or all or any portion of its assets, (iii) make or consent to any assignment for the benefit of its creditors or (iv) admit in writing its inability to pay its debts generally as they become due or (v) take any action in furtherance of any of the preceding actions;

            (x) it will maintain a sufficient number of employees in light of its contemplated business operations and compensate its employees (if any) from its own funds for services provided to it;

            (y) it intends to maintain adequate capitalization in light of its contemplated business and operations and it shall and shall not permit VRLP, Vornado or any of its members or partners, as the case may be, to take any action that would cause it not to maintain adequate capitalization in light of its contemplated business and operations;

            (z) it will take all appropriate action necessary to maintain its existence as a limited liability company or limited partnership, as the case may be, in good standing under the laws of the state of its jurisdiction.

            (aa) it will strictly observe all organizational and procedural matters and formalities required by its organizational documents, and by applicable law, as the case may be, and shall keep accurate and proper books and records of account;

            (bb) it will at all times ensure that its funds will be clearly traceable at each step in any financial transaction and maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity (except that its funds may be commingled with the funds of the other Finance Entities);

            (cc) it will not permit itself to be dependent upon any subsidiary or Affiliate or any other entities to operate its business, other than its members or partners, as the case may be;

            (dd) it will not transfer any of the Properties or any portion thereof (except as permitted in accordance with Section 3.2(f) or 19);

            (ee) it will not engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC.

      The Mortgagor represents and warrants that on the Closing Date it does not have any indebtedness or obligations which would cause it to be in violation of the foregoing covenants.

            3.4. Existence and Rights. Mortgagor covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and will maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes; that it will not modify its Agreement of Limited Partnership, Limited Liability Company Agreement or other constituent documents in any manner that would have a material adverse effect on the interests of the Mortgagee hereunder; will maintain books and records and bank accounts separate from those of its Affiliates (other than Vornado Finance) that are not Mortgagors hereunder and will maintain a separate business office (which may be a management office at the Premises) from such Affiliates (other than Vornado Finance); that it will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (other than Vornado Finance) that are not Mortgagors hereunder (including in its leasing activities, in entering into any contract, in preparing its financial statements) and will cause such Affiliates (other than Vornado Finance) to conduct business with it on an arm's-length basis (or, as to property management and leasing, on a basis comparable to the property management and leasing arrangements of properties similar to the Properties which are owned by Affiliates of the Mortgagor and managed by the Manager or a similar property manager); that it will pay all expenses of the Properties from its own assets; that it will file its own tax returns or, if part of a consolidated group, will join in the consolidated tax return of such group as a separate member thereof; and will cause its management to meet regularly to carry on its business.

            3.5. Payment of Taxes and Other Claims. Subject to the provisions of
Article 12 hereof, the Mortgagor represents that there is no default in the payment of, and covenants that it will pay or discharge or cause to be paid or discharged before any fine, penalty, interest or cost may be imposed for nonpayment thereof, all taxes, assessments and governmental charges levied or imposed upon it or upon the Properties.

            3.6. Payment of the Mortgage Notes, All Other Amounts, the Trustee's Fees and the Servicer's Fees. Subject to the provisions of Article 38 hereof, the Mortgagor, jointly and severally, will cause to be duly paid the principal of, interest and Make-Whole Obligation, if any, on the Mortgage Notes and all other amounts due under the Mortgage Notes at the places, at the respective times and in the manner provided in the Mortgage Notes. The Mortgagor also will cause to be duly paid (i) all other charges, fees or other amounts which become due under this Mortgage, or the other Mortgage Security Documents (or, subject to the terms of Section 12, otherwise in the conduct of the Mortgagor's business), (ii) all charges, fees or other amounts (other than the principal, interest or Make-Whole Obligations, if any, in respect of the Notes) which become due and payable by Vornado Finance under the Indenture or the other Security Documents, (iii) the fees and proper disbursements of the Trustee under the Indenture and expenses of the Trustee in complying with the terms of the Indenture, (iv) the fees and proper disbursements of the Servicer under the Indenture and expenses of the Servicer in complying with the terms of the Indenture (excluding P&I Advances and interest thereon at the Advance Interest Rate but including any Property Protection Advances and interest thereon at the Advance Interest Rate); provided, however, this exception shall not release any Mortgagor from its obligation to pay any installment of principal or interest, including interest accruing at the Default Rate, due hereunder or under the Mortgage Notes and (v) the fees charged by the Rating Agencies in connection with their ratings surveillance of the Securities. The Mortgagor also will pay all costs and expenses of Vornado Finance incurred in connection with issuing the Securities. Each of the Master Servicer and the Special Servicer is permitted to utilize agents and attorneys as provided in the Indenture and is consistent with the Servicing Standards in performing certain of their obligations under the Indenture and the other Security Documents, each of which will be an expense as set forth in the Indenture. In addition, Mortgagor agrees that the Servicer shall be entitled to receive from the related Mortgagor(s) as additional servicing compensation an assumption fee in the amount of $5,000 in connection with the administration of each transfer and assumption pursuant to Sections 19.1 or 19.2 hereof.

            3.7. Covenants Regarding the Stop & Shop Guaranty. (a) Mortgagor covenants that it will not reallocate all or any portion of the Rental Increase (as defined in the Stop & Shop Guaranty) to any property not subject to the lien of this Mortgage except in accordance with clause (e) of this Section 3.7;

            (b) Mortgagor covenants, notwithstanding the release provisions contained in Section 3.2 or Section 44 hereof, to at all times while any amounts are outstanding under the Mortgage Notes, keep at least one Bradlees Property with a Stop & Shop Guaranteed Lease having a remaining term (without exercising renewal options) that extends beyond the Scheduled Maturity Date subject to the lien of this Mortgage unless all Bradlees Properties that are subject to the lien of this Mortgage (or such remaining Bradlees Properties) have been or are being released in accordance with clause (e) of this Section 3.7;

            (c) Mortgagor covenants that if a Stop & Shop Guaranteed Lease for a Bradlees Property that is subject to the lien of this Mortgage that has been allocated all or a portion of the Rental Increase expires pursuant to its terms prior to the Scheduled Maturity Date, Mortgagor shall reallocate all or such portion, as the case may be, of such Rental Increase to another Bradlees Property that has an unexpired Stop & Shop Guaranteed Lease and that is subject to the lien of the Mortgage. Mortgagor shall have the right at any time to reallocate all or a portion of the Rental Increase among the Stop & Shop Guaranteed Leases for

Bradlees Properties that are subject to the lien of this Mortgage.

            (d) Notwithstanding any other provision of this Mortgage to the contrary (except Section 3.7(e) below), any reallocation of all or a portion of the Rental Increase shall result in an adjustment of the Allocated Amount of the affected Bradlees Properties as follows: (i) the Allocated Amount of the Bradlees Property to which all or a portion of the Rental Increase is being allocated shall be increased by $7.38 for every $1 of additional Rental Increase allocated to the Stop & Shop Guaranteed Lease at such Bradlees Property; (ii) the Allocated Amount of the Bradlees Property at which all or a portion of the Rental Increase is being allocated from shall be decreased in an amount which will allow Mortgagor to obtain a Rating Agency Confirmation; and (iii) if no Rating Agency Confirmation is obtained, there shall be no decrease in the Allocated Amount of the Bradlees Property at which all or a portion of the Rental Increase is being allocated from.

            (e) If (i) the Mortgagor obtains a Release of a Bradlees Property which contains a Stop & Shop Guaranteed Lease which has all or a portion of the Rental Increase allocated to it, (ii) the Rental Increase with respect to such Bradlees Property is not (in connection with such Release) being reallocated pursuant to (c) above, and (iii) Mortgagor has paid the amount required pursuant to this Mortgage in order to obtain such Release of such Bradlees Property, the portion of Rental Increase allocated to the Stop & Shop Guaranteed Lease at such Bradlees Property being Released may be reallocated, in accordance with the terms of the Stop & Shop Guaranty, to a Stop & Shop Guaranteed Lease at any Bradlees Property whether or not such Bradlees Property is subject to the lien of this Mortgage (and if such Bradlees Property is subject to the lien of this Mortgage there shall be no adjustment in the Allocated Amount with respect to such Bradlees Property as a result of such reallocation or any further reallocation of such portion of the Rental Increase).

            (f) Mortgagor covenants that it will not transfer its right under the Stop & Shop Guaranty to reallocate all or any portion of the Rental Increase among the Stop & Shop Guaranteed Leases unless all Bradlees Properties that are subject to the lien of this Mortgage (or such remaining Bradlees Properties) have been (or are being at the time of such transfer) released in accordance with clause (e) of this Section 3.7.

            3.8 The Ground Leases. (a) Mortgagor covenants that it shall (i) pay or cause to be paid all rents, additional rents and other sums required to be paid by Mortgagor, as tenant, under and pursuant to the provisions of the Ground Leases on or before the date on which such rent or other charge is due, (ii) use all reasonable efforts to perform and observe, or cause to be performed and observed, all of the material terms, covenants and conditions of the Ground Leases, to be performed and observed by Mortgagor as tenant thereunder, prior to the expiration of any applicable grace period therein provided, (iii) promptly notify Mortgagee of the receipt of any notice by Mortgagor from any ground lessor or lessor under the Ground Leases of any default by Mortgagor, as tenant thereunder, and promptly deliver to Mortgagor a true copy of each such notice.

            (b) Mortgagor covenants that it shall not, without Mortgagee's prior written consent, (i) surrender any of the leasehold estates created by the Ground Leases or terminate or cancel any of the Ground Leases, (ii) modify, change, supplement, alter or amend any of the Ground Leases, in any respect, either orally or in writing, in any manner that materially impairs the collateral value of any of the leaseholds created by the Ground Leases or in any manner that would be materially adverse to Mortgagee. Mortgagor hereby assigns to Mortgagee, as further security for the payment and performance of the Secured Obligations and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of Mortgagor, as tenant under the Ground Leases and to the extent permitted thereunder, following the occurrence of an Event of Default thereunder, to surrender the leasehold estates created by the Ground Leases or to terminate, cancel, modify, change, supplement, alter or amend the Ground Leases, and, to the extent permitted under the Ground Leases, any such surrender of the leasehold estates created by the Ground Leases or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Leases not permitted pursuant to the foregoing terms of this Section 3.7(b) shall be void and of no force and effect.

            (c) Mortgagor hereby represents and warrants that:

            (i) the Ground Leases permit the interest of each of the lessees thereunder to be encumbered by this Mortgage and do not restrict the use of the related Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by this Mortgage;

            (ii) the Ground Leases are not subject to any liens or encumbrances superior to, or of equal priority with, this Mortgage (other than the related ground lessor's fee interest); there is no mortgage or Lien encumbering the related ground lessor's fee interest (other than this Mortgage or, if any such mortgage or Lien exists, it is subordinate to the Lien held by Mortgagee under this Mortgage), and the Ground Leases shall remain prior to any mortgage or other Lien upon the related fee interests that may hereafter be granted; and

            (iii) on the date hereof, the Ground Leases are in full force and effect and no default has occurred under the Ground Leases nor, to the best of Mortgagor's knowledge, is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Leases.

            4. MAINTENANCE AND REPAIRS, SHORING. The Mortgagor will keep, or cause to be kept, the Premises and the parking areas, sidewalks, curbs and streets and ways located on the Land and all other means of access to the Premises in good and clean order and condition such that the utility and operation of the Premises will not be affected in any material adverse respect, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions set forth in this Mortgage with respect to damage or destruction caused by fire or other casualty or by a Taking, the Mortgagor will promptly make or cause to be made all necessary or appropriate repairs, replacements and renewals thereof (which if not made would affect the utility or operation of the Premises in any material adverse respect), whether interior or exterior, structural or nonstructural, ordinary or extraordinary. All repairs and replacements shall consist of materials which are compatible with the existing Improvements and installed in a good and workmanlike manner. The Mortgagor will do or will use reasonable efforts to cause others to do (where such is the responsibility of a third party), both to the extent permitted by applicable law, all shoring of foundations and walls (i) of any Improvements or (ii) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Land or any adjoining property, whether or not the Mortgagor or any other Person shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Subject (to the extent applicable) to the provisions of Article 12 relating to permitted contests, the Mortgagor will not do or permit any act or thing which might affect the utility or operation of the Properties or any part thereof in any material adverse respect, or commit or permit any waste of the Properties or any part thereof.

            5. UTILITY SERVICES. Subject to the provisions of Article 12 hereof, the Mortgagor will pay or cause to be paid when due all charges for all public or private utility services, all public or private highway services, all public or private communication services and all sprinkler systems and protective services at any time rendered to or in connection with the Properties or any part thereof and which are incurred by or on behalf of the Mortgagor.

            6. NO CLAIMS AGAINST MORTGAGEE. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interest of the Mortgagee under this Mortgage.

            7. INDEMNIFICATION BY THE MORTGAGOR. Subject to the provisions of
Article 38 hereof and Section 6.1 of the Indenture, the Mortgagor will protect, indemnify and save harmless the Mortgagee (which shall include the Trustee upon execution and delivery of the Assignment) the Master Servicer, the Special Servicer and the Holders (collectively, the "Indemnified Parties") from and against: all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reason able attorneys' fees and expenses) imposed upon or incurred by or asserted against the Indemnified Parties or any of the Properties (without, as to both, the wilful misconduct or gross negligence of any of them) by reason of the occurrence or existence of any of the following (to the extent the insurance proceeds payable on account of the following and received by the Mortgagee shall be inadequate) prior to the payment in full of the Mortgage Notes and the satisfaction of all conditions for the satisfaction and release or defeasance of this
Mortgage: (a) ownership or possession of the Mortgagor's interest in the Properties, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of any Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, non-use or condition of the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, streets or ways, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the Mortgagee, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage, any Lease or any other Mortgage Security Document to which it is a party, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (f) any negligence or tortious act or omission on the part of the Mortgagor or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (g) any contest referred to in
Article 12, (h) the presence at or under the Premises or the migration from or release upon the Premises of any pollutant or hazardous or toxic substance, waste or material or oil or petroleum product, in violation of any Legal Requirement, or (i) breach of the covenants contained in Section 3.1. The Indemnified Party shall give notice to the Mortgagor of any claims, liabilities, obligations, damages, penalties, costs or causes of action for which the Indemnified Party believes it is entitled to indemnification hereunder promptly upon its discovery of the action or event giving rise to such claim, but the failure of such Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right except to the extent, if any, that the Mortgagor is prejudiced by the failure of the Indemnified Party to promptly give such notice. Any amounts payable under this Section to the Indemnified Parties which are not paid within ten Business Days after written demand therefor by the Indemnified Parties, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand until paid at the Default Rate, and shall be secured by this Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, the Mortgagor, upon the request of the Indemnified Parties, will (or at the option of the Mortgagor, the Mortgagor may) at the Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel selected by the Mortgagor (unless reasonably disapproved by the Indemnified Parties). So long as the Mortgagor is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, none of the Indemnified Parties shall be entitled to settle such action, suit or proceeding or claim the benefit of this Article 7 with respect to such action, suit or proceeding (including the right to reimbursement of such Indemnified Parties' counsel fees and expenses) and the Indemnified Parties agree that they will not settle any such action, suit or proceeding without the consent of the Mortgagor; provided that if the Mortgagor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, the Mortgagee or any Holder may settle such action, suit or proceeding subject only to the consent of the Mortgagor, which consent shall not be unreasonably withheld or delayed, and claim the benefit of this Article 7 with respect to settlement of such action, suit or proceeding.

            8. INSPECTION. The Mortgagee and its authorized representatives may at all reasonable times and upon reason able notice and accompanied by an agent of the Mortgagor enter and examine each of the Properties, subject to the rights of tenants, and will use reasonable efforts not to interfere with operation of the Properties. The Mortgagee shall not inspect the Premises on other than a Business Day except in the case of an emergency. The Mortgagee shall not have any duty to make any such inspection and shall not have any liability or obligation for making or not making any such inspection.

            9. PAYMENT OF IMPOSITIONS, ETC. Subject to the provisions of Article 12 relating to permitted contests, the Mortgagor will pay, or cause to be paid, before any fine, penalty, interest or cost may be added for such nonpayment, all real estate taxes, assessments, fees, taxes on rents or rentals, and other governmental charges that may be levied or assessed against the Properties or the Mortgagor with respect to the Properties or rents therefrom or which become liens upon the Properties (collectively, "Impositions"). The Mortgagor shall not be required to pay any income, excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy, estate succession or other similar tax or charge that may be payable by or chargeable to the Mortgagee, any interest, fines, costs, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Impositions that the Mortgagor is required to pay pursuant to this Article 9 as set forth in Article 45 hereof.

            10. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS.
(a) Subject to the provisions of Article 12 relating to permitted contests, the Mortgagor will promptly, subject to Excusable Delays, (i) comply, or cause compliance, with all Legal Requirements and Insurance Requirements before the expiration of any applicable extension or grace period, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Properties or any part thereof, (ii) procure, maintain and comply with, all permits, licenses and other authorizations required by Legal Requirements to be complied with for any use then being made of the Premises or any part thereof, and for the proper operation and maintenance of the Improvements and the Equipment or any part thereof, and (iii) comply with applicable duties or obligations under any instruments of record at the time in force binding upon, and enforceable against, the Mortgagor or the Properties or any part thereof; provided that it shall not be a Default hereunder if it shall be the obligation of a Tenant to comply with any Legal Requirement, procure, maintain or comply with any such permit, license or other authorization or comply with such duties or obligations so long as the Mortgagor promptly after receiving actual notice of any noncompliance commences and diligently pursues its rights against such Tenant and uses its diligent efforts to cause such Tenant to comply with such Legal Requirement or maintain or comply with such permit, license or other authorization or comply with such duties or obligations within a reasonable time and the failure to comply with the requirement in question does not subject the Mortgagee to any of the risks described in clause (b) or (c) of Article 12 hereof and does not impair the validity of any insurance required to be maintained by the Mortgagor under Article 13 hereof or the right to full payment of any claims thereunder. The Mortgagor shall pay all fines, penalties, interest and costs imposed as a result of any failure of the Mortgagor to perform its obligations under this Article 10.

            (b) The Mortgagor covenants and agrees (i) to perform punctually all material obligations and agreements to be performed by it as lessor under any Lease or under any Permitted Exception or any management agreement, such that there will be no material and adverse impairment of the value of any of the Properties or the Mortgagee's interest under this Mortgage, and (ii) to do all things necessary or appropriate in the ordinary course of its business, to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder. The Mortgagor will maintain the validity, perfection, priority and effectiveness of this Mortgage and the other Mortgage Security Documents, and will not take any action, will not permit action to be taken by others and will not omit to take any action, nor, except as permitted by Section 3.2(f) or Section 20 hereof, will the Mortgagor give any notice, approval or consent or exercise any rights under or in respect of any Lease or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any Tenant or other party from, or reduce any Tenant's or any other party's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease, any of such other instruments, this Mortgage or any of the other Mortgage Security Documents (other than as expressly permitted by Section 3.2(f) or Section 20 hereof), if any of the foregoing would affect any of the Properties in any material adverse respect, without the prior written consent of the Mortgagee, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

            (c) The Mortgagor represents that it has not received any written notice of any violation which remains uncured, and that it has no actual knowledge, of any material respect in which it or the Premises is, on the date hereof, in violation of any Legal Requirement (including violations with respect to the presence, use, storage or handling of any Hazardous Substances released upon or migrating from any of the Properties) or Insurance Requirement or of any agreement binding upon the Mortgagor or any of the Properties that has not been disclosed to the Rating Agencies and the Mortgagee.

            11. LIENS. Subject to the provisions of Article 12 relating to permitted contests and Section 19.3 relating to permitted indebtedness, the Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge or promptly cause to be bonded or discharged by bonding (in the form of Cash or a Letter of Credit), payment, final order of a court of competent jurisdiction or otherwise, but in any event within forty-five Business Days after receiving written notice of the filing thereof, any mortgage, deed of trust, lien, encumbrance or charge upon, pledge of, or conditional sale or other title retention agreement with respect to, the Properties or any part thereof, other than the Permitted Exceptions.

            12. PERMITTED CONTESTS. Anything to the contrary contained herein notwithstanding, the Mortgagor at its expense may contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or any taxes, assessments, charges or other amounts required to be paid pursuant to the provisions of Section 3.5 or Article 5 hereof, or the application of any instrument of record affecting any of the Properties or any part thereof (other than the Mortgage Security Documents) or any claims or judgments of mechanics, materialmen, suppliers or vendors or any lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (a) in the case of any Impositions or lien therefor or any claims or judgments of mechanics, materialmen, suppliers or vendors or any lien therefor, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee and the affected Property, (b) neither such Property nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost if the Mortgagor pays the amount or satisfies the condition being contested, and the Mortgagor would have the opportunity to so pay or satisfy, and shall do so, if required, in the event of the Mortgagor's failure to prevail in the contest, (c) in the case of an Insurance Requirement, the failure of the Mortgagor to comply there with shall not impair the validity of any insurance required to be maintained by the Mortgagor under Article 13 or the right to full payment of any claims thereunder, (d) in the case of taxes, if an amount can be contested without being paid, the Mortgagor shall escrow with the Mortgagee (to be held and invested by the Mortgagee in accordance with Section 6.14 of the Indenture) the amount being contested for so long as such amount is due and payable and unpaid, (e) in the case of any service described in Article 5, any contest or failure to pay will not result in a discontinuance of any such service, (f) in the case of any instrument of record affecting any Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any lien on such Property or any part thereof unless such lien is bonded or otherwise discharged in accordance with Section 11 and (g) except to the extent the Mortgagor has provided sufficient Cash, Credit Facility or Eligible Collateral therefor, neither the failure to pay or perform any obligation which the Mortgagor is permitted to contest under this Section 12 nor an adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of any of the Properties.

            13. INSURANCE.

            13.1. Risks to be Insured. The Mortgagor will maintain or cause to be maintained with respect to each Property, with insurers authorized to issue insurance in the state such Property is located, insurance coverage as described in Exhibit E hereto and shall pay in a timely manner all insurance-policy premiums due in connection therewith.

            13.2. Policy Provisions. Each policy of insurance maintained in respect of the Mortgagor and/or the Property pursuant to Section 13.1 shall (a) except in the case of workers' compensation insurance and public liability insurance, name the Mortgagor as insured and name the Mortgagee as an additional insured or as a co-loss payee; provided, however, in the case of workers' compensation insurance and public liability insurance the Mortgagee shall be named as an additional insured (and not a loss payee); (b) except in the case of public liability insurance and workers' compensation insurance, provide that all Proceeds thereunder shall be payable to the Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, and that adjustment and settlement of any material loss shall be subject to the reasonable approval of the Mortgagee; (c) include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Mortgagor) and, to the extent available at commercially reasonable rates, all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Mortgagee to pay the premiums and continue any insurance upon failure of the Mortgagor to pay premiums when due, upon the insolvency of the Mortgagor or through foreclosure or other transfer of title to the Property; (e) except in the case of public liability and workers' compensation insurance, provide that any Proceeds shall be payable to the Mortgagee and that the insurance shall not be impaired or invalidated by virtue of (i) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Mortgagor, the Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the Mortgagee knowingly in violation of the conditions of such policy, (ii) the occupation or use of the insured properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insured properties or (iv) any change in the possession of the insured properties without a change in the identity of the holder of actual title to the affected Property (provided that with respect to items (iii) and (iv), any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible applicable under such coverage on the date of this Mortgage; and (g) except to the extent the Mortgagor has provided sufficient Cash, Credit Facility or Eligible Collateral therefor, provide that if all or any part of such policy shall be cancelled or terminated, or shall expire, the insurer will forthwith give notice thereof to each named insured, additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least thirty days after receipt by each named insured, additional insured and loss payee of written notice thereof.

            13.3. Certificates. The Mortgagor will deliver to the Mortgagee on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all insurance policies that the Mortgagor is required to maintain hereunder, from the respective insurance companies that issued such policies. The Mortgagor will deliver to the Mortgagee, concurrently with each material change in or renewal of any insurance policy covering any part of the Premises required to be maintained by the Mortgagor hereunder, a certificate with respect to such changed or renewed insurance policy certified by the insurance company issuing such policy, in the same form and containing the same information as the certificates required to be delivered by the Mortgagor pursuant to the first sentence of this Section 13.3 and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by the Mortgagor, the Mortgagor may deliver an Officer's Certificate to such effect in lieu thereof).

            13.4. Replacement Policies. Prior to the expiration, termination or cancellation of any insurance policy which the Mortgagor is required to maintain hereunder, the Mortgagor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Mortgagee a certificate in respect of such policy or policies in the same form and (i) containing the same information as the certificates required to be delivered by the Mortgagor pursuant to the first sentence of Section 13.3, or a copy of the binding commitment for such policy or policies and (ii) confirming that such policy complies with all the requirements of Section 13.1.

            13.5. Reports of Insurance Broker. Within 90 days following the end of each calendar year during the term of this Mortgage commencing with the end of the calendar year 2000, and concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to Section 13.4, the Mortgagor shall deliver to the Mortgagee a report from a reputable and experienced insurance broker or from the insurer setting forth the particulars as to all insurance obtained by the Mortgagor pursuant to this Article 13 and then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, that the same are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies in all material respects with the requirements of this Article 13 (or if such report shall not be available after the Mortgagor shall have used its reasonable efforts to provide the same, the Mortgagor will deliver to the Mortgagee an Officers' Certificate containing the information to be provided in such report).

            13.6. Separate Insurance. The Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 13 unless such insurance complies with Section 13.2.

            14. ALTERATIONS AND ADDITIONS, ETC. (a) The Mortgagor will not make or permit any demolition, alteration, installation, addition, improvement, decoration or new construction (excluding Expansion Space) (an "Alteration") to the Premises of any Property unless undertaken in accordance with the applicable provisions of this Mortgage, the Mortgage Security Documents, the Reciprocal Operating Agreements and the Leases and unless no Event of Default shall have occurred and be continuing or shall occur as a result of such action (except in the case that the Alteration is required to cure the Event of

Default). Any Alteration which involves an estimated cost of more than $1,000,000 shall be conducted under the supervision of an Architect and, if to be undertaken by Mortgagor, shall be undertaken only after ten days after there shall have been filed with the Mortgagee, for information purposes only and not for approval by the Mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such Architect. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are delivered to the Mortgagee, for information purposes only, together with the written approval thereof by such Architect. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials currently used at the Premises and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements. The cost of any Alteration shall be promptly and fully paid for by the Mortgagor or the Tenant performing the Alteration, subject to the Mortgagor's right to contest any amount claimed to be due in accordance with the provisions in Article 12 of this Mortgage.

            (b) The Mortgagor may make, or cause or permit to be made, without the prior consent of the Mortgagee, Alterations to the Premises which would not materially and adversely affect the fair market value of any of the Properties or materially and adversely affect the ability of the Mortgagor to pay its obligations when due under the Mortgage Notes. Any other Alterations shall require the prior consent of the Mortgagee.

            (c) Builder's risk insurance (in completed value form, with, if applicable, an endorsement for off-site storage of materials) and public liability insurance, including bodily injury and property damage liability and comprehensive general liability insurance in accordance with clause (b) of Exhibit E hereto, shall be maintained or caused to be maintained by the Mortgagor at all times during which any Alteration estimated by the Mortgagor to cost more than $1,000,000 is in progress. The insurance provided for in this
Section 14(c) shall be in addition to the insurance required to be maintained pursuant to clauses (a) and (b) of Exhibit E hereto and may be effected by an appropriate endorsement, if obtainable, upon the policy or policies of insurance referred to in Section 13.1 hereof. All insurance provided for in this Section 14(c) shall be effected under a valid and enforceable policy or policies issued by insurers which meet the requirements set forth in Exhibit E hereto, and, prior to the commencement of any Alteration which is reasonably estimated by the Mortgagor to cost more than $1,000,000, the Mortgagor will furnish to the Mortgagee certificates in respect of such insurance in the form described in the first sentence of Section 13.3 hereof and either a report of an insurance broker or an Officers' Certificate containing a statement of the insurance effected by the Mortgagor pursuant to this Section 14(c) and then in force and stating that the insurance then in force complies with the covenants in this Section 14(c).

            (d) No Alteration shall be performed by or on behalf of the Mortgagor at any of the Properties if the costs thereof, when combined with the costs of any other Alterations at another of the Properties then outstanding, as reasonably estimated by an Architect, which are due and payable and unpaid exceed the Threshold Amount (taking into account any other Alterations being undertaken by a Mortgagor at the time and/or collateralized by Mortgagor pursuant to this subsection (d)) unless (1) (x) Cash, (y) a Credit Facility and/or (z) Eligible Collateral in an amount not less than the excess of (A) the lesser of (I) such due and payable and unpaid costs and (II) the Architect's estimate of the cost, if work on the Alterations were to be terminated on such date, to restore the Premises to the extent necessary so that, as restored, there would be no material adverse effect on the value of the Premises as a whole over (B) the Threshold Amount has been provided to Mortgagee to ensure the completion of such Alterations or (2) Mortgagor obtains a construction bond covering the cost of the Alteration (as reasonably determined by the Mortgagor, in consultation with a licensed or registered architect or engineer) from an entity having a long-term unsecured debt rating of at least AAA from Moody's and AAA from DCR, or, if not rated by DCR, then an equivalent rating by one additional NRSRO or (iii) obtains a completion guaranty from an entity having a long-term unsecured debt rating of at least AAA from Moody's and AAA from DCR or if not so rated by DCR than an equivalent rating by one additional NRSRO. Costs which are subject to retainage shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Alteration shall be made in conjunction with any Restoration with respect to which the Mortgagor shall be entitled to withdraw Proceeds pursuant to Section 15.2 hereof, the amount of the Cash, Credit Facility or Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such

Restoration and such Alteration (as estimated by the Architect) less the sum of the amount of any Proceeds which the Mortgagor may be entitled to withdraw pursuant to Section 15.2 hereof and the Threshold Amount (adjusted as described above). The Architect shall deliver to the Mortgagee a schedule setting forth the projected stages of completion of the Alteration and the corresponding amounts equal to such completion. Any Cash or Eligible Collateral which the Mortgagor shall deliver pursuant hereto shall be invested by the Mortgagee as provided in Section 6.14 of the Indenture consistent with the projected completion of the Alteration. From time to time as the Alteration progresses, the amount of any Cash or Eligible Collateral so furnished may be withdrawn by the Mortgagor and paid or otherwise applied by or returned to the Mortgagor in an amount equal to the amount the Mortgagor would be entitled to so withdraw if
Section 15.2 hereof were applicable, and any Credit Facility so furnished may be reduced by the Mortgagor in an amount equal to the amount the Mortgagor would be entitled to so reduce if Section 15.2 hereof were applicable. At any time after substantial completion of any Alteration in respect whereof Cash, a Credit Facility or Eligible Collateral was deposited pursuant hereto, the whole balance of any Cash so deposited with the Mortgagee and then remaining on deposit may be withdrawn by the Mortgagor and shall be paid by the Mortgagee to the Mortgagor, and any Cash, Credit Facility or Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by the Mortgagee to the Mortgagor, within ten (10) days after receipt by the Mortgagee of an application for such withdrawal and/or release together with an Officers' Certificate, and signed also (as to clause (1) of this Section) by the Architect, setting forth in substance as follows:

            (1) that the Alteration in respect of which such Cash, Credit Facility or Eligible Collateral was deposited, has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with the Mortgagee under Section 14(a) hereof;

            (2) that to the best knowledge of the certifying Person all amounts which the Mortgagor is or may become liable to pay in respect of such Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Article 12 hereof and, to the extent that such are customary and reasonably obtainable by prudent managers in the metropolitan area where the

      Premises are located and the Mortgagor is not contesting payment in accordance with Article 12 hereof, that lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations;

            (3) that to the best knowledge of the certifying Person such Alteration has not been performed in violation of any Legal Requirement and will not result in the loss of any certificate of occupancy;

            (4) that to the best knowledge of the certifying Person the affected Property, after giving effect to such Alteration, can be used for the purpose for which it was intended; and

            (5) that to the best knowledge of the certifying Person no Event of Default has occurred and is continuing.

            15. DAMAGE, DESTRUCTION AND RESTORATION.

            15.1. The Mortgagor to Give Notice. In case of any damage to or destruction of the Premises of any Property or any part thereof for any reason (which shall include earthquake for all purposes under this Mortgage), the Restoration of which is reasonably estimated to cost more than $2,000,000, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction.

            15.2. Application of Insurance Proceeds. If no Event of Default or a Default of any monetary obligation under the Mortgage Notes shall have occurred and be continuing, the Mortgagee consents to the direct payment to the Mortgagor of Proceeds up to an amount (the "Casualty/Condemnation Threshold Amount") equal to the lesser of (x) $2 million with respect to each Property and (y) an amount that, when aggregated with other then-unapplied casualty insurance proceeds (other than Proceeds paid in respect of the insurance described in clause (d) of Exhibit E hereto) or condemnation awards received in respect of all of the Properties, equals 5% of the aggregate initial Allocated Amounts of all Properties which at the time are subject to the Lien of this Mortgage, paid on account of any damage to or destruction of the Premises at one or more Properties subject to the interest of the Mortgagee therein under this Mortgage and the provisions hereof. The Mortgagor hereby irrevocably assigns to the Mortgagee as additional security, all Proceeds payable on account of any damage to or destruction of all or any part of the Premises, and agrees to the payment to the Mortgagee of all such Proceeds in excess of the Casualty/Condemnation Threshold Amount to be held and invested by the Mortgagee as the Mortgagor shall direct in accordance with Section 6.14 of the Indenture, until applied by the Mortgagee in accordance with the terms hereof. The Mortgagor and the Mortgagee each shall hold all Proceeds received by it pursuant to this Section (which shall not apply to any Proceeds payable under public liability insurance and workers' compensation insurance) in trust to be applied first, to the extent required under this Mortgage, to the cost of Restoration in accordance with the provisions of this Mortgage (except that Proceeds paid in respect of the insurance described in clause (d) of Exhibit E hereto shall be paid into a separate trust account established by the Mortgagee for such purpose to be applied to payment of amounts due under the Mortgage Notes or otherwise secured hereby in accordance with the provisions hereof applicable to such account). The earnings, if any, which accrue from investment of any Proceeds shall remain in such trust account, less any expenses incurred by the Mortgagee in investing such Proceeds and less the amounts required by the Mortgagor to pay income taxes on such earnings as and when due, so long as no Event of Default or a Default of any monetary obligation under the Mortgage Notes shall have occurred and be continuing. To the extent that this Mortgage provides for Proceeds to be held by the Mortgagee and applied to a Restoration (including Restoration resulting from a Taking as provided in Section 16.2), such Proceeds shall be paid by the Mortgagee to the Mortgagor at any time or from time to time, as such Restoration progresses, either to pay or to reimburse the Mortgagor for expenditures made or then required to be made for Restoration, including payments to contractors, subcontractors, materialmen, suppliers, attorneys, engineers, architects or other Persons who have rendered services or furnished materials for such Restoration, subject to and reflecting customary retentions reasonably satisfactory to the Mortgagee pending completion of the work, and all other costs and expenses actually incurred by the Mortgagor in connection with such Restoration, upon the receipt by the Mortgagee of an Officers' Certificate dated not more than 30 days prior to the application for such withdrawal, requesting such payment or reimbursement and setting forth the work performed which is the subject of the application, the parties which performed the work and the actual cost thereof and an Architect's certificate certifying performance of such work. The Mortgagee will pay to the Mortgagor any remaining Proceeds held by it after the application of such Proceeds to the Restoration and the completion thereof. The Mortgagor will, in good faith and with due diligence, subject to Excusable Delays, file and prosecute the Mortgagor's claim for any such Proceeds and, subject to the provisions of this
Section 15.2 relating to the direct payment to the Mortgagor of any Proceeds, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment, and, in the event the Mortgagor fails so to act or if an Event of Default or a Default of any monetary obligation under the Mortgage Notes shall have occurred and be continuing, then in such case the Mortgagee may file such claim and prosecute it with counsel satisfactory to it at the expense of the Mortgagor. The Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty/Condemnation Threshold Amount, and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such approval. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any damage or destruction to the Premises and seeking and obtaining any payment on account thereof.

            15.3. Restoration. In the event that the damage or destruction does not constitute a Total Loss, the Mortgagor shall be obligated, at its expense (whether or not the Proceeds are sufficient for such purpose), to effect the Restoration of the Premises in accordance with the provisions of the Leases, subject to Excusable Delays, and shall use all or a portion of such Proceeds to the extent required, and, so long as no Event of Default has occurred and is continuing, the Mortgagee shall make such Proceeds available to the Mortgagor (all such Proceeds to be held by the Mortgagor in trust, to be applied first to the payment or reimbursement of all costs incurred to effect the Restoration), for Restoration in accordance with the provisions of this Mortgage. In the event of a Total Loss, if the Mortgagor elects to restore the affected Property (or Properties) the Mortgagor shall cause the Architect to prepare both a cost estimate and schedule for Restoration of the Premises and to provide such estimate and schedule to the Mortgagee and the Mortgagor. In the event that (i) such schedule indicates that all the Restoration of the affected Property except for work with a value not in excess of $2,000,000 per affected Property cannot be completed prior to the date upon which the insurance described in clause (d) of Exhibit E hereto (plus any extension thereof obtained in addition to that so required) would be exhausted (and any Credit Facility delivered in lieu thereof or in addition thereto would have expired) or (ii) the extent of the damage makes it impracticable in the Mortgagor's judgment to restore the Premises to substantially the same condition as existing prior to such casualty, then the Mortgagor or Mortgagee as applicable shall apply the Proceeds to the prepayment in full on the next Payment Date (without penalty or Make-Whole Obligation) of the Allocated Amount pertaining to such Property damaged by the casualty at a price of par plus accrued and unpaid interest but without any penalty or Make-Whole Obligation. Upon the payment of the entire Allocated Amount pertaining to such affected Property, such affected Property shall then be released from the lien of this Mortgage. If, after a Total Loss, the Mortgagor is not required to restore the Premises or apply the Proceeds to prepay the Allocated Amount pertaining to such Property damaged by the casualty pursuant to the preceding sentence, the Mortgagor or Mortgagee as applicable shall apply the Proceeds, at the option of the Mortgagor (to be exercised by the Mortgagor giving notice thereof to the Mortgagee, but to be exercised only in accordance with the Mortgagor's obligations regarding restoration under the Leases) to either (i) the Restoration of the Premises in accordance with the provisions hereof, or (ii) the prepayment (without penalty or Make-Whole Obligation) on the next Payment Date of the Allocated Amount pertaining to such Property damaged by the casualty and, in connection therewith, upon the prepayment of a sum equal to the entire Allocated Amount, such Property shall then be released from the lien of this Mortgage. In the event the Mortgagor is required or elects to apply the Proceeds to prepay the Allocated Amount pertaining to such Property damaged by the casualty (without penalty or Make-Whole Obligation), any Proceeds remaining after such prepayment shall be first applied to an additional prepayment of the Mortgage Notes (without penalty or Make-Whole Obligation) in an amount equal to the lesser of (x) such remaining Proceeds and (y) an amount such that the total amount prepaid by the Mortgagor equals 125% of the Allocated Amount of the affected Property. Any additional Proceeds remaining after such prepayment shall be paid to the Mortgagor or as it may direct in writing. In the event that the Proceeds are insufficient to prepay the Allocated Amount pertaining to such Property damaged by the casualty

(without penalty or Make-Whole Obligation) and to obtain the release of such Property from the lien of this Mortgage, after the Mortgagor elects to so apply the Proceeds, the Mortgagor shall continue to be obligated, subject to the provisions of Article 38 hereof, to pay immediately the amount of such insufficiency to the Mortgagee until such amount is satisfied. In the event the Mortgagor is obligated or elects to effect Restoration of the Premises, the Mortgagor shall promptly commence and complete the Restoration of the Premises in accordance with the provisions of this Mortgage, subject to Excusable Delays, and any Proceeds remaining after completion of such Restoration and delivery of the Officers' Certificate required under Section 14(d) hereof shall be paid to the Mortgagor or as it may direct in writing.

            Any prepayment of the Mortgage Notes made pursuant to this Article 15 shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

            16. TAKING OF PROPERTY.

            16.1. The Mortgagor to Give Notice; Assignment of Awards, etc. In case of a Taking of all or any part of the Premises of any Property, or the commencement of any proceedings or negotiations which might result in any such Taking, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. As additional security, the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee, subject to the provisions of this Mortgage, all rights of the Mortgagor to any Proceeds on account of any Taking, subject to the provisions of this Mortgage with respect to the use and application of any such Proceeds and provided that in the case of an amount of such Proceeds which is not more than the Casualty/Condemnation Threshold Amount if no Event of Default or a Default of any monetary obligation under the Mortgage Notes shall have occurred and be continuing, the Mortgagor shall have the right to receive direct payment of such Proceeds, to be held and applied to the Restoration in accordance with the provisions of this Mortgage (all such Proceeds to be held by the Mortgagor in trust, to be applied first to the payment or reimbursement of all costs incurred to effect the Restoration). If the amount of Proceeds is reasonably estimated by the Mortgagor to exceed the Casualty/ Condemnation Threshold Amount, the settlement of any such proceeding and the amount of Proceeds payable in respect thereof shall be subject to the reasonable approval of the Mortgagee; provided that no such approval shall be required if the Proceeds shall be sufficient to prepay (without penalty or Make-Whole Obligation) the Allocated Amount pertaining to such Property and the Mortgagor is permitted and has elected to do so. The Mortgagor will in good faith and with due diligence, subject to Excusable Delays, file and prosecute the Mortgagor's claim for any such Proceeds and, subject to the provisions of the second sentence of this Section 16.1, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim (with counsel satisfactory to it at the expense of the Mortgagor) and to collect and to make receipt for any such award or payment in the event the Mortgagor fails so to act or if an Event of Default or a Default of any monetary obligation under the Mortgage Notes shall have occurred and be continuing. The Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement which may result in any Taking which might result in an award in excess of the Casualty/Condemnation Threshold Amount, and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such approval. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any Taking and seeking and obtaining any award or payment on account thereof.

            16.2. Partial Taking. In case of a Taking of any of the Properties other than a Total Taking with respect to such Property, the Mortgagor shall be obligated, at its expense (whether or not the Proceeds shall be sufficient for such purpose, but subject to the provisions of Article 38 hereof) to effect Restoration of the Premises of any such Property in accordance with the provisions of the Leases and this Mortgage, subject to Excusable Delays.

            16.3. Application of Awards, etc. All Proceeds received by or payable to the Mortgagee on account of a Taking shall be held and invested by the Mortgagee until applied by the Mortgagee as follows:

            (a) All Proceeds (excluding the Proceeds on account of a Taking for temporary use) other than Proceeds received on account of a Total Taking shall be applied to the Restoration of the Premises as if such Proceeds were Proceeds of a casualty to be applied pursuant to Section 15.2, and after the completion of the Restoration of the Premises, any balance of the Proceeds remaining shall next be applied on the Payment Date following such completion as a prepayment (without penalty or Make-Whole Obligation) of the Allocated Amount pertaining to the affected Property. To the extent that, subsequent to Restoration, the remaining Proceeds of a Taking (excluding the proceeds on account of a Taking for temporary use or proceeds which are not in respect of a diminution in value of the Premises) are sufficient to prepay the Allocated Amount pertaining to the affected Property and are so applied, such Property shall then be released from the lien of this Mortgage. Any Proceeds of a Taking remaining after such prepayment shall first be applied to a further prepayment of the Mortgage Notes (without penalty or Make-Whole Obligation) in an amount equal to the lesser of
(x) such remaining Proceeds and (y) an amount such that the total amount prepaid by the Mortgagor equals 125% of the Allocated Amount of such affected Property. The balance of any Proceeds of a Taking, if any, shall be paid over and assigned to the Mortgagor or as it may direct in writing.

            (b) All Proceeds received on account of a Total Taking of any Property shall be applied to the prepayment (without penalty or Make-Whole Obligation) on the next Payment Date, to the extent that the Proceeds are sufficient therefor, of the Allocated Amount pertaining to such Property, whereupon such Property shall be released from the lien of this Mortgage. Any Proceeds of a Taking remaining after such prepayment shall first be applied to a further prepayment of the Mortgage Notes (without penalty or Make-Whole Obligation) in an amount equal to the lesser of (x) such remaining Proceeds and
(y) an amount such that the total amount prepaid by the Mortgagor equals 125% of the Allocated Amount of such affected Property. The balance of any Proceeds of a Taking, if any, shall be paid over and assigned to the Mortgagor or as it may direct in writing. In the event that the Proceeds are insufficient to prepay the Allocated Amount pertaining to such Property (without penalty or Make-Whole Payment), the Mortgagor shall be obligated, subject to the provisions of Article 38 hereof, to pay immediately the amount of such insufficiency to the Mortgagee and upon the payment of the entire Allocated Amount of such Property, such Property shall be released from the lien of this Mortgage.

            Any prepayment made pursuant to this Article 16 shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

            17. EVICTION BY PARAMOUNT TITLE. The Mortgagor, within three Business Days of obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Premises of any Property or any part thereof by paramount title or otherwise questioning the Mortgagor's title to the Premises as warranted in this Mortgage, or of any condition which might reasonably be expected to give rise to any such proceedings, shall notify the Mortgagee thereof. The Mortgagee may participate in such proceedings, and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation. In any such proceeding the Mortgagee may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Mortgagor. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any such proceeding and seeking and obtaining any award or payment on account thereof.

            18. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION.

            18.1. Books and Records. The Mortgagor will keep proper books of record and account, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to each of the Properties and the business and affairs of the Mortgagor relating to the Premises of each Property. The Mortgagee and its authorized representatives may, subject to Section 6.6 of the Indenture, from time to time, designate an agent to examine, at reasonable times and upon reasonable notice, the books and records of the Mortgagor relating to the operation of the Premises.

            18.2. Financial Statements. (a) Not later than one hundred five
(105) days after each December 31 after the date hereof and for the fiscal year then ended, the Mortgagor will prepare and deliver to the Mortgagee an audited balance sheet and statement of income and expenses relating to the Properties on a consolidated basis for such fiscal year, all in reasonable detail as to the sources and character thereof and stating in comparative form the figures for the previous fiscal year. Such annual financial statements for each fiscal year shall be certified by certified public accountants reasonably acceptable to the Mortgagee and shall be accompanied by an Officers' Certificate of the Mortgagor certifying that such statements are true and correct in all material respects, and that the officer signing such certificate has obtained no knowledge of any Default or Event of Default or, if so, specifying each such Default or Event of Default and the nature and status thereof and what action the Mortgagor is taking and proposes to take with respect thereto. Without limitation, any of the six largest national accounting firms shall be acceptable to Mortgagee.

            (b) Not later than forty-five (45) days after the end of each fiscal quarter (other than the fourth quarter) the Mortgagor shall prepare and deliver to the Mortgagee an unaudited balance sheet and statement of income and expenses relating to the Properties on a consolidated basis for such fiscal quarter and for the fiscal year to date and not later than forty-five (45) days after the end of each fiscal quarter (including the fourth quarter) an additional unaudited statement of income and expenses relating to each Property, all in reasonable detail as to the sources and character thereof. Such unaudited financial statements shall be accompanied by an Officers' Certificate of the Mortgagor certifying that such statements are true and correct in all material respects, and that the officer signing such certificate has obtained no knowledge of a Default or Event of Default or, if so, specifying each such Default or Event of Default and the nature and status thereof and what action the Mortgagor is taking and purposes to take with respect thereto.

            (c) Subject to Section 6.6 of the Indenture and Section 47 hereof (relating to confidentiality requirements), not later than forty-five (45) days after the end of each fiscal quarter the Mortgagor shall deliver to the
Mortgagee:

                  (i) a rent roll as of the end of such quarter for each Property;

                  (ii) subject to confidentiality obligations to tenants, the most recent retail "sales information", if any, collected by or on behalf of the Mortgagor; and

                  (iii) lease abstracts with respect to new leases entered into during such fiscal quarter in excess of 30,000 square feet.

            (d) The Mortgagor shall provide along with the financial statements required by this Section 18.2, a statement of the Net Cash Flow and a statement of the Debt Service Coverage Ratio for the period to which such financial statements relate.

            18.3. Additional Information. Subject to Section 6.6 of the Indenture and Section 47 hereof (relating to confidentiality requirements), with respect to each Property, the Mortgagor will deliver to the Mortgagee (and to the Rating Agencies) (i) notice in the event of any (a) Event of Default under this Mortgage or the Indenture, (b) material casualty to or taking of the Property, or (c) change in the Manager, and (ii) a copy of any notice from any environmental authority having jurisdiction over the Property with respect to a condition existing or alleged to exist or emanate from or at the Property received by the Mortgagor.

            18.4. Other Information. The Mortgagor will, at any and all times, within a reasonable time after written request by the Mortgagee or the Rating Agencies, furnish or cause to be furnished to the Mortgagee or the Rating Agencies, in such manner and in such detail as may be reasonably requested by the Mortgagee or the Rating

Agencies, additional reasonable information respect to each Property.

            19. TRANSFERS AND INDEBTEDNESS. Unless such action is permitted by the provisions of this Article 19 or the provisions of Section 3.2(c), 3.2(d) or 3.2(f) or Article 20 hereof, the Mortgagor will not (i) sell, assign, convey, transfer or otherwise dispose of legal or beneficial interests in all or any part of the Properties, (ii) permit any owner, directly or indirectly, of a beneficial interest in any of the Properties, to transfer such interest, whether by transfer of stock or other beneficial interest in any entity, or otherwise,
(iii) incur indebtedness, (iv) mortgage, hypothecate or otherwise encumber or grant a security interest in any of the Properties, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any legal or beneficial interest in the Mortgagor, or permit any owner of a legal or beneficial interest in the Mortgagor to do the same, or (vi) file a declaration of condominium with respect to any of the Properties.

            19.1. Sale of the Properties. (i) Unless the Mortgagor first obtains a release of the relevant Property or Properties from the Lien of this Mortgage in accordance with Article 44 hereof, the Mortgagor shall not sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all (or any) of the Properties unless after giving effect to the proposed transaction:

                  (a) the Properties shall be directly owned by a Single Purpose
            Entity (including a tenancy-in-common among Single Purpose Entities under a tenancy-in-common agreement in substance the same in all material respects as a partnership agreement of a single-purpose partnership) which at the time of such transfer will be in compliance with the covenants contained in Sections 3.3 and 3.4 hereof and which has assumed in writing (subject to the terms of Article 38 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Mortgage, expressly including the covenants contained in Sections 3.3 and 3.4 hereof, and each of the other Mortgage Security Documents;

                  (b) one or more Approved Control Parties shall, individually or acting in concert, own directly or indirectly at least 51% of, and control, the entity which directly owns the Properties ("control" meaning, for purposes of this Section 19.1 and Section 19.2, primary responsibility to make all material decisions with respect to the operation, management, financing and disposition of the Properties, rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions as are ordinarily handled by a property manager or for leasing activities has been delegated by such controlling Person pursuant to an agreement in writing) provided, however, that at all times a Vornado Affiliate and/or a Permitted Owner shall own directly or indirectly at least 51% of, and control, the entity which directly owns the Properties,

                  (c) if the Manager and/or an Affiliate of the Manager does not act as Manager of the Properties and one or more of the Mortgagors named herein does not own or control the transferee, then the Manager of the Property must be a reputable and experienced professional management company, having under management, at the time of the proposed transfer, at least 20 retail shopping centers comprising at least 8 million square feet;

                  (d) no Event of Default shall have occurred and be continuing;

                  (e) if the transfer results in a transfer of more than 49% of the direct or indirect ownership interests of any Borrower or Guarantor, a satisfactory non-consolidation opinion of counsel with respect to the transferee and the owner of such transferee is provided to the Mortgagee and the Rating Agencies; and

                  (f) if the Approval Control Party is an entity other than a
            Vornado Affiliate, a Rating Agency Confirmation shall have been obtained with respect to the proposed transfer.

Any permitted transferee of the Properties shall execute an assumption in the form of Exhibit F hereto, subject to the provisions of Article 38 hereof, of the obligations of the Mortgagor under this Mortgage. With respect to any transfer described in this Section 19.1(i), Mortgagor shall pay to the Servicer an assumption fee of $5,000.

            (ii) The Mortgagor also may transfer or dispose of Equipment which is being replaced or which is no longer necessary in connection with the operation of the Premises or of any Property free from the interest of the Mortgagee under this Mortgage, provided that such transfer or disposal will not adversely affect the value of such Property, will not materially impair the utility of the Premises of such Property, and will not result in a reduction or abatement of, or right of offset against, the rentals payable under any Lease, in either case as a result thereof, and provided that any new Equipment acquired by the Mortgagor (and not so disposed of) shall be subject to the interest of the Mortgagee under this Mortgage unless leased to the Mortgagor. The Mortgagee shall, from time to time, upon receipt of an Officers' Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to it to confirm that such Equipment which is to be, or has been, sold or disposed of is free from the interest of the Mortgagee under this Mortgage.

            19.2. Transfer or Encumbrance of Interests in the Mortgagor. (i) A sale, assignment, conveyance, transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect beneficial interest in one or more of the Mortgagors shall be permitted if (I) the Mortgagee shall have consented thereto, or (II) after giving effect to the proposed transaction, one or more Approved Control Parties shall, individually or acting in concert, directly or indirectly own and control (as defined in Section 19.1) such Mortgagors; provided, however, that if a transfer is made pursuant to clause (II) hereof there shall be provided (x) if the transfer results in a transfer of more than 49% of the direct or indirect ownership interests of any Borrower or Guarantor, a non-consolidation opinion of counsel with respect to such Permitted Owner, and the applicable Mortgagor, which is satisfactory to the Rating Agencies and (y) a Rating Agency Confirmation shall have been obtained with respect to the proposed transfer unless such transfer is to a Vornado Affiliate.

            (ii) a hypothecation or other encumbrance of a direct or indirect beneficial interest in one or more of the Mortgagors or in Vornado Finance shall be permitted in connection with and to secure a borrowing by the owner of such direct or indirect interest, provided that a Rating Agency Confirmation shall have been obtained with respect thereto.

            (iii) Nothing in this Article 19 and no other provision of this Mortgage or any other Mortgage Security Document shall prohibit or be construed as prohibiting, conditioning or restricting any shareholder in Vornado or any partner in VRLP (but only so long as Vornado owns in excess of 50% of VRLP) from selling, assigning, pledging, hypothecating, conveying, transferring or otherwise disposing of or encumbering such Person's shares in Vornado or partnership interests in VRLP, respectively, to any other Person, and no such transaction shall in and of itself result in any Default hereunder.

            19.3. Indebtedness. The Mortgagor shall not incur, create or assume any indebtedness or incur any liabilities secured by any of the Properties without the consent of the Mortgagee (other than the Mortgage Notes and the other obligations, indebtedness and liabilities secured by this Mortgage or set forth in any other Mortgage Security Document); provided, however, that, without the consent of the Mortgagee, the Mortgagor may incur, create or assume the following indebtedness:

                  (i) amounts, not secured by the Premises of any of the Properties and that are not more than 60 days past due, payable by or on behalf of the Mortgagor for or in respect of the operation of any of the Properties in the ordinary course of operating the Mortgagor's business, including amounts payable by or on behalf of the Mortgagor to suppliers, contractors, mechanics, vendors, materialmen or other persons providing property or services to the Mortgagor or to the Premises of any of the Properties, or in connection with the ownership, management, operation, leasing, cleaning, maintenance, repair, replacement, financing, improvement, alteration or restoration thereof incurred in the ordinary course of operating the Mortgagor's business (provided, however, that notwithstanding the foregoing, in no event shall the Mortgagor be permitted under this provision to enter into a note for borrowed money);

                  (ii) amounts, not secured by the Premises of any of the Properties, payable or reimbursable to any Tenant on account of work performed at the Premises of such Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Premises of such Property including tenant improvements and tenant work allowances (provided, however, that notwithstanding the foregoing, in no event shall the Mortgagor be permitted under this provision to enter into a note for borrowed money);

                  (iii) indebtedness not secured by any of the Properties (but which may be secured by the Equipment so financed), relating solely to financing of capital improvements, tenant improvements, Equipment or leasing costs relating to any Property or Properties, and costs associated with such indebtedness;

                  (iv) capital lease obligations; and

                  (v) indebtedness not secured by any of the Properties incurred to finance tenant improvements, Equipment, capital improvements, leasing costs, or legal or compliance costs;

provided, however, that the indebtedness described in clauses 19.3(i) through
(v) above shall not in the aggregate exceed 4% of the aggregate initial Allocated Amounts of all Properties which at the time are subject to the Lien of this Mortgage.

            19.4. Intentionally Omitted.

            19.5. Notice. Not less than five Business days prior to the closing of any transaction subject to the provisions of Section 19.1(i) or 19.2(i) (other than a transaction described in 19.2(ii)), the Mortgagor shall deliver to the Mortgagee an Officers' Certificate describing the proposed transaction and stating that such transaction is permitted by this Article 19, together with such documents upon which such Officers' Certificate is based.

            19.6. Delivery of Documents to the Mortgagee. No more than twenty
(20) Business Days after the completion of any transaction subject to Section 19.1(i) or 19.2(i) (other than a transaction described in Section 19.2(ii)), the Mortgagor shall provide the Mortgagee with copies of executed deeds, mortgages and such other similar closing documents as may be reasonably requested by the Mortgagee.

            20. PERFORMANCE OF LEASES; APPLICATION OF RENTS. (a) The Mortgagor shall timely perform and observe or cause to be performed or observed all the material terms, covenants and conditions required to be performed and observed by the Mortgagor under the Leases, such that there will be no material and adverse impairment of the value of any of the Properties or the Mortgagee's interest under this Mortgage. The Mortgagor will promptly deliver to the

Mortgagee a copy of any notice from any Tenant under any Lease covering 15,000 or more square feet of rentable area of the Premises of any Property, claiming that the lessor is materially in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the lessor, and will provide in each Lease at the Properties after the date hereof to which it is a party that any Tenant delivering any such notice shall send a copy of such notice directly to the Mortgagee.

            (b) The Mortgagor shall engage, and shall maintain during the term hereof their engagement of, Vornado, an Affiliate thereof or another professional management company which manages at least 20 other retail shopping centers comprising an aggregate of at least 4 million square feet, as the Manager of the Properties (each, a "Manager"). The Mortgagor shall, or shall cause the Manager to, manage and operate the Premises of each Property in a reasonably prudent manner and shall not enter into any Lease after the date hereof which would, evaluated alone or in conjunction with any then existing leases, result in any material impairment of the fair market value, as of the date such Lease is executed by the Mortgagor, of the affected Property. Subject to subsection (e) of this Section 20, the Mortgagor may enter into any Lease which is not inconsistent with the provisions of this Article 20 and the other applicable provisions of this Mortgage, if any, and the Mortgagor agrees to deliver either a duplicate original executed counterpart or a certified copy of each Lease to the Mortgagee. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula to compute such rent, is not provided for in such Lease, such a renewal or extension a "Renewal Lease") either (A) shall provide for rent and all other material items thereunder to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the Tenant), as of the date such Lease is executed by the Mortgagor, of the space covered by such lease or Renewal Lease for the term thereof, including any renewal options, (B) shall not have a material adverse effect on the value of any of the Properties as a whole or the ability of the Mortgagor to pay its obligations in respect of the Mortgage Notes and this Mortgage or (C) shall be consented to by the Mortgagee.

            (c) The Mortgagor may, without the consent of the Mortgagee, amend, modify or waive the provisions of any Lease, provided that such action does not have a material adverse effect upon the value of any of the Properties, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Mortgage and a certified copy of the amendment, modification or waiver is delivered to the Mortgagee.

            (d) The Mortgagor may terminate or permit the termination of any Lease of space or accept surrender of all or any portion of the space demised under the Lease or acquire any Lease or reduce the rentals reserved under or shorten the term of any Lease so long as such action (taking into account the planned alternative uses of the space) does not materially adversely affect the value of any of the Properties (it being agreed that termination of the Lease of a Tenant which is in default, after any applicable notice and cure periods, shall be considered to be for the benefit of the Properties) or the ability of the Mortgagor to pay its obligations in respect of the Mortgage Notes and this Mortgage.

            (e) After the occurrence and during the continuation of a Triggering Event (as defined in the Indenture), Mortgagor shall not enter into any lease in excess of 40,000 square feet without the prior approval of Mortgagee (which such approval shall be deemed to have been given if Mortgagee does not respond within twenty (20) days after receipt of such request and the information reasonably necessary to make such a determination).

            (f) No Mortgagor shall enter into any Lease with an Affiliate of such Mortgagor at any Property, unless (i) the space is for the use and occupancy of one or more of such Affiliates, and (ii) the material terms of such Lease comply with the requirements set forth in Section 20(b) hereof; provided, however, that a reasonable amount of office space not in excess of 5,000 net leaseable square feet can be provided to each Manager for the purpose of management of each of the Properties at less than fair market rental or at no rental, at the Mortgagor's discretion. The Mortgagor shall have the right, subject to the provisions of this Mortgage, to acquire Leases by way of assignment, surrender, acquisition or further sublease. The Mortgagor shall not modify the terms governing the management of any of the Properties in any respect which would have a materially adverse effect on the operation of, or the Net Cash Flow generated by, or the value of, the Premises of any Property without the prior approval of the Mortgagee. The Mortgagor shall not replace the Manager of any Property with a new Manager without first having obtained a Rating Agency Confirmation with respect thereto.

            (g) The Mortgagor shall not receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and a security deposit (including advance rents as or in lieu of a security deposit) may be required thereunder (provided that such deposits are maintained in accordance with applicable law and in accordance with Article 53 hereof), and
(ii) the Mortgagor may receive and collect escalation, percentage rent and other charges in accordance with the terms of each Lease and (iii) the Mortgagor may receive and collect more than one month's rent in connection with a Tenant terminating its Lease if the termination of the Lease is permitted under this Mortgage.

            (h) Subject to the terms of any non-disturbance and attornment agreement which the Mortgagee may provide to any Tenant pursuant to this Mortgage, the Mortgagor shall not enter into any Lease after the date hereof that does not contain terms to the effect as set forth in Exhibit G hereto.

            (i) Upon receipt by the Mortgagee of a written request from the Mortgagor therefor, the Mortgagee shall execute and deliver to the Tenant under any Lease (other than a Lease to an Affiliate of the Mortgagor) existing on the date hereof or made in accordance with the provisions of this Article 20, a non-disturbance and attornment agreement in customary form for the Premises if required by such Lease and specified in such request, provided that such request is accompanied by an Officers' Certificate stating that such Lease complies in all respects with this Mortgage, including specifically this Article 20.

            21. NO ENDORSEMENT. The Mortgagee shall not become or be considered to be an endorser, co-maker or co-obligor on the Mortgage Notes or on any obligation of the Mortgagor secured by this Mortgage.

            22. NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS. The Mortgagor shall not be entitled to any credit against the principal of or interest or Make-Whole Obligation, if any, payable on the Mortgage Notes, and the Mortgagor shall not be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on any Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder. No deduction shall be made or claimed from the taxable value of any Property or any part thereof by reason of this Mortgage.

            23. EVENT OF DEFAULT; ACCELERATION OF MORTGAGE NOTE. If one or more of the following events ("Event of Default") shall occur:

            (a) a default in the regularly scheduled payment of any principal or interest required to be paid under the Mortgage Notes by 11:00 a.m., New York time, on the second Business Day immediately preceding any Payment Date or failure by Mortgagor to make deposits in the Reserve Accounts as required under the Cash Management Agreement or Indenture; or

            (b) a default in the payment of the principal of any Mortgage Note at maturity (whether at the Maturity Date, by acceleration, call for prepayment or otherwise); or

            (c) default in the payment of any amounts due and payable (other than amounts described in the foregoing clause (a) or (b)) under the Mortgage which continues for a period of fifteen Business Days after written demand by the Mortgagee for payment thereof; or

            (d) an "Event of Default" as defined in any Mortgage Security Document, the Indenture or the Guaranty Agreement; or

            (e) any insurance required to be maintained in respect of the Premises of any Property pursuant to Article 13 hereof shall be cancelled, terminated or expire (and replacement insurance or a binding commitment to provide such replacement insurance complying with the provisions of Article 13 hereof has not been effected prior to such event) or any such insurance shall be amended or modified so as not to comply with Article 13 hereof, and notice to the Mortgagor of such cancellation, termination, expiration, amendment or modification shall have been mailed or otherwise surrendered or released for delivery to the Mortgagor; or

            (f) the Mortgagor shall, directly or indirectly, make or permit to occur a violation of the covenants contained in Section 3.3 or 3.4 hereof, or a violation of the covenants contained in Article 11 hereof (subject to the provisions of Article 12 hereof), or any sale, assignment, conveyance, transfer, mortgage, pledge, encumbrance or other disposition in violation of Article 19 hereof, or incur any indebtedness in violation of Article 19 hereof;

            (g) the Mortgagor shall fail to perform or comply with any of the material covenants of this Mortgage, including the failure to perform in all material respects under any ground lease applicable to a Property subject to applicable notice and cure rights thereunder (other than as described in the foregoing clauses (a) through (f)), or the Mortgagor shall breach any representation or warranty made by it in this Mortgage or in any other Mortgage Security Document, and in any such case, such failure or breach shall continue for more than thirty (30) Business Days after written notice thereof by the Mortgagee to the Mortgagor; provided that in the case of any such failure that is susceptible of cure but that cannot with diligence be cured within such thirty Business Day period, if the Mortgagor shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, subject to Excusable Delays, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof with diligence, subject to Excusable Delays; provided, however, that Mortgagor shall provide a written explanation to Mortgagee explaining the reasons for requiring such extended cure period; provided, further, however, that such extended period shall not exceed one hundred eighty
(180) days unless, only in the case of cures which require construction or remedial work, cure cannot with diligence reasonably be achieved within such one hundred eighty (180) days and the Mortgagor has delivered an Officers' Certificate to the Mortgagee to such effect, in which event such period shall be extended for an additional one hundred eighty (180) days (and provided that cure of any breach of representation or warranty, and that cure of any failure to make a delivery, subsequent to the date as of which the representation or warranty was made or applies, or such delivery was required, shall constitute cure of such breach, or cure of such failure to make the delivery, provided such breach or failure has not had a material adverse effect on the interest of the Mortgagee hereunder); or

            (h) intentionally omitted.

            (i) the entry by a court having jurisdiction over any Borrower or Guarantor of (A) a decree or order for relief in respect of such Borrower or Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law or (B) a decree or order adjudging such Borrower or Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of such Borrower or Guarantor under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Borrower or Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order remains undismissed for a period for 60 days; or

            (j) the commencement by any Borrower or Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Borrower or Guarantor to the entry of a decree or order for relief in any involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy or similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Borrower or Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Borrower or Guarantor in furtherance of any such action.

then, in any such event, the Mortgagee, at its option, may, in accordance with the provisions of Section 5.2 of the Indenture, declare the Mortgage Notes due and payable and, to the extent permitted by applicable law, the Mortgagee may exercise the other remedies provided for herein for an Event of Default; provided, however, that if an Event of Default described in clause (i) or (j) occurs, then the Mortgage Notes shall automatically be and become due and payable immediately without any action whatsoever on the part of the Mortgagee, and, to the extent permitted by applicable law, the Mortgagee may exercise such other remedies as may be available to Mortgagee. If after the occurrence of an Event of Default, the Mortgage Notes are accelerated prior to the Payment Date occurring in December 2009, the Mortgagor shall pay the Make-Whole Amount with respect to the Mortgage Notes.

            Within thirty (30) days after any written request by the Mortgagee therefor, but no more frequently than once in any twelve month period, the Mortgagor shall furnish to the Mortgagee an Officers' Certificate, stating that in the ordinary course of the performance by the officer of the Mortgagor signing such certificate of his duties he either would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute an Event of Default hereunder or a Default of any monetary obligation under the Mortgage Notes and certifying that to the best of his knowledge there is no such condition or event, or if any such condition or event exists, specifying each such Event of Default or a Default of any monetary obligation under the Mortgage Notes and the nature and status thereof and what action the Mortgagor is taking or proposes to take with respect thereto.

            The Mortgagor acknowledges that the Secured Obligations are secured by this Mortgage, the Assignment of Leases and various other documents or instruments securing or evidencing the Mortgage Loan. Upon the occurrence of an Event of Default, the Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Mortgage and any or all of the other Mortgage Security Documents, whether by court action, power of sale or otherwise, under any applicable provisions of law, for all of the indebtedness secured by the Mortgage Security Documents or the portion of such indebtedness allocated to any particular Property, and the liens and the security interests created by the Mortgage Security Documents shall continue in full force and effect as to the Property not foreclosed without loss of priority securing that portion of the indebtedness then due and payable and still outstanding. The Mortgagor acknowledges that the Properties are located in six
(6) different states and agree that, subject to Article 38 of this Mortgage, upon the occurrence of an Event of Default hereunder the Mortgagee shall be entitled to enforce payment of the indebtedness secured by the Mortgage Security Documents and the performance of any term, covenant or condition of the Mortgage Security Documents and exercise any and all rights and remedies under the Mortgage Security Documents or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by the Mortgagee in its sole discretion, in any one or more states in which the Properties are located. Neither the acceptance of this Mortgage or the other

Mortgage Security Documents nor the enforcement thereof in any one state, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Mortgage Notes, this Mortgage or the other Mortgage Security Documents through one or more additional proceedings in that state or in any other state. Any and all sums received by the Mortgagee under the Mortgage Notes, this Mortgage or the other Mortgage Security Documents shall be applied toward the repayment of the Secured Obligations in such order and priority as the Mortgagee shall determine, consistent with the requirements of the Mortgage Security Documents (including, without limitation, the rights of the Mortgagor set forth in Section 44 of this Mortgage), but otherwise without regard to the Allocated Amount applicable to each Property or the appraised value of any of the Properties.

            24. COMPROMISE OF ACTIONS. Any action, suit or proceeding brought by the Mortgagee pursuant to this Mortgage or otherwise and any claim made by the Mortgagee under this Mortgage or otherwise may be compromised, withdrawn or otherwise dealt with by the Mortgagee without notice to or the approval of the Mortgagor.

            25. FORECLOSURE.

            25.1. Foreclosure. Subject to Article 38 hereof, if any Event of Default shall have occurred and the Mortgage Notes shall have been declared due and payable, the Mortgagee, for the benefit of the Holders (as defined in the Indenture), may at any time proceed, at law or in equity or otherwise, to enforce the payment of the Mortgage Notes in accordance with the terms thereof and:

            (a) to institute an action to foreclose its interest under and the lien of this Mortgage against any of the Properties by judicial foreclosure sale or strict foreclosure in one proceeding or against portions of the Properties in a series of separate proceedings, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take any of such actions; and

            (b) to take such other action at law or in equity or otherwise for the enforcement of this Mortgage and the realization on the security or any other security herein or elsewhere provided for, as the law may allow (including by power of sale), and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, together with all other sums payable by Mortgagor in accordance with the provisions of the Mortgage Notes and this Mortgage, and all sums which may have been advanced by the Mortgagee for taxes, water or sewer rents, charges or claims, payment on prior liens, insurance or repairs to the Properties, all costs of suit, together with interest thereon at such interest rate as may be awarded in any judgment obtained by the Mortgagee, as the case may be, from and after the date of any foreclosure sale until actual payment is made to the Mortgagee of the full amount due the Mortgagee, and attorneys' fees through and including all appellate levels; and

            (c) to sell, assign, transfer and deliver the whole or, from time to time, any part of any Property, or any interest in any part thereof, at any private sale or at public auction permitted by law, with such demand, advertisement or notice as required by law, and on such other terms as required or permitted by law.

Before taking title to any Property, the Mortgagee, at the expense of the Mortgagor, may determine whether any environmental hazards exist at the Property in respect of which the Mortgagee may become liable by taking title, which determination may include the performance of an environmental audit of the Property by a qualified professional if the Mortgagee determines that reasonable prudence warrants the performance of such an audit.

            25.2. The Mortgagor's Waivers. It shall not be necessary for the Mortgagee to have actual or constructive possession of any part of any Property in order to pass the title to and the right of possession of said Property, and the title to and the right of possession of said property shall pass to the purchaser or purchasers thereof at any sale hereunder as fully as if the same actually had been present and delivered. To the fullest extent allowed by applicable law, upon foreclosure of this Mortgage whether by power of sale, or any other nonjudicial or judicial foreclosure process, the Mortgagor or any person claiming any part of any Property by, through or under the Mortgagor shall not be entitled to direct the order of sale or to a marshalling of assets or a sale in inverse order of alienation. The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. In the event of a foreclosure sale, to the extent that the Mortgagor is in possession of the Premises, the Mortgagor shall be deemed a tenant at will of the purchaser at such judicial foreclosure sale and shall be liable for a reasonable rental for the use of the Premises; and if the Mortgagor refuses to surrender possession of the Premises upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and the Mortgagor expressly waives all damages sustained by reason thereof and the Mortgagor agrees to pay to the purchaser the reasonable costs and expenses (including all reasonable attorneys' fees and expenses) of such action and writ, subject to the provisions of Article 38.

            25.3. Recovery of Advances. Subject to the provisions of Article 35 and subject to the provisions of Article 38, the Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by the Mortgagor under the terms of this Mortgage and/or the Mortgage Notes as they become due, without regard to whether the principal indebtedness evidenced by the Mortgage Notes or any other sums secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by the Mortgagor existing at the time the earlier action was commenced.

            25.4. Sale. Upon the completion of any sale or sales of any Property by virtue of this Article 25, the Mortgagee or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers, good and sufficient instrument or instruments (subject to the provisions of Article 38 hereof), conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. In such event, the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of any part of the Property and rights so sold, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power. Any such sale or sales shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor.

            25.5. Several Parcels. If any Event of Default shall have occurred and the Mortgage Notes shall have been declared due and payable, the Mortgagee shall have the right to sell each of the Properties individually or collectively in such manner and order as it may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Properties have been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of the Mortgagee, such sale shall not exhaust the power of sale hereunder, and the Mortgagee shall have the right to cause a subsequent sale or sales.

            25.6. Mortgage Notes Become Due on Foreclosure Sale. Upon any sale of any or all of the Properties by the Mortgagee under or by virtue of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise in accordance with the provisions of this Mortgage, the entire unpaid principal amount of the Mortgage Notes at the time outstanding shall, if not previously declared due and payable, immediately become due and payable, together with the interest accrued thereon and any applicable Make-Whole Obligation which would then be payable, and any other indebtedness which this Mortgage by its terms secures.

            26. MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS. The Mortgagor irrevocably appoints (which appointment is coupled with an interest) the Mortgagee the true and lawful attorney-in-fact of the Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Mortgage after the occurrence and during the continuance of an Event of Default hereunder, to execute and deliver all such deeds, assignments, bills of sale and other instruments (without recourse, warranty or representation of any kind) as the Mortgagee may consider necessary or appropriate, with full power of substitution, the Mortgagor hereby ratifying and confirming all that such attorney or any substitutes shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Mortgagee or such purchaser all deeds, assignments, bills of sale, releases and other proper instruments (which in each case shall be without recourse to or representation or warranty by the Mortgagor) to effect such ratification and confirmation as may be designated in any such request.

            27. PURCHASE OF PROPERTIES BY MORTGAGEE. The Mortgagee, any Holder individually, or any nominee of any of them may be a purchaser of any of the Properties or of any interest therein at any sale thereof, and may apply to the purchase price all or any part of the indebtedness secured hereby in lieu of payment in cash of the amount of such indebtedness applied. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in the Mortgagor.

            28. RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. Upon any sale of a Property after the Mortgage Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, the receipt of the Mortgagee or the receipt of the officer making the sale under judicial proceedings shall, to the full extent legally permitted, be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

            29. WAIVER OF MARSHALLING, APPRAISEMENT, APPRAISAL. The Mortgagor hereby waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of the Mortgagor, including a holder of a lien subordinate to the lien created hereby (without implying that Mortgagor has a right to grant an interest in, or a subordinate lien on, any of the Properties), by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself. The Mortgagor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisement, appraisal, stay or extension or of redemption after foreclosure now or hereafter in force.

            30. SALE SHALL BE A BAR AGAINST MORTGAGOR. The sale of any Property in connection with the exercise of remedies under this Mortgage after the Mortgage Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, shall, to the full extent legally permitted, forever be a perpetual bar against the Mortgagor's asserting any claim to title to the Property.

            31. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of any Property or any part thereof or any interest therein, after the Mortgage Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, together with any other moneys and the proceeds of any Credit Facilities or Eligible Collateral at the time held by the Mortgagee as part of the Property, shall be applied as set forth in Section 5.6 of the Indenture except that reference to the term "Notes" or any "Class" of "Notes" in the Indenture shall be deemed to be a reference to the Mortgage Notes or the corresponding Class of Mortgage Notes hereunder.

            32. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred and be continuing, the Mortgagee shall, to the fullest extent permitted by law, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Properties, whether such receivership be incidental to a proposed sale of the Properties or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

            33. POSSESSION, MANAGEMENT AND INCOME. If an Event of Default shall have occurred and be continuing, the Mortgagee, with such notice, if any, to the Mortgagor as required by law or as the Mortgagee considers appropriate in the circumstances, and subject to the rights of Tenants and the provisions of applicable law, may immediately enter upon and take possession of the Premises of each of the Properties by self-help, summary proceedings, ejectment or otherwise, and may remove the Mortgagor and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto; provided, however, that upon the cure of such Event of Default within the permitted time, and if no other Event of Default shall have occurred and be continuing, the Mortgagee will convey possession of such Premises back to the Mortgagor. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except (i) for its gross negligence or willful misconduct or (ii) to the extent required by applicable law, and except that any amounts so received by the Mortgagee shall be applied as set forth in Section 5.6 of the Indenture except that reference to the term "Notes" or any "Class" of "Notes" in the Indenture shall be deemed to be a reference to the Mortgage Notes or the corresponding Class of Mortgage Notes hereunder.

            At the request of the Mortgagee, the Mortgagor shall promptly execute and deliver to the Mortgagee such deeds, instruments of assignment and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or any agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may reasonably specify, to obtain possession of all or any portion or portions of the Properties to which the Mortgagee shall at the time be entitled hereunder, subject to the rights of Tenants.

            If the Mortgagor shall fail for any reason to execute and deliver such instrument or document after such request by the Mortgagee, the Mortgagee, to the fullest extent permitted by law, may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Mortgagor to execute and deliver such instruments and documents to the Mortgagee, which entry of judgment the Mortgagor, to the extent it may lawfully do so, hereby specifically consents and (ii) pursue the Properties wherever it may be found and to the extent lawfully permitted, take possession of and remove the same, subject to the rights of Tenants.

            Upon every such taking of possession, the Mortgagee may (but shall have no obligation), from time to time, at the expense of the Mortgagor and such expenses to constitute additional indebtedness secured by the affected Property, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Premises of such Property, as it may deem proper. In such case, the Mortgagee, to the fullest extent permitted by law, shall have the right to manage, control, use, operate, store, lease or otherwise deal with such Property and to carry on the business and exercise all the rights and powers of the Mortgagor relating to such Property, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the management, cleaning, control, use, operation, storage, leasing of or otherwise dealing with the Property, or any part thereof, as the Mortgagee may determine; and, to the fullest extent permitted by law, the Mortgagee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Property and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the management, control, use, operation, storage, leasing of or otherwise dealing with the Premises and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for Impositions, or other taxes, assessments, insurance or other proper charges upon the Premises or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Mortgagee, and all persons properly engaged or employed by the Mortgagee.

            34. RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S COVENANTS. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed here under, the Mortgagee, upon notice to the Mortgagor and upon the expiration of any applicable grace or cure period provided in Article 23 (except in cases of emergency that threaten bodily injury or material damage to property, in which case the Mortgagee will allow such notice and grace or cure period, if any, as is reasonable under the circumstances) and subject to the Mortgagor's right of contest under Article 12 hereof, but without waiving or releasing any obligation, Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and, to the extent permitted by applicable law, may enter upon the Premises of such Property for such purpose and take all such action thereon as, in the judgment of the Mortgagee, may be reasonably necessary or appropriate therefor, subject to the rights of Tenants. All sums so paid by the Mortgagee and all reasonable costs and expenses (including all attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment by the Mortgagee until paid, shall constitute additional indebtedness secured by this Mortgage and, subject to the provisions of Article 38 hereof, shall be paid by the Mortgagor to the Mortgagee, for the benefit of the Holders, upon demand therefor.

            35. REMEDIES CUMULATIVE. Subject to the provisions of Article 38 hereof, to the extent permitted under applicable law each right, power and remedy of the Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute (including the Uniform Commercial Code as enacted in the State where each of the Properties is located) or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee, to the extent permitted by law, of any or all of such other rights, powers or remedies. The Mortgagee shall not exercise or seek to exercise, or accept the performance or acquiescence by the Mortgagor under, any remedy provided for the benefit of the Mortgagee in any Security Document other than this Mortgage, until the Mortgagee has exhausted its remedies under this Mortgage, nor shall the Mortgagee take any action after an Event of Default, including seeking interim relief or partial recovery from the Property, the taking of which would restrict or impair the ability of the Mortgagee to proceed, or which would preclude the Mortgagee from proceeding, against the entire Premises for the benefit of the Holders.

            36. APPLICABLE LAW. (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. All waivers, consents, confessions and releases provided for in this Mortgage are effective only to the extent permitted by applicable law.

            (b) This Mortgage was negotiated and made by Mortgagor in the State of New York, and the proceeds of the loans secured hereby were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of this Mortgage, except that the creation, validity, perfection, priority and enforceability of the lien and security interest created by this Mortgage, all warranties of title contained herein with respect to the Properties and all provisions hereof relating to the realization of the security covered by this Mortgage shall be governed by the laws of the State in which each of the Properties that is the subject of dispute is located (as further described in Articles 58, 59, 60, 61, 62, 63 and 64 and the Mortgagor and the Mortgagee will submit to jurisdiction and the laying of venue for any suit on this Mortgage in such State).

            37. NO WAIVER. No failure by the Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of the Mortgagee with respect to any other then existing or subsequent breach. Neither the Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other person so obligated, to take action to foreclose on this Mortgage or otherwise to enforce any provisions of this Mortgage or the Mortgage Notes or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of any of the Properties and the Mortgagee extending the time of payment or modifying the terms of this Mortgage or the Mortgage Notes without first having obtained the consent of the Mortgagor or such other persons; and in the latter event the Mortgagor and all such other persons shall continue to be liable, subject to Article 38, to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Mortgagee.

            38. OBLIGATIONS ARE WITHOUT RECOURSE. (a) Anything contained in this Mortgage or in the Mortgage Notes or the other Mortgage Security Documents to the contrary notwithstanding (except for the liability of the Mortgagor for fraud, intentional misrepresentation, misapplication of proceeds or rentals as provided below), the Mortgagee's recourse for the satisfaction of the indebtedness due under the Mortgage Notes and for the payment and performance of all of the obligations and liabilities of the Mortgagor under this Mortgage or the other Mortgage Security Documents shall be limited solely to the Mortgagor's interest in the Properties and the other Mortgage Collateral, and none of the Mortgagor nor any of its respective successors or assigns, nor any partner (general or limited, or a subpartner at any level), member, tenant in common, officer, director, trustee, beneficiary, shareholder, controlling person, employee, agent or Affiliate of any of the foregoing (collectively, "Exculpated Persons") shall be liable in any other respect for
(i) the payment of the principal of, or interest or Make-Whole Obligations, if any, on the Mortgage Notes, or (ii) the payment of any other amount due under the Mortgage Notes, this Mortgage or the other Mortgage Security Documents, or
(iii) for damages for the breach of, or any costs or expenses associated with the performance of or failure to perform, any of the covenants, obligations, representations and warranties or indemnifications contained herein or in the Mortgage Notes, this Mortgage or the other Mortgage Security Documents (other than as expressly provided with respect to the Mortgagor in the Environmental Indemnity; provided, however, that the foregoing limitation of the Mortgagee's recourse as it applies to the Mortgagor shall not apply to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Mortgagee, the Trustee, the Master Servicer, the Special Servicer or the Holders by reason of the occurrence or existence of any of following prior to the payment in full of the Mortgage Notes: (i) fraud committed by the Mortgagor; (ii) an intentional and material misrepresentation by the Mortgagor; (iii) the application of any Proceeds received by the Mortgagor after a casualty or condemnation in a manner other than that required by the terms of this Mortgage and the Cash Management Agreement; or, (iv) after an Event of Default shall have occurred which shall be continuing, the application by the Mortgagor of the rentals under any Lease or of any security deposit under any Lease in a manner other than that required by the terms of this Mortgage and the Cash Management Agreement; provided, however, that in either case (i) or (ii) the Mortgagee's recourse to the Mortgagor shall be limited to the damages resulting from such fraud or intentional misrepresentation and in either case (iii) or (iv) the Mortgagee's recourse to the Mortgagor shall be limited to the amount of such misapplied Proceeds or rentals by Mortgagor and no other property or assets of Mortgagor, or of any of Mortgagor's directors, officers, employees or shareholders, shall be subject to any lien, levy, execution, or other enforcement procedure in connection with such recourse. The Mortgagee, by its acceptance of the Mortgage Notes, agrees that, in the event it pursues any remedies available to it hereunder or under the Mortgage Notes or the other Mortgage Security Documents, the Mortgagee shall not have recourse to the Exculpated Persons for any deficiency, loss or claim for damages resulting therefrom, and none of the property or assets of any of the Exculpated Persons other than the Properties shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Mortgagee hereunder, but nothing contained herein shall (i) constitute a waiver of any indebtedness evidenced by the Mortgage Notes or secured by this Mortgage or the other Mortgage Security Documents, or (ii) be taken to prevent recourse to or the enforcement of remedies against any of the Properties or any other Mortgage Collateral in respect of any and all liabilities, obligations and undertakings contained herein or in the Mortgage Notes. In addition, each document which is executed by Mortgagor and/or any Exculpated Person pursuant to or in connection with this Mortgage, the Mortgage Notes and/or the other Mortgage Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the non-recourse provisions contained in this Article
38. For purposes of this Section 38(a), each and every reference to "Mortgagee" (including the possessory thereof) shall mean Mortgagee, its successors and assigns, and all persons and/or entities whose rights under this document arise by, through or under Mortgagee, its successors and/or assigns.

            In addition, and notwithstanding anything to the contrary in the Mortgage Notes, this Mortgage, the Indenture or any other Security Document, with respect to each Mortgagor, the total liability of that Mortgagor under the Mortgage Notes, this Mortgage, and each other Mortgage Security Document shall not

            (i) at any time during the period from the date hereof to a date one year and a day after the date hereof exceed the sum of (A) the Allocated Amount for the Property identified on Exhibit A as being owned by such Mortgagor plus (B) such Mortgagor's Net Worth on the date hereof, less (C) $1,000, and

            (ii) at any time after the period referred to in clause (i) above exceed the sum of (A) the Allocated Amount for the Property identified on Exhibit A as being owned by such Mortgagor plus (B) the greater of such Mortgagor's Net Worth on the date hereof and such Mortgagor's Net Worth on the date such determination is being made (it being understood that for purposes of determining such Mortgagor's Net Worth on any date subsequent to the date that is one year and a day after the date hereof, such Mortgagor's liabilities shall only include liabilities that are permitted under the terms of the Mortgage Security Documents), less (C) $1,000.

            For purposes of the foregoing, "Net Worth" of a Mortgagor shall mean the positive net worth of such Mortgagor (net of the Allocated Amount for the Property identified on Exhibit A as being owned by such Mortgagor), based on the sum of (x) the fair saleable value of its assets (determined after giving effect to distributions, if any, by such Mortgagor to such Mortgagor's partners, members or other equity investors, as applicable, of the proceeds of the Mortgage Loan received by such Mortgagor on account of the issuance of the Mortgage Notes and determined in accordance with applicable laws governing determinations of the insolvency of debtors), less (y) its liabilities (determined as in clause (x) above), including a portion of the Mortgage Loan equal to the Allocated Amount for the Property identified on Exhibit A as being owned by such Mortgagor, but excluding amounts payable under the Mortgage Notes, this Mortgage, the Indenture and any other Mortgage Security Documents in excess of such Allocated Amount.

Each document that is executed by any Mortgagor and/or any other Exculpated Persons pursuant to or in connection with this Mortgage and/or any other Mortgage Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the provisions contained in this Article 38.

            (b) It is expressly understood and agreed that nothing herein nor any act of the Mortgagor, nor any document or instrument executed by the Mortgagor in connection herewith shall create or impose on the Mortgagor or any other Exculpated Persons any personal liability, other than to the extent expressly provided with respect to the Mortgagor in the Environmental Indemnity; and this Mortgage is executed by the Mortgagor with the express understanding and agreement that nothing herein contained or under any of the Mortgage Security Documents (including the Indenture and the Mortgage Notes) shall be construed as creating any liability on the part of the Mortgagor or any other Exculpated Persons personally, other than to the extent expressly provided with respect to the Mortgagor in the Environmental Indemnity; to pay the principal obligation or any interest that may accrue thereon or any indebtedness that may accrue hereunder or under any of the Mortgage Security Documents (including the Indenture and the Mortgage Notes) or to perform any covenant, either express or implied, herein contained, and that every Person now or hereafter claiming any right or security hereunder shall look solely to the Properties and the other Mortgage Collateral for the payment thereof and the enforcement of any lien hereby created or the enforcement of any covenant, condition or agreement contained herein or under any of the Mortgage Security Documents (including the Indenture and the Mortgage Notes).

            (c) The provisions of Section 38(a) and (b) hereof shall not (i) constitute a waiver, release or impairment of any obligation of the Mortgagor (without recourse to its partners, members or other equity investors) evidenced or secured by the Mortgage Notes, this Mortgage or any other Mortgage Security Document to the extent that it would impair the Mortgagee's right or ability to declare an Event of Default or accelerate the maturity of the Mortgage Notes,
(ii) constitute a waiver of the Mortgagee's right under Section 1111(b) of the United States Bankruptcy Code to claim against the Mortgagor (without recourse to its partners, members or other equity investors, other than to the extent expressly provided with respect to the Mortgagor in the Environmental Indemnity) the full amount of the indebtedness evidenced by the Mortgage Notes or incurred pursuant to any of the other Mortgage Security Documents or (iii) impair the right of the Mortgagee to obtain a deficiency judgment (without recourse to any partner, member or other equity investor in the Mortgagor, other than to the extent expressly provided with respect to the Mortgagor in the Environmental Indemnity) in any action or proceeding in order to preserve its rights and remedies against the Properties and the other Mortgage Collateral as to which a lien is granted hereunder, including, without limitation, foreclosure, nonjudicial foreclosure or the exercise of a power of sale, under this Mortgage or the other Mortgage Collateral.

            39. STAMP AND OTHER TAXES. Subject to the provisions of Article 12 relating to permitted contests, the Mortgagor will pay any United States documentary stamp taxes, with interest and fines and penalties, if any, and any city, county or state mortgage recording taxes, with interest and fines and penalties, if any, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or any instrument or transaction affecting or relating to either thereof. In the event of the Mortgagor's default thereof, the Mortgagee may advance the same and the amount so advanced shall be due and payable by the Mortgagor to the Mortgagee within ten days after demand therefor, together with interest thereon at the Default Rate. The Mortgagor shall not be obligated to pay any taxes which may be imposed upon the income of the Mortgagee.

            40. FURTHER ASSURANCES. The Mortgagor, at its own expense, will execute, acknowledge and deliver all such instruments and take all such actions as the Mortgagee from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to the Mortgagee of the properties and rights now or hereafter subject to the lien hereof or intended so to be.

            41. ESTOPPEL CERTIFICATES. The Mortgagor and the Mortgagee each will, from time to time, upon twenty days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to the Mortgagee, an Officers' Certificate signed by an authorized officer or officers and in the case of a request to the Mortgagor, an Officers' Certificate from the Mortgagor, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the interest accrued to date on the aggregate principal amount of the Mortgage Notes. The estoppel certificate from the Mortgagee shall also state either that, to the best knowledge of the signer of such certificate and based on no independent investigation, no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, specify each Default or Event of Default of which the Mortgagee has actual knowledge.

            42. ADDITIONAL SECURITY. Without notice to or consent of the Mortgagor and without impairment of the lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person or Persons, additional security for the Mortgage Notes. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's interest under this Mortgage, subject, however, to the provisions of Article 35 of this Mortgage.

            43. FINANCING STATEMENT. This Mortgage shall be deemed to be and may be enforced from time to time as a mortgage, chattel mortgage, assignment, contract, security agreement, financing statement, or lien on machinery situated on the Premises, and from time to time as any one or more thereof, and shall constitute a "fixture filing" for the purposes of Article 9 of the Uniform Commercial Code as enacted in the State where each Property is located.

            44. RELEASE; SUBSTITUTE PROPERTY. (a) (i) If the Mortgagor shall pay the principal of and interest on the Mortgage Notes in full at Maturity and all other sums payable to the Mortgagee hereunder by the Mortgagor or secured hereby or by the other Mortgage Security Documents, then this Mortgage and all the other Mortgage Security Documents shall be discharged and satisfied or assigned (to the Mortgagor or to any other Person at the Mortgagor's direction), at the Mortgagor's option, without warranty, other than for the acts of the Mortgagee, at the expense of the Mortgagor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Mortgage Security Documents, the Mortgagee will return to the Mortgagor all title and other insurance policies relating to the Properties and, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by the Mortgagor to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by the Mortgagee and duly recorded in the places where this Mortgage and each other Mortgage Security Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Mortgage Security Documents and (x) if the Mortgagor has elected to assign this Mortgage, the Mortgagee shall assign the Mortgage Notes to the Mortgagor or its designee and (y) if the Mortgagor has not elected to assign this Mortgage, the Mortgagee shall cancel the Mortgage Notes and return them to the Mortgagor.

            (ii) Except as otherwise provided in Article 15 or 16, if prior to the Maturity Date the Mortgagor shall pay 125% of the Allocated Amount of a Property (each, a "Release Property") together with (x) interest on such amount to the date of payment and if such date is not a Payment Date, through the next Payment Date, (y) the Make-Whole Payment, if any, and (z) all other sums then payable to the Mortgagee hereunder by the Mortgagor, then Mortgagor shall release the lien of this Mortgage with respect to the Release Property (or, at the option of Mortgagor, split the Mortgage into two Mortgages (one of which would be a lien on the Release Property and would secure 125% of the Allocated Amount of the Release Property (the "Split Mortgage") and the other of which would be a lien on the other Properties and would secure the remaining indebtedness evidenced by the Mortgage Notes) and split the Mortgage Notes (so that a new mortgage note is created evidencing 125% of the Allocated Amount of the Release Property (the "Split Note") and the Mortgage Notes are appropriately reduced), and assign the Split

Mortgage and the Split Note to the Mortgagor or its designee without warranty, other than for the acts of the Mortgagee, at the expense of the Mortgagor) and release the lien of the other Mortgage Security Documents relating to such Property. For purposes of this Section 44, the term "Make-Whole Payment" shall mean:

            (1) if pursuant to the Indenture and in connection with the release of the lien of the Mortgage from the Release Property, Vornado Finance is required to defease Notes in a principal amount equal to the principal amount of Mortgage Notes being paid under this Section 44(a)(ii), an amount equal to the excess, if any of (x) the amount required to be paid by Vornado Finance to accomplish such defeasance over (y) the amount of principal and interest paid by the Mortgagor under this Section 44(a)(ii) in order to release such Property; or

            (2) if clause (1) does not apply, zero.

Concurrently with such release and satisfaction or assignment, the Mortgagee will return to the Mortgagor all title and other insurance policies relating to such Property and, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by the Mortgagor to evidence such release and satisfaction or assignment. The Mortgagee shall also pay over to the Mortgagor that is the owner of such Property all amounts held in any Reserve Accounts that relate to such Property.

            Notwithstanding the foregoing, in the event that the Mortgagor desires to obtain a release from the lien of this Mortgage of, all or any one of the Properties described in Exhibit A hereto, the Mortgagee shall consent to the release of the Release Property or Properties from the lien of this Mortgage provided that (i) the Mortgagor shall have given at least 15 days' prior written notice of the date proposed for such release (the "Release Date"), (ii) no Event of Default shall have occurred and be continuing as of the Release Date, unless the proposed release, by itself, will eliminate the basis of all outstanding Events of Default, in which case the requirement of this clause (ii) will be deemed to be satisfied, (iii) in no event would such release result in a decrease in the Debt Service Coverage Ratio below the greater of (A) the Debt Service Coverage Ratio as of the most recent Debt Service Coverage Ratio Calculation Date immediately preceding such Release and (B)

1.56:1, (iv) Vornado Finance shall simultaneously with such Release defease or, if permitted by the terms of the Indenture, redeem, a principal amount of Notes that is equal to the principal amount of Mortgage Notes being prepaid in connection with such Release pursuant to the terms of the Indenture, and (v) the Mortgagor shall have delivered to the Mortgagee an Officer's Certificate confirming the matters referred to in clauses (ii), (iii) and (v) above. In determining whether the Debt Service Coverage Ratio test is satisfied for purposes of this Section 44(a)(ii), Net Cash Flow shall be calculated with proper adjustment to both Gross Revenue and Operating Expense to account for the proposed release of the Release Property.

            Any prepayment made pursuant to this Section 44(a)(ii) shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

            (b) Intentionally Omitted.

            (c) Intentionally Omitted.

            (d) Intentionally Omitted.

            (e) At any time and from time to time, the Mortgagor may, subject to the conditions in this Section 44(e), substitute a property (a "Substitute Property") for any individual existing Property (a "Replaced Property") provided that the Allocated Amount of the Replaced Property together with all the Allocated Amount of all previous Replaced Properties, does not exceed twenty-five percent (25%) of the original principal amount of the Mortgage Loan. From and after the substitution of a Substitute Property in accordance herewith, such Substitute Property shall thereafter be deemed a Property under this Mortgage, and, for the purpose of determining the Allocated Amount, the Allocated Amount of the Replaced Property shall be the Allocated Amount of the Substitute Property. In the event of a substitution, the Mortgage Notes shall remain in full force and effect, and all necessary action shall be taken so that this Mortgage shall encumber the Substitute Property. Concurrently with the completion of all steps necessary to substitute a Substitute Property as provided herein, the Mortgagee shall take or cause to be taken all actions as are necessary or appropriate to release and discharge all liens granted to the Mortgagee and affecting the Replaced Property.

            To qualify as a Substitute Property, the property must, at the time of substitution:

                  (i) be a property as to which the Mortgagor will hold marketable fee or leasehold title free and clear of any lien or other encumbrance except for easements or restrictive covenants which do not have an adverse effect on the utility or value of such property;

                  (ii) be free and clear, as shall be demonstrated in an environmental report issued by a recognized environmental consultant and in form and substance acceptable to the Mortgagee, of Hazardous Substances except for nominal amounts of any such substances used in the normal and customary trade or business of the Mortgagor or commonly used in the operation of properties similar to the Properties (in either case in compliance with all environmental laws);

                  (iii) be in good repair and condition, as shall be certified by an Officer's Certificate of Mortgagor;

                  (iv) be in compliance, in all material respects, with Legal Requirements and Insurance Requirements, as shall be certified by an Officer's Certificate of Mortgagor; and

                  (v) be owned by a Single Purpose Entity that is 100% directly or indirectly owned by Vornado Finance.

            In addition to the conditions in the preceding paragraph, substitution of any Property pursuant to this Section 44(e) shall be subject to the satisfaction of the following:

                  (i) delivery to the Mortgagee of written notice thereof from the Mortgagor at least thirty (30) days prior to the date of the proposed substitution (the "Substitution Date");

                  (ii) delivery to the Mortgagee of an opinion of counsel regarding the enforceability of, and perfection of the lien created by, this Mortgage, as amended or supplemented, with respect to the Substitute Property and confirming the conclusions reached in the non-consolidation opinion of counsel delivered on the Closing Date after giving effect to such substitution and the delivery to the Mortgagee of a Tax Opinion;

                  (iii) the Mortgagor shall be in material compliance with all the terms and conditions of this Mortgage and the Mortgage Security Documents, and no Event of Default shall have occurred and be continuing;

                  (iv) the representations and warranties set forth in this Mortgage and the Mortgage Security Documents applicable to the Replaced Property shall be true and correct as to the Substitute Property on the Substitution Date in all material respects;

                  (v) delivery to the Mortgagee of a copy of the certificate of incorporation, partnership agreement, limited liability company agreement or other organizational document of the Mortgagor owning the Substitute Property and all amendments thereto, certified as true, complete and correct by an authorized officer; a certificate from the Secretary of State or other applicable official or officer in the Mortgagor's state of formation certifying that it is duly formed and in good standing (with tax clearance, if applicable), certificates from the Secretary of State of the state in which the Substitute Property is located, certifying as to the applicable Mortgagor's good standing as a corporation, partnership or limited liability company in such state (with tax clearance, if applicable); delivery by an authorized officer of the Mortgagor of a certificate, dated the Substitution Date and signed by its Secretary or Assistant Secretary, certifying the names of the officers authorized to execute and deliver this Mortgage and any other necessary agreements, instruments or documents to which the Mortgagor is a party, together with the original, not photocopied signatures of such officers;

                  (vi) the Substitute Property shall be devoted principally to use as a shopping center of at least the same general character and quality as the Replaced Property;

                  (vii) a Rating Agency Confirmation has been obtained;

                  (viii) delivery to the Mortgagee in form and substance satisfactory to the Mortgagee, of originals of the following:

                        (A) a signature page of this Mortgage, as amended or
                  supplemented thereby or otherwise, duly executed and acknowledged by the Mortgagor owning the Substitute Property and each of the Mortgage Notes;

                        (B) an assignment of leases and rents with respect to
                  the Substitute Property, duly executed and acknowledged by the applicable Mortgagor, assigning and transferring to the Mortgagee a first priority security interest in all rents, revenues, issues, profits and proceeds arising under the Leases relating to the Substitute Property;

                        (C) a title insurance policy issued by a title insurance
                  company acceptable to the Mortgagee in the amount of the Allocated Amount for the Substitute Property containing such affirmative coverage acceptable to the Mortgagee insuring that this Mortgage, as amended or supplemented, creates a valid lien on the applicable Mortgagor's fee or leasehold title to the Substitute Property subject to the Permitted Exceptions, and insuring the perfected interest of the Mortgagee, in and to the Substitute Mortgage and assigned to the Mortgagee.

                        (D) a current ALTA as-built land title survey (or form
                  otherwise acceptable to the Mortgagee) and a certificate from a professional licensed land surveyor with respect to such Substitute Property, certified to the title insurance companies participating in the title policies and the Mortgagee, and showing the location, dimensions and area of each parcel of the Substitute Property, including all existing buildings and improvements, utilities, parking areas and spaces, internal streets, if any, external streets, rights-of-way, as well as any easements, setback violations or encroachments on such Substitute Property and identifying each item with its corresponding exception, if any, in the title policy relating thereto and otherwise reasonably acceptable to the Mortgagee. Each survey shall contain the original signature and seal of the surveyor and any additional matter required by the title companies. In addition, the Mortgagor shall provide with respect to each Substitute Property a certificate of a professional land surveyor to the effect that the Improvements located upon such Substitute Property are not located in a flood plain area, of, if such Substitute Property is in a flood plain area, the Mortgagor shall deliver on the Closing Date evidence of flood insurance;

                        (E) Uniform Commercial Code financing statements (Form
                  UCC-1) (or other forms required in any jurisdiction), duly executed by the Mortgagor, covering all fixtures, Equipment and other personal property, collateral and all proceeds thereof, naming the applicable Mortgagor as debtor and the Mortgagee as secured party;

                        (F) insurance certificates issued by insurance companies
                  reasonably satisfactory to Mortgagee evidencing the insurance coverage required under Section 13;

                        (G) a signature page of each of the Environmental
                  Indemnity and the Cash Management Agreement, as amended or supplemented thereby or otherwise, duly executed and acknowledged by the Mortgagor owning the Substituted Property;

                        (H) a Management Subordination Agreement with respect to
                  the Substituted Property duly executed by the owner and Manager of the Substituted Property; and

                        (I) payment of all costs and expenses anticipated to be
                  incurred in connection with such substitution (including, without limitation, reimbursement of the Mortgagee's reasonable costs, title premiums, mortgage recording taxes, transfer taxes, recording fees, and reasonable attorneys' fees and disbursements actually incurred);

                  (ix) the Substitute Property shall have a Net Cash Flow for the twelve (12) month period prior to the substitution of not less than the Net Cash Flow for the same period of the Replaced Property; and

                  (x) the Debt Service Coverage Ratio after such substitution is equal to or greater than the Debt Service Coverage Ratio at the Closing Date.

            45. CHANGES IN LAW REGARDING TAXATION. In the event of the passage, after the date of this Mortgage, of any law of any of the states in which any Property is located changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage or the Mortgage Notes and resulting in an increase in the taxes or other charges imposed on or incurred by the Mortgagee by reason of such change in law, the Mortgagee may with the consent of Holders of a majority in principal amount of the Outstanding Notes, at its option, upon 90 days' notice, declare the aggregate Allocated Amount of all Properties in such State to be due and payable (without premium or Make-Whole Obligation); provided, however, that the Mortgagee shall not make such declaration and this Mortgage shall remain in effect if, notwithstanding said law, (i) (x) the Mortgagor may lawfully pay such taxes on behalf of the Mortgagee or (y) the Mortgagor and the Mortgagee may lawfully, and do, enter into an enforceable agreement obligating the Mortgagor to pay to the Mortgagee an amount equal to any increase in taxation or charges imposed on or incurred by the Mortgagee by reason of such change in law (which agreement shall thereupon become part of this Mortgage), and (ii) the Mortgagor does in fact pay such taxes or such increases in taxation or charges, as applicable; provided, however, that this Article 45 shall not apply to any taxes which may arise in connection with the ownership or transfer of the Mortgage Notes or the Notes or which may be imposed upon the income of the Mortgagee or the Holders of the Notes.

            Any prepayment made pursuant to this Section 45 shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

            46. PREPAYMENTS. (a) Mandatory Payments of Principal.

                  (i) On each Payment Date commencing with the Payment Date in April, 2000, the Mortgagee shall pay the Principal Installment Amount due on such Payment Date subject to adjustment pursuant to Section 46(a)(ii) below. All payments of Principal Installment Amounts shall be applied first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been repaid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been repaid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been repaid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been repaid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been repaid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been repaid in full; and finally, to the Class F Mortgage Note until the Class F Mortgage Note has been repaid in full.

                  (ii) If at any time any portion of the principal balance of the Mortgage Notes is prepaid (other than in the manner described in Section 46(a)(i) above), then the Principal Installment Amounts (and
      Exhibit I hereto) shall be adjusted as follows:

                  (A) if such prepayment of the Mortgage Notes results in the defeasance of a corresponding principal amount of Notes pursuant to the terms of the Indenture, then the Principal Installment Amounts set forth on Exhibit I hereto shall be revised to equal the Principal Installment Amounts (as defined in the Indenture) set forth on the Undefeased Amortization Schedule (as defined in and calculated pursuant to Section 4.3(b) of the Indenture);

                  (B) if such prepayment of the Mortgage Notes results in the redemption of a corresponding principal amount of Notes pursuant to the terms of the Indenture that occurs prior to the time that any Notes have been defeased pursuant to the Indenture, then the Principal Installment Amounts set forth on Exhibit I hereto shall be revised to equal the Principal Installment Amounts (as defined in the Indenture) as calculated pursuant to the terms of Section 3.11(a)(ii) of the Indenture;

                  (C) if such prepayment of the Mortgage Notes results in the redemption of a corresponding principal amount of Notes pursuant to the terms of the Indenture that occurs after the time that any Notes have been defeased pursuant to the Indenture, then the Principal Installment Amounts set forth on Exhibit I hereto shall be revised to equal the Principal Installment Amounts (as defined in the Indenture) set forth on the Undefeased Amortization Schedule (as defined in the Indenture) as recalculated pursuant to the terms of
            Section 3.11(a)(ii) of the Indenture.

            The proceeds applied to prepay the Mortgage Notes pursuant to this
Section 46(a) shall be ratably applied to reduce the Allocated Amounts of each Property based upon the respective Allocated Amounts of the Properties securing the Mortgage Notes.

            (b) Voluntary Prepayments. The Mortgage Notes may be prepaid by the Mortgagor at any time, in whole or in part, at the election of the Mortgagor (and thereby reduce the principal amount secured by this Mortgage) upon payment to the Mortgagee of

                  (i) the principal amount of the Mortgage Notes to be prepaid;

                  (ii) interest on such amount to the date of prepayment and if such date is not an Payment Date, through the next Payment Date;

                  (iii) the Make-Whole Payment, if any; and

                  (iv) all other sums then payable to the Mortgagee hereunder by the Mortgagor (including all expenses of the Mortgagee in connection with such prepayment);

provided, however, that simultaneously with such prepayment, Vornado Finance shall defease or, if permitted by the terms of the Indenture, redeem a principal amount of Notes that is equal to the principal amount of Mortgage Notes being prepaid pursuant to the terms of the Indenture.

            For purposes of this Section 46(b), the term "Make-Whole Payment" shall mean:

            (1) if pursuant to the Indenture and in connection with such prepayment of the Mortgage Notes,

      Vornado Finance is required to defease Notes in a principal amount equal to the principal amount of the Mortgage Notes being paid under this
      Section 46(b), an amount equal to the excess, if any of (x) the amount required to be paid by Vornado Finance to accomplish such defeasance over
      (y) the amount of principal and interest paid by the Mortgagor under this
      Section 46(b)(ii) in connection with such prepayment of the Mortgage Notes; or

            (2) if clause (1) does not apply, zero.

            The proceeds applied to prepay the Mortgage Notes shall be deemed to be first applied to satisfy the Make-Whole Payment, if any, applicable to such prepayment and then shall be ratably applied to reduce the Allocated Amounts of each Property based upon the respective Allocated Amounts of the Properties securing the Mortgage Notes unless (i) the Mortgagor elects to release one or more of the Properties in connection with such prepayment in accordance with
Section 44 or (ii) such prepayment is made in respect of a sale of Expansion Space at a particular Property, in which case the Allocated Amount of such Property shall be reduced.

            Any prepayment made pursuant to this Section 46(b) shall be applied to the Mortgage Notes in the following order of priority: first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been paid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been paid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been paid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been paid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been paid in full; sixth, to the Class E Mortgage Note until the Class E Mortgage Note has been paid in full; and seventh, to the Class F Mortgage Note until the Class F Mortgage Note has been paid in full.

            The Mortgagor shall give notice of prepayment of the Mortgage Notes pursuant to this Section 46 to the Mortgagee not less than 15 days nor more than 45 days prior to the date fixed for prepayment, specifying (i) the date fixed for prepayment, (ii) the aggregate principal amount of the Mortgage Notes to be prepaid on such date and (iii) the amount of the Make-Whole Payment, if any, to the extent such amount can be calculated as of the date of such notice.

            (c) Other Prepayments. The Mortgage Notes may or shall be prepaid without any Make-Whole Obligation upon the occurrence of certain events of damage to or destruction of or condemnation of any of the Properties securing the Mortgage Notes or changes in law regarding taxation of mortgages generally as more fully set forth in Articles 15, 16 and 45 of this Mortgage.

            47. CONFIDENTIALITY. The Mortgagee agrees to use its best efforts to keep confidential all financial statements and other information obtained by it from the Mortgagor pursuant to this Mortgage and to not disclose such information to any other Person except (i) to the Holders pursuant to the terms of this Mortgage and the Indenture (subject to the confidentiality restrictions applicable to the Mortgagee and the Holders) and to the Rating Agencies (and the Rating Agencies may reasonably disclose such information in connection with their initial rating or their ongoing rating surveillance of the Securities),
(ii) to the extent required by any law, or (iii) to the extent that such information is public when received by the Mortgagee or becomes public thereafter due to the action or omission of any party other than the Mortgagee and the Holders.

            48. SECURITY AGREEMENT, ETC.

            48.1. Grant of Security. This Mortgage is a security agreement within the meaning of the Uniform Commercial Code of the state where each Property is located with respect to all personal property now or hereafter located at the Properties and owned by the Mortgagor as to which the creation and perfection of a security interest are subject to such Uniform Commercial Code (the "Personal Property"), and is also a mortgage as to those portions of the Properties that are classified as real property. The Mortgagor hereby grants to the Mortgagee a security interest in and to the Personal Property to secure the payment of the Mortgage Notes. Any completely executed counterpart of this instrument may be filed as a mortgage on real property or fixtures, or as a security agreement or financing statement or as both. The address of the Mortgagor, as debtor, and the address of the Mortgagee, as secured party, are shown on page 1 of this Mortgage.

            48.2. Financing Statements. The Mortgagor shall cause all financing and continuation statements and other instruments with respect to the Personal Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law fully to evidence, perfect and secure the interests of the Mortgagee in the Personal Property, and shall pay all filing fees in connection therewith. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to perform the obligations of the Mortgagor under this Section 48.2, at the expense of the Mortgagor, in the event it fails to do so.

            48.3. Multiple Remedies. If an Event of Default shall have occurred and be continuing, the Mortgagee shall have the option of proceeding, to the extent permitted under applicable law, as to both real and personal property in accordance with its rights and remedies in respect of the real property, as an alternative to proceeding in accordance with the default provisions of the Uniform Commercial Code; and the Mortgagee may exercise any and all of the other rights of a secured party under such Uniform Commercial Code.

            48.4. Waiver of Rights. To the extent permitted under applicable law, the Mortgagor waives all rights of redemption after foreclosure and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the Personal Property after the occurrence and during the continuance of an Event of Default hereunder and all other rights and remedies of the Mortgagor with respect thereto. In exercising its right to take possession of the Personal Property upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagee, personally or by its agents or attorneys, and subject to the rights of any Tenant, may enter upon any part of the Premises without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned except for its gross negligence or willful misconduct. To the extent any notice of sale or other disposition of the Personal Property is required and cannot be waived, in the event the Mortgagee elects to proceed with respect to the Personal Property separately from the real property, the Mortgagee shall give at least ten Business Days' notice of the sale of the Personal Property, subject, however, to the provisions of Article 35 hereof in each case. All recitals in any instrument of assignment or any other instrument executed by the Mortgagee incident to any sale, transfer, assignment, lease or other disposition or utilization of the Personal Property or any part thereof shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by the Mortgagee or of any fact or condition incident thereto, all of which shall be deemed conclusively to have been performed or to have occurred.

            48.5. Expenses of Disposition of the Properties. The Mortgagor shall reimburse the Mortgagee, within thirty Business Days after demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Personal Property which are incurred, including all reasonable attorneys' fees and expenses, and all such expenses shall be added to the Mortgagor's obligations to the Mortgagee and shall be secured hereby.

            49. EXPENSES OF THE MORTGAGEE.

            (a) Subject to the provisions of Article 38, if any action, suit or other proceeding affecting any of the Properties or any part thereof be commenced, in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use such Property or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the interest of the Mortgagee under this Mortgage (including any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Legal Requirement), then all amounts reasonably paid or incurred by the Mortgagee for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and lien created by this Mortgage (including all reasonable attorneys' fees and expenses), shall be paid by the Mortgagor upon demand and, if not paid within thirty days of the giving of such demand, shall bear interest at the Default Rate from the date of the payment or incurring thereof, and any such amount and the interest thereon shall be a lien on the Properties, prior to any right, or right to, interest in, or claim upon the Properties attaching or accruing subsequent to or otherwise subordinate to the lien of this Mortgage, and the same shall be deemed to be indebtedness secured hereby, provided such right of payment in the case of any enforcement of the rights of the Mortgagee under this Mortgage shall only arise in the case where an Event of Default shall have occurred and be continuing. All other reasonable amounts paid, advanced or incurred by the Mortgagee after the occurrence and during the continuance of an Event of Default in order to secure and protect the interest of the Mortgagee under this Mortgage or the other Mortgage Security Documents shall be a like lien on the Properties and be deemed to be part of the indebtedness secured hereby.

            (b) Subject to the provisions of Article 38, in the event this Mortgage or the Mortgage Notes is placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof and if an Event of Default shall have occurred and shall then be continuing, the Mortgagor agrees to pay all reasonable costs associated therewith incurred by the Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all reasonable costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the Default Rate from the date of notice or incurring thereof, and the same shall be deemed to be part of the indebtedness secured hereby.

            50. USURY. The Mortgagor and the Mortgagee intend to conform strictly to applicable laws regarding usury. The Mortgagor and the Mortgagee hereby stipulate and agree that it is the intention of Mortgagor and Mortgagee that none of the terms and provisions contained in the Mortgage Notes or this Mortgage shall ever be construed to create a contract to pay for the use, forbearance, or detention of money an amount in excess of the maximum nonusurious amount allowed by applicable law. If the Mortgage Notes or this Mortgage or the transactions contemplated by any of them would be otherwise usurious under applicable law, then notwithstanding anything to the contrary in any or all of the Mortgage Notes or this Mortgage, the Mortgagor, and the Mortgagee hereby agree as follows: (i) for any applicable period of time specified by any applicable law, interest under the Mortgage Security Documents shall never exceed the maximum nonusurious amount allowed by such law; and (ii) if the Mortgage Notes shall be accelerated in whole or in part for any reason, or if any required or permitted prepayment occurs hereunder, then for any applicable period of time specified by any applicable law, interest shall never include more than the maximum nonusurious amount allowed by each such law, and in either such case any excess interest (if any) otherwise provided for under any or all of the Mortgage Security Documents shall automatically be applied by the Mortgagee in the following order: (1) to interest properly charged under the Mortgage Notes and this Mortgage; (2) to principal properly charged under the Mortgage Notes and this Mortgage (without premium); (3) if all sums due under
(1) and (2) have been or would thereby be paid in full, all other interest on the Mortgage Notes shall be cancelled automatically as of and through the date of such acceleration or prepayment; and (4) if any such excess interest has been received by the Mortgagee, it shall be refunded by the Mortgagee to the Mortgagor. The Mortgagor shall never be required to pay unearned interest under the Mortgage Notes and this Mortgage or to pay interest under any or all of the Mortgage Security Documents in an amount in excess of the maximum nonusurious amount allowed by applicable law, and the provisions of this Article 50 shall control over all other provisions of any Mortgage Security Document which may be in apparent conflict herewith.

            51. MISCELLANEOUS. This Mortgage may be discharged or terminated only by an instrument in writing signed by the party against which enforcement of such discharge or termination is sought. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end, and such date shall be deemed to fall, on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such preceding day. Subject to Article 38 hereof, this Mortgage shall be binding upon the Mortgagor and the Mortgagee and each of the Mortgagor and the Mortgagee and their respective successors and permitted assigns and all Persons claiming under or through the Mortgagor and the Mortgagee or any such successors or permitted assigns, and shall inure to the benefit of and be enforceable by the Mortgagor and the Mortgagee and their respective successors and assigns. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

            52. NON-MERGER. It is the intention and agreement of the Mortgagor and the Mortgagee that there shall be no merger of any leasehold estate in the Premises of any of the Properties with the fee interest in the Premises of any of the Properties or any other estate or interest in the Premises of any of the Properties, and there shall be no merger of this Mortgage and any estate in the Premises, by reason of the fact that the same Person may own or hold (a) any leasehold estate in the Premises, and/or (b) this Mortgage, and/or (c) the fee interest in the Premises or any other estate or interest in the Premises.

            53. ASSIGNMENT OF RENTS AND MORTGAGOR'S INTEREST IN LEASES.

            (a) During the term hereof, the Mortgagor presently hereby irrevocably grants, sells, assigns, conveys, transfers and sets over to the Mortgagee, subject to the terms and conditions hereof, any and all existing

Leases and any other Leases which may hereafter be entered into by the Mortgagor, and any modifications, renewals or extensions thereof, and all right, title and interest of the Mortgagor thereunder and all rights under guarantees therefor, including all claim, right and demand as lessor to receive, collect and retain all rents and all other amounts due thereunder, any modification, renewals or extensions thereof, including:

                  (i) the immediate and continuing right to receive and collect all amounts payable by all Tenants, subtenants or other parties pursuant to the Leases, Reciprocal Operating Agreements and the Stop & Shop Guaranty, including, without limitation, (A) all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security payable to or receivable by the Mortgagor under the Leases, Reciprocal Operating Agreements and the Stop & Shop Guaranty, or any other guaranty,(B) all damages or other amounts payable in the event of any expiration or termination of any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, pursuant to the terms thereof, by operation of law or otherwise, (C) any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, or otherwise,
      (D) any award in the event of the bankruptcy of any Tenant or guarantor of a Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, and (E) all security deposits, other security instruments, other deposits or prepayments with respect to any such Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranties;

                  (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty;

                  (iii) all right to take all action upon the happening of a default under any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, as shall be permitted by any Lease,

      Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                  (iv) the full power and authority, in the name of the Mortgagor, or otherwise, to enforce, collect, receive and make receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which the Mortgagor, or any landlord is or may be entitled to do under any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty;

subject, however, to the license granted to the Mortgagor under paragraph (c) below.

            (b) Any funds received by the Mortgagee, after payment of all proper costs and charges, under this Article 53 shall be held by the Mortgagee for application first to payment of all amounts then due and payable under this Mortgage, and second to payment of all amounts then due and payable under the Mortgage Notes. The Mortgagee shall be accountable to the Mortgagor only for monies actually received by the Mortgagee pursuant to this Article 53. The collection of said funds and the application thereof as aforesaid shall not cure or waive any Event of Default or waive, modify or affect any notice of Event of Default or invalidate any act done pursuant to such notice; provided, however, if the Mortgagor deposits with the Mortgagee amounts which are sufficient to cover the obligation of the Mortgagor that was the subject of the Event of Default, the Event of Default shall be deemed to have been cured.

            (c) (i) This assignment constitutes a present, absolute, effective, irrevocable assignment by the Mortgagor to the Mortgagee of the Property to be assigned, including without limitation such property as constitutes personal property, and the right to collect all sums payable to the Mortgagor thereunder and apply the same in accordance with subsection (b) above which is not conditioned on the Mortgagee being in possession of the Property. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have a license (which may be enforced by the Manager) to collect and retain from the Tenants and of such parties to any Reciprocal Operating Agreements, rent and all other sums payable under the Leases, the Stop & Shop Guaranty, any Reciprocal Operating Agreements or any other guaranties, and all Proceeds paid in respect of the insurance described in clause (d) of Exhibit E hereto, to enforce the obligations of Tenants under the Leases and of such parties to any Reciprocal Operating Agreements, and to exercise all the rights and remedies of the landlord under the Leases and any Reciprocal Operating Agreements and, subject in each case, however, to compliance with the provisions of this Mortgage. The Mortgagor shall deposit upon receipt, or shall cause the Manager to deposit upon receipt, all monies received in respect of the Property or this Mortgage and in respect of all rents, profits, issues and income from any Leases and all other Operating Income, and all income or other gains from investment or reinvestment thereof, in the Deposit Account (as defined in the Indenture). The Mortgagor hereby grants a security interest in and assigns to the Mortgagee the Deposit Account to secure the performance of the obligations under the Mortgage Notes, the Mortgage and the other Mortgage Security Documents and to be used by the Mortgagee to pay amounts permitted to be withdrawn by the Mortgagee pursuant to the Cash Management Agreement.

            (ii) If any Event of Default shall have occurred and be continuing, the license granted in Section 53(c)(i) hereof shall immediately cease and terminate, with or without any action or proceeding or the intervention of a receiver appointed by a court, and the Mortgagee or an agent appointed by the Mortgagee may, to the fullest extent permitted by the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty, do any or all of the following:

                  (A) exercise any of the Mortgagor's rights under the Leases,
            Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty, including notifying Tenants to pay rent to an account or location selected by the Mortgagee in accordance with the Indenture and this Mortgage;

                  (B) enforce the Leases, Reciprocal Operating Agreements, the
            Stop & Shop Guaranty or any other guaranty;

                  (C) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty;

                  (D) demand that any sums held by the Mortgagor with respect to any Lease (including, but not limited to, any security deposits, other deposits or prepayments), Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty be immediately remitted to the Mortgagee; and

                  (E) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty, as fully as allowed or authorized by this Article 53.

            (d) The Mortgagor hereby irrevocably authorizes and directs each Tenant under a Lease, and each other party under a Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, upon receipt of notice from the Mortgagee that an Event of Default has occurred and is continuing, to pay directly to, or as directed by, the Mortgagee, all rents, issues and profits accruing or due under such Tenant's Lease, or under such Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty, from and after the receipt of such notice. The Mortgagor agrees that any Tenant or such other party shall have the right to rely upon the notice from the Mortgagee and shall pay such rents, issues and profits to or as directed by the Mortgagee without any obligation to inquire into the actual existence of any Event of Default claimed by the Mortgagee, notwithstanding any notice from or contrary claim by the Mortgagor, and the Mortgagor shall have no right or claim for any rents, issues or profits so paid to the Mortgagee. Such rents, issues and profits shall continue to be paid to the Mortgagee unless and until the Event of Default which gave rise to the termination of the Mortgagor's license under Section 53(c)(i) is, and any intervening Events of Default have been, cured to the satisfaction of the Mortgagee (and so long as no amount shall then be due and payable under the Mortgage Notes, whether at maturity, by declaration of acceleration or otherwise, and such acceleration has not been rescinded). In the event each such Event of Default has been cured as aforesaid (or, if the provisions set forth in the parenthetical in the immediately preceding sentence are applicable, upon completion of foreclosure or comparable remedies resulting in a disposition of the Premises) the Mortgagee shall direct each tenant by written notice to resume the payment of all rents, issues or profits accruing or due under its respective Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty in accordance with the provisions of Section 53(c) hereof (or, if the immediately preceding parenthetical is applicable, to the then-owner of the Premises) from and after receipt of such notice from the Mortgagee.

            (e) Except for any termination of any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty or any amendment, modification or waiver of the provisions of any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty expressly permitted by the provisions thereof or of Article 20 hereof, the Mortgagor at its expense will prudently enforce in all material respects each of the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranties, in accordance with their terms. Neither the execution and delivery of this Mortgage nor any action or inaction on the part of the Mortgagee shall release (i) any Tenant from its Lease, (ii) any party from any of its obligations or liabilities under its Reciprocal Operating Agreement or the Stop & Shop Guaranty, (iii) any guarantor from any of its obligations or liabilities under any other guaranty, or (iv) the Mortgagor from any of its obligations under the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranty, or constitute an assumption of any such obligation under the Leases, Reciprocal Operating Agreements, the Stop & Shop Guaranty or any other guaranties or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or the Assignment or, through this Mortgage or the Assignment, under any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty.

            (f) During the term hereof, all rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor will not take any action under any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty or otherwise which is inconsistent with this Mortgage or the Assignment or any of the terms hereof or thereof and any such action inconsistent herewith or therewith shall, to the fullest extent permitted by law, be void. Any further assignment of any rents, issue, or profits from any of the Properties shall to the fullest extent permitted by law be void except as permitted by Section 19.1 or 19.3. To the fullest extent permitted by applicable law, the Mortgagor hereby waives any requirement that the Mortgagee commence any foreclosure proceeding with respect to any or all of the Properties prior to enforcement of any remedies pursuant to this Article 53, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases. The Mortgagor will, from time to time, upon request of the Mortgagee, execute on a non- recourse basis all instruments and further assurances and all supplemental instruments and take all such action as the Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests, intended to be assigned to the Mortgagee hereby.

            (g) The assignment granted by this Article 53 may be modified, amended, discharged or waived only by an agree ment in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. Subject to Article 38 hereof, the covenants of this Article 53 shall run with the land and bind the Mortgagor, the successors and permitted assigns of the Mortgagor, and all present and subsequent encumbrances, Tenants of any of the Premises, and shall bind and inure to the benefit of the Mortgagee, its successors and permitted assigns.

            (h) The Mortgagor hereby agrees that it will not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty in any manner which would violate this Mortgage. If any Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty shall be amended as permitted hereby, such Lease, Reciprocal Operating Agreement, the Stop & Shop Guaranty or any other guaranty shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto, subject to the provisions of any non-disturbance agreement which the Mortgagee may have granted in accordance with the provisions of this Mortgage.

            54. NOTICES. Any notice, direction, request, consent, election, waiver or demand which by any provision of this Mortgage is required or permitted to be given may be served by an overnight national courier service or may be given or served by telecopier only during business hours (9 a.m. - 5 p.m.) on a Business Day (with a confirmation copy sent by certified or registered mail, return receipt requested, or by overnight courier) or by certified or registered mail, in each case return receipt requested, postage prepaid, if to the Mortgagor addressed to it at the address set forth on page 1 of this Mortgage with an additional copy addressed to the following:

            Vornado Realty Trust
            Park 80 West, Plaza II
            Saddle Brook, New Jersey 07662
            Facsimile No. (201) 587-0600

            Attention:  Joseph Macnow
                        Vornado Finance L.L.C. Commercial
                        Mortgage-Backed Securities,
                        Series 2000-VNO, due March 15, 2010

with a copy to:

            Sullivan & Cromwell
            125 Broad Street
            New York, New York 10004
            Facsimile No. (212) 558-3588

            Attention:  Gary Israel

or at such other address in the continental United States as it may designate in accordance with the provisions hereof. Any notice, direction, request, consent, election, waiver or demand to the Mortgagee shall be made to the Mortgagee at the address set forth on page 1 of this Mortgage, and, after the dates of the Assignment, to the Trustee at the address provided in the Indenture.

            55. AMENDMENTS/SUPPLEMENTS.

            55.1. Without Consent. Without the consent of the Holders, the Mortgagor and the Mortgagee, upon their mutual agreement, may enter into supplements or amendments for any one or more of the following purposes:

            (i) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in the Mortgage or in the Mortgage Notes or to conform any such provision to the Offering Memorandum, provided that such action does not adversely affect the interests of the Holders, (ii) to convey, transfer, assign, mortgage or pledge any property to the Mortgagee so long as the interests of the Holders would not be adversely affected, (iii) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Mortgage Security Document, (iv) to modify the Mortgage or the Mortgage Notes as required or made necessary by any change in applicable law, so long as the interests of the Holders would not be adversely affected and an opinion of counsel is obtained to the effect that such modification is necessary or required, (v) to add to the covenants of the Mortgagor or any other party for the benefit of the Holders, or to surrender any right or power conferred upon the Mortgagor in this Mortgage or the Mortgage Notes, (vi) to add any additional Events of Default, provided that such action does not adversely affect the interests of the Holders, or (vii) to make a required or conforming change to the Mortgage or the Mortgage Notes in connection with any amendment or supplement to the Indenture permitted thereunder, provided that clauses (ii),
(v) and (vi) require Rating Agency Confirmation.

            Notwithstanding the foregoing, the amendment of this Mortgage or the Mortgage Notes will be prohibited unless the Mortgagee has first received an opinion of counsel to the effect that such amendment will not result in the Notes being treated as having been exchanged for a new debt instrument pursuant to Section 1001 of the Code.

            55.2. With Consent. Subject to the rights of the Directing Holders pursuant to the Indenture, the Mortgage or the Mortgage Notes may be amended by the Mortgagor and the Mortgagee, with the consent of Holders of not less than 66 2/3% in aggregate principal amount of the Securities, for the purpose of adding any provisions thereto or changing in any manner or eliminating any of the provisions thereof, or of modifying in any manner the rights of the Mortgagor or the Mortgagee thereunder, provided that no such amendment may, without the consent of the Holders of 100% of the Voting Rights of each Class of Securities affected thereby (i) change the stated maturity or the payment date of any principal, interest or other amount due on the Mortgage Notes, (ii) reduce the aggregate principal amount of any Mortgage Note or the interest rate thereon,
(iii) authorize any person to agree to delay the timing of, or reduce the payments to be made on, the Mortgage Notes except as described herein, (iv) change the coin or currency in which the principal of any Mortgage Note or interest thereon is payable, (v) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, (vi) reduce the percentage of the then aggregate principal amount of the Securities of any Class or Classes, the consent of whose holders is required for such amendment, or the consent of whose holders is required for any waiver of Events of Default or for any other reason under this Mortgage, (vii) deprive the Mortgagee of the benefit of a first priority security interest (subject to the permitted exceptions) in the Properties and other collateral securing the Mortgage Notes, (viii) modify the provisions of this Mortgage or the Mortgage Notes relating to payments on the Mortgage Notes, or (ix) release from the lien of the Mortgage all or any part of the Properties and other collateral securing the Mortgage Notes except as described herein; and except with respect to clause
(i), (ii), (iii) and (iv) below, as described below. Notwithstanding the foregoing, if (A) there exists an Event of Default or an Event of Default is reasonably foreseeable and (B) the Special Servicer has obtained the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Directing Holders (as defined in the Indenture), the Special Servicer may forgive any payment of principal or interest on the Mortgage Notes or significantly accelerate or defer payment of principal or interest thereon, subject however to each of the following limitations, conditions and restrictions: (i) no reduction in the interest rate or reduction or delay of any interest payment or forgiveness of interest may result in a shortfall of interest to any class of Notes other than the class held by the Directing Holders unless the Holders of 66 2/3% of the Outstanding aggregate principal amount of such Class of Notes consents thereto; (ii) the Special Servicer may only agree to reductions of principal and/or interest and/or delay payments of principal for periods lasting no more than twelve consecutive months and for no more than two such periods, provided, that no such agreement by the Special Servicer shall permit the delay of any principal payment to a date later than March 15, 2012 and (iii) the amount of principal forgiven may not exceed 100% of the Class Principal Balance (as defined in the Indenture) of the Directing Holders less any shortfalls of interest (other than those with respect to the Directing Holders) and Appraisal Reduction Amounts (as defined in the Indenture) then outstanding unless Holders of not less than 66 2/3% in aggregate Outstanding principal amount of each affected Class of Notes consents thereto. No such amendment of the Mortgage or the Mortgage Notes will be permitted to the extent that such amendment would cause an outstanding Advance to be a Nonrecoverable Advance.

            Notwithstanding the foregoing, the amendment of this Mortgage or the Mortgage Notes will be prohibited unless the Mortgagee has first received an opinion of counsel to the effect that such amendment will not result in the Notes being treated as having been exchanged for a new debt instrument pursuant to Section 1001 of the Code.

            56. WAIVER OF TRIAL BY JURY. To the extent permitted under applicable law, the Mortgagor hereby waives and shall waive trial by jury in any action or proceeding brought by, or any counterclaim asserted by the Mortgagee which action, proceeding or counterclaim in any way arises out of or is connected with this Mortgage.

            57. SEVERABILITY. In case any one or more of the provisions contained in this Mortgage or in the Mortgage Notes shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

            58. APPLICABLE LAWS TO PROPERTY LOCATED IN NEW YORK STATE.

            58.1. Lien Law. (a) This Mortgage is made subject to Section 13 of the New York Lien Law and, in compliance with Section 13 of the New York Lien Law, the Mortgagor will receive the loan secured by this Mortgage and the right to receive such advances as a trust fund to be applied first for the purpose of paying any unpaid costs of the Improvements; and the Mortgagor has applied and will apply the same first to the payment of any unpaid costs of the Improvements before using any part of the total of the same for any other purpose.

            (b) The Mortgagor will indemnify and hold the Mortgagee harmless against any loss, liability, cost or expense, including any judgments, attorneys' fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by the Mortgagor of Article 3-A of the New York Lien Law.

            58.2. Real Property Law. (a) Sections 16 and 17 hereof shall be construed according to subdivision 4 of Section 254 of the New York Real Property Law as amended by Chapter 886 of the Laws of 1945 but not as amended by Chapter 830 of the Laws of 1965 or as otherwise thereafter amended.

            (b) For purposes of Section 291-f of the New York Real Property Law, Tenant and every tenant or subtenant who, after the recording of this Mortgage, enters into a Lease upon the Premises of any of the Properties or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Premises located in the State of New York in existence on the date of recording of this

Mortgage is hereby notified that the Mortgagor shall not, without obtaining prior Mortgagee's consent in each instance, cancel, abridge or otherwise modify any Leases upon the Premises located in the State of New York or accept prepayments for more than thirty days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Mortgage of five years or more, except as expressly permitted under this Mortgage or the Assignment of Leases, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving Mortgagee's prior consent shall be voidable by the Mortgagee at its option."

            58.3. RPAPL. If an Event of Default shall occur and be continuing, the Mortgagee may elect to sell (and, in the case of any default of any purchaser, resell) any Property or any part of any Property by exercise of the power of foreclosure or of sale granted to the Mortgagee by Articles 13 or 14 of the New York Real Property Actions and Proceedings Law (the "RPAPL"). In such case, the Mortgagee may commence a civil action to foreclose this Mortgage pursuant to Article 13 of the RPAPL, or it may proceed and sell the Property pursuant to Article 14 of the RPAPL to satisfy the Mortgage Notes and all other amounts secured hereby.

            58.4. Maximum Principal Indebtedness. The amount of principal indebtedness this Mortgage secures against the Properties located in the State of New York and, for purposes of Sections 253, 256 and 260 of the Tax Law of the State of New York (relating to the taxation of mortgages), the maximum amount of the principal indebtedness secured by this Mortgage, or which by any contingency may be secured by this Mortgage, and for which this Mortgage may be foreclosed or otherwise enforced against, the Properties located in the State of New York, is $54,709,500.00 principal amount, and Out-of-Pocket Costs.

            58.5. No Residential Units. This Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggre gate six or fewer residential dwelling units having their own separate cooking facilities.

            59. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE STATE OF NEW JERSEY.

            As to any Property, Land or Improvements located in the State of New Jersey and encumbered by this Mortgage, this instrument and the creation, validity, perfection, priority and enforceability of the lien and security interest created hereby, all warranties of title contained herein with respect to such Properties, and all provisions hereof relating to the realization of the security covered hereby with respect to such Properties shall be governed by the law of the State of New Jersey.

            60. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA.

            None

            61. Intentionally Omitted.

            62. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE STATE OF CONNECTICUT.

THE CONDITION OF THIS DEED IS SUCH THAT:

            WHEREAS, the Mortgagor is justly indebted to the Mortgagee in the principal sum of $500,000,000, as evidenced by several Mortgage Notes for said aggregate sum of even date herewith, payable to the Mortgagee or order, copies of which are attached hereto as Exhibit C and made a part hereof and which are finally due and payable on March 15, 2010 unless accelerated pursuant to the provisions therein or herein set forth; and

            WHEREAS, this conveyance is intended as a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing to secure the performance of the obligation set forth and referred to in said Mortgage Notes and hereunder; and

            WHEREAS, the Mortgagor, in order to more fully protect the security of the Mortgage, has made the covenants and agreements herein set forth and referred to.

            NOW THEREFORE, if said Mortgage Notes shall be well and truly paid according to their tenor, and if all of the terms, covenants and conditions of the Mortgage herein contained and referred to shall be fully and faithfully performed, observed and complied with, then the Mortgage Deed shall be void, but otherwise remain in full force and effect.

      Prejudgment Remedies. THE MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY

WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW, WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO OBTAIN OR TO USE. FURTHER, TO THE EXTENT PERMITTED BY LAW, THE MORTGAGOR HEREBY WAIVES, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE MORTGAGOR ACKNOWLEDGES THAT IT IS MAKING THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION AND A FAIR OPPORTUNITY TO DISCUSS THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY. THE MORTGAGOR FURTHER CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT THE POSTING OF A BOND OR OTHER SECURITY. THE MORTGAGOR AGREES NOT TO REQUEST A BOND AND WAIVES ANY RIGHT TO FILE ANY MOTION SEEKING TO REQUIRE SUCH A BOND IN CONNECTION WITH LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDY(IES).

            Newington VF L.L.C., a Mortgagor under this Mortgage, is a Connecticut limited liability company.

            63. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS.

            63.1 Application. The provisions of this Article 63 are applicable to any Property, Land or Improvements located in the Commonwealth of Massachusetts and encumbered by this Mortgage.

            63.2 Mortgage Covenants. In furtherance and not in limitation of any other provision contained in this Mortgage, the Mortgage has been granted by the Mortgagor with MORTGAGE COVENANTS as provided pursuant to Massachusetts General Laws c. 183, ss.19. The provisions of this Section are intended as additional rights of the Mortgagee and nothing herein contained shall be deemed in any way to limit, amend or affect any other right provided to the Mortgagee pursuant to this Mortgage.

            63.3 Statutory Conditions and Power of Sale. In furtherance and not in limitation of any other provision contained in this Mortgage, the Mortgage has been granted by the Mortgagor on the STATUTORY CONDITIONS, as provided pursuant to Massachusetts General Laws c. 183, ss.20, for breach of which the Mortgagee shall have the STATUTORY POWER OF SALE as provided pursuant to Massachusetts General Laws c. 183, ss.21. The provisions of this Section are intended as additional remedies of the Mortgagee and nothing herein contained shall be deemed in any way to limit, amend or affect any other remedy provided to the Mortgagee pursuant to this Mortgage or which may otherwise be available to Mortgagee under applicable law.

            63.4 Indebtedness Secured. Notwithstanding the provisions hereof relating to an Allocated Amount which may be applicable to any Property, Land or Improvements located in Massachusetts, this Mortgage secures the repayment in full of the Mortgage Notes and the other Secured Obligations as defined herein.

            63.5 Residential Units. This Mortgage does not encumber real property which constitutes a dwelling house, or which will be improved so as to constitute a dwelling house, occupied by three or fewer separate households.

            63.6 Applicable Law. As to any Property, Land or Improvements located in the Commonwealth of Massachusetts and encumbered by this Mortgage, this instrument and the creation, validity, perfection, priority and enforceability of the lien and security interest created hereby, all warranties of title contained herein with respect to such Properties, and all provisions hereof relating to the realization of the security covered hereby with respect to such Properties shall be governed by the law of the Commonwealth of Massachusetts.

            64. ARTICLES APPLICABLE TO PROPERTY LOCATED IN THE STATE OF
MARYLAND.

            If an Event of Default shall occur and be continuing, the Mortgagor hereby assents to the passage of a decree for the sale of the herein described property at any time after a default has occurred in any of the covenants of this mortgage, as herein provided; and the said Mortgagor hereby authorizes the said Mortgagee, or any duly authorized attorney or agent of said Mortgagee, after any default shall have occurred as aforesaid, to sell the hereby mortgaged property. Any such sale, whether under the aforementioned assent to a decree or under the aforementioned power of sale, shall be under the provisions of Real Property Article of the Annotated Code of Maryland Section 7-105 (Acts of 1974 of Chapter 12) and Title 14, Chapter 200 of the Maryland Rules of Procedure, or under any other general or local laws of the State of Maryland relating to mortgages, or any supplement, amendment or addition thereto. Such sale shall be made after giving notice by advertisement as required by the aforesaid Statute and Rules; and the terms of the sale may be all cash upon ratification of the sale or such other terms as the party selling may deem expedient. And upon any such sale of said property under this mortgage, the proceeds shall be applied as follows:
(1) to repayment of all expenses incident to said sale, including a reasonable counsel fee for conducting the proceedings if without contest, but if legal services be rendered to the Mortgagee or to the party selling under the power of sale in connection with any contested matter in the proceedings, then such additional counsel fees and expenses shall be allowed out of the proceeds of sale as the Court may deem proper; and a commission to the party making the sale of said property equal to the commission allowed persons for making sale of property by virtue of a decree of a Court having equity jurisdiction in the State of Maryland; (2) to the payment of all claims of the said Mortgagee hereunder, whether the same shall have matured or not, including interest thereon until the final ratification of the final Auditor's Account in the foreclosure proceedings; (3) and the balance if any to the said Mortgagor, or to whomever may be entitled to same. And in the event that the Mortgage debt shall be paid after any advertisement of said property, but before sale thereof, the Mortgagor hereby covenants to pay also all expenses incident to said advertisement or notice, all court costs and all expenses incident to the foreclosure proceedings under this mortgage, and a commission on the total amount of the mortgage indebtedness, principal and interest equal to one-half of the percentage allowed as commission to persons making sale under orders or decrees of a Court having equity jurisdiction in the State of Maryland and a reasonable counsel fee; but said sale may be proceeded with unless prior to the day appointed therefor, payment be made of said principal and interest, costs, expenses, commission and fee.

            Mortgagor hereby acknowledges receipt, without charge, of a true copy of this Mortgage.

            65. CONTRIBUTION AMONG BORROWERS.

            (a) Contribution. To provide for just and equitable contribution among Mortgagors, if any payment is made by a Mortgagor (a "Funding Mortgagor") hereunder or under the Mortgage Notes or any other Mortgage Security Document in respect of the Secured Obligations such Funding Mortgagor shall be entitled to a contribution from other Mortgagors for all payments, damages and expenses incurred by such Funding Mortgagor under or in connection with such Secured Obligations, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Mortgage shall be determined as of the date on which the related payment is made by a Funding Mortgagor.

            (b) Calculation of Contributions. Each Mortgagor shall be liable for contribution to each Funding Mortgagor in respect of all payments, damages and expenses incurred by such Funding Mortgagor hereunder or under the Mortgage Notes or any other Mortgage Security Document in an aggregate amount, subject to
Section 65(c) below, equal to (i) the ratio of (x) the Property Worth of the Property owned by such Mortgagor to (y) the Property Worth of the Properties owned by all Mortgagors, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Mortgagor under or in connection with the Secured Obligations.

            (c) Rights to Contribution Subordinated. Each Mortgagor agrees that all of its rights to receive contribution under this Section 65 (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of Mortgagee shall be subordinated in right of payment (in liquidation or otherwise) to the prior payment in full in cash of all of the obligations of the Mortgagors in respect of the Secured Obligations (whether for principal, interest, Make-Whole Obligation or otherwise). If any amount shall at any time be paid to a Mortgagor on account of such rights of contribution or subrogation, or in contravention of the provisions of this
Section 65(c) at any time, such amount shall be held in trust, segregated from the other assets of such Mortgagor, for the benefit of the Mortgagee and shall promptly be paid to the Mortgagee. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, obligations under this Mortgage, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third party beneficiaries hereunder, are entitled to enforce such provisions.

            66. JOINT AND SEVERAL OBLIGATIONS.

            (a) Notwithstanding anything to the contrary set forth in this Mortgage or any of the other Mortgage Security Documents (but subject to Article
38), the obligations of the Mortgagors hereunder shall be joint and several.

            (b) Each Mortgagor's obligations hereunder shall remain outstanding until all Secured Obligations have been paid in full, unless released in accordance with the terms of this Mortgage.

            (c) No payment or payments with respect to the obligations of any Mortgagor hereunder made by any other Mortgagor or any other Person or received or collected by the Mortgagee from such other Mortgagor or such other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Secured Obligations or any release of security hereunder shall be deemed to modify, reduce, release or otherwise affect the primary liability of such Mortgagor in respect thereof.

            (d) If any amount shall at any time be paid to a Mortgagor on account of such rights of contribution or subrogation, in contravention of the provisions of this Section 66 at any time, such amount shall be held in trust, segregated from the other assets of such Mortgagor, for the benefit of the Mortgagee and shall promptly be paid to the Mortgagee.

            IN WITNESS WHEREOF, the Mortgagee and the Mortgagor have caused this Mortgage to be duly executed and delivered as of the date first above written.


MORTGAGOR:                             By: /s/ Irwin Goldberg
                                          --------------------------------------
                                           Name:Irwin Goldberg
                                           Title:Authorized Signatory
                                       (on behalf of each of the Borrowers
                                       and Guarantors listed on Schedule A
                                       annexed hereto)


MORTGAGEE:                             VORNADO FINANCE L.L.C.


                                       By: /s/ Irwin Goldberg
                                          --------------------------------------
                                           Name:Irwin Goldberg
                                           Title: Authorized Signatory

                          CERTIFICATE OF ACKNOWLEDGMENT

State of New York   )
                       ss.:
County of New York  )

            On the 28th day of February in the year 2000 before me, the undersigned, personally appeared Irwin Goldberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Lauren M. Hunt
----------------------------------
Signature and Office of individual
taking acknowledgment

                          CERTIFICATE OF ACKNOWLEDGMENT

State of New York   )
                      ss.:
County of New York  )

            On the 28th day of February in the year 2000 before me, the undersigned, personally appeared Irwin Goldberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ LAUREN M. HUNT
----------------------------------
Signature and Office of individual
taking acknowledgment

                                   SCHEDULE A
                                 THE MORTGAGORS

BORROWERS                                       PROPERTIES OWNED
---------                                       ----------------

1.  Union VF L.L.C.                                Union
2.  Totowa VF L.L.C.                               Totowa
3.  Wayne VF L.L.C.                                Totowa
4.  Hackensack VF L.L.C.                           Hackensack
5.  Hanover VF L.L.C.                              Hanover
6.  Conrans VF L.L.C.                              Hanover
7.  East Brunswick VF L.L.C.                       East Brunswick
8.  Woodbridge VF L.L.C.                           Woodbridge
9.  Bricktown VF L.L.C.                            Bricktown
10. Jersey City VF L.L.C.                          Jersey City
11. Middletown VF L.L.C.                           Middletown
12. Cherry Hill VF L.L.C.                          Cherry Hill
13. Watchung VF L.L.C.                             Watchung
14. Morris Plains Holding VF L.L.C.                Morris Plains*
15. Morris Plains Leasing VF L.L.C.                Morris Plains*
16. Manalapan VF L.L.C.                            Manalapan
17. Marlton VF L.L.C.                              Marlton
18. North Plainfield VF L.L.C.                     North Plainfield*
19. Lawnside VF L.L.C.                             Lawnside
20. Lodi VF L.L.C.                                 Lodi
21. Lodi II VF L.L.C.                              Lodi
22. Bordentown VF L.L.C.                           Bordentown
23. Bordentown II VF L.L.C.                        Bordentown
24. Dover VF L.L.C.                                Dover
25. Delran VF L.L.C.                               Delran
26. North Bergen VF L.L.C.                         North Bergen
27. Turnersville VF L.L.C.                         Turnersville
28. Kearny Holding VF L.L.C.                       Kearny
29. Kearny Leasing VF L.L.C.                       Kearny
30. Montclair VF L.L.C.                            Montclair
31. Allentown VF L.P.                              Allentown
32. Broomall VF L.P.                               Broomall
33. Philadelphia VF L.P.                           Philadelphia
34. Glenolden VF L.P.                              Glenolden
35. Bensalem VF L.P.                               Bensalem
36. Upper Moreland VF L.P.                         Upper Moreland
37. York VF L.P.                                   York
38. Bethlehem VF L.P.                              Bethlehem
39. Freeport VF L.P.                               Freeport
40. Amherst VF L.L.C.                              Amherst*

--------
* Leasehold interest.

41. Amherst II VF L.L.C.                           Amherst*
42. New Hyde Park VF L.L.C.                        New Hyde Park*
43. Menands VF L.L.C.                              Menands
44. Springfield VF L.L.C.                          Springfield
45. Newington VF L.L.C.                            Newington

GUARANTORS

1. Towson VF L.L.C.                                Towson
2. Dundalk VF L.L.C.                               Dundalk
3. Glen Burnie VF L.L.C.                           Glen Burnie
4. Hagerstown VF L.L.C.                            Hagerstown

--------
* Leasehold interest.

                                   SCHEDULE B

         [DESCRIPTION OF PREDECESSOR MORTGAGE DOCUMENTS TO BE ATTACHED]

                                    EXHIBIT A
                      THE PROPERTIES AND ALLOCATED AMOUNTS

        Properties                           Allocated Amounts
        ----------                           -----------------

        NEW JERSEY
1.      Bordentown                           $  8,290,000
2.      Bricktown                              16,753,000
3.      Cherry Hill                            15,408,000
4.      Delran                                  6,604,000
5.      Dover                                   7,551,000
6.      East Brunswick                         23,393,000
7.      Hanover                                28,046,000
8.      Hackensack                             25,700,000
9.      Jersey City                            19,675,000
10.     Kearny                                  3,841,000
11.     Lawnside                               10,887,000
12.     Lodi                                    9,648,000
13.     Manalapan                              12,876,000
14.     Marlton                                12,520,000
15.     Middletown                             16,901,000
16.     Montclair                               1,977,000
17.     Morris Plains                          12,372,000
18.     North Bergen Center                     4,073,000
19.     North Plainfield                       11,184,000
20.     Totowa                                 30,351,000
21.     Turnersville                            4,199,000
22.     Union                                  34,468,000
23.     Watchung                               13,907,000
24.     Woodbridge                             22,719,000

        NEW YORK
25.     Amherst                                 7,200,000
26.     Freeport                               15,208,000
27.     Menands (Menands Center)                6,389,000
28.     New Hyde Park                           7,676,000

        PENNSYLVANIA
29.     Allentown                              23,884,000
30.     Bensalem                                6,600,000
31.     Bethlehem                               4,177,000

32.     Broomall                               10,044,000
33.     Glenolden                               7,533,000
34.     Philadelphia                            9,200,000
35.     Upper Moreland                          7,141,000
36.     York                                    4,223,000

        MARYLAND
37.     Towson                                 11,704,000
38.     Dundalk                                 6,342,000
39.     Glen Burnie                             6,023,000
40.     Hagerstown                              3,375,000

        CONNECTICUT
41.     Newington                               6,727,000

        MASSACHUSETTS
42.     Springfield                             3,211,000

                                    EXHIBIT B

                DESCRIPTION OF PROPERTY AND PERMITTED EXCEPTIONS

            (a) the right reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Property or any part thereof or interest therein or under zoning laws and use regulations;

            (b) any (i) liens for Impositions and any other taxes, assessments or charges, (ii) liens of mechanics, materialmen, suppliers, vendors or other Persons for work or services performed or materials furnished in connection with the Property and (iii) liens or charges arising from the imposition of any Legal Requirement, in each case which are not due and payable in accordance with the terms of this Mortgage or the amount, validity or application of which is being contested at the time by appropriate legal, adminis trative or other proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any interest therein to satisfy the same, provided that the Mortgagor shall have complied with Section 12 dealing with the contest of any Imposition, lien, tax, assessment, charge or Legal Requirement;

            (c) the lien hereof and any rights granted hereby or thereby;

            (d) Intentionally Omitted

            (e) the state of facts shown on the survey delivered to the title company as of the date hereof;

            (f) covenants, restrictions, easements, exceptions and other matters set forth in the mortgage title insurance policy issued to the Mortgagee on the date hereof;

            (g) rights of Tenants under any Leases, as tenants only, existing on the date hereof or entered into in accordance with the provisions of this Mortgage, and any memoranda of any of them;

            (h) judgments or awards which have been in force for less than the applicable appeal period so long as exe cution is not levied thereunder or in respect of which the Mortgagor at the time shall be prosecuting an appeal or proceedings for review in good faith and in respect of which a stay of execution shall have been obtained pending such appeal or review, or which are fully covered by insurance (except to the extent of usual and customary deductibles);

            (i) additional Permitted Exceptions allowed by Sections 3.2(c) and 3.2(d) of this Mortgage; and

            (j) the exception shown on the mortgagee title policy delivered as of the date hereof.

                                    EXHIBIT C

            This Class [ ] Mortgage Note, along with the Class [ ] Mortgage Note, Class [ ] Mortgage Note, the Class [ ] Mortgage Note, the Class [ ] Mortgage Note, the Class [ ] Mortgage Note and the Class [ ] Mortgage Note, evidences an aggregate principal indebtedness in the amount of $500,000,000.00, of which $54,709,500.00 in aggregate principal indebtedness was previously evidenced by that certain Substitute Note and that Additional Note (each as defined in that certain Mortgage, Agreement of Assumption, Consolidation and Amendment of Mortgage and Notes, dated as of March 1, 2000, by the Maker named below to the Payee named below (the "Mortgage and Agreement")), which Mortgage and Agreement, among other things, consolidated $22,663,374.54 in aggregate principal indebtedness previously evidenced by the Substitute Note, which has heretofore been assigned to the Payee by the lender thereon, and $32,046,125.46 in aggregate principal indebtedness previously evidenced by the Additional Note, made by certain of the entities comprising the Maker hereunder to the Payee hereunder.

--------------------------------------------------------------------------------

                        RESTATED CLASS [ ] MORTGAGE NOTE

                    THIS CLASS [ ] MORTGAGE NOTE SHALL NOT BE
                   TRANSFERRED TO ANY PERSON IN A TRANSACTION
                     WHICH WOULD REQUIRE REGISTRATION UNDER
                           THE SECURITIES ACT OF 1933

                                REGISTERED NO. 1

$___,000,000                                                    __________, 2000

            THE ENTITIES SET FORTH ON SCHEDULE A HERETO (collectively, the "Maker", which term includes any of its successors or assigns), for value received, hereby promise to pay to the order of VORNADO FINANCE L.L.C., a Delaware limited liability company, or its registered assignee (the "Payee"), the principal sum of __________ Million Dollars (U.S.$____,000,000), and to pay interest thereon in arrears on the 15th day of each month, commencing March 15, 2000 (each a "Payment Date"), from the date hereof until the Maturity Date; provided, however, that if any Payment Date is not a Business Day, the Payment Date shall be the next succeeding Business Day, without additional interest. The interest payable on this Class [ ] Mortgage Note for the period from the date of issuance to, but not including, the Maturity Date shall be ___ percent (___%). On each Payment Date commencing with the Payment Date on April , 2000, the Maker shall also pay the Principal Installment Amount (as defined in the Mortgage) due on such Payment Date with respect to all of the Mortgage Notes, subject to adjustment pursuant to Section 46 of the Mortgage. Pursuant to the Mortgage, all payments of Principal Installment Amounts shall be applied by the Payee first, to the Class A-1 Mortgage Note until the Class A-1 Mortgage Note has been repaid in full; second, to the Class A-2 Mortgage Note until the Class A-2 Mortgage Note has been repaid in full; third, to the Class B Mortgage Note until the Class B Mortgage Note has been repaid in full; fourth, to the Class C Mortgage Note until the Class C Mortgage Note has been repaid in full; fifth, to the Class D Mortgage Note until the Class D Mortgage Note has been repaid in full; sixth, to the Class E Note until the Class E Mortgage Note has been repaid in full; and finally, to the Class F Mortgage Note until the Class F Mortgage Note has been repaid in full. Notwithstanding anything to the contrary in this Note, Maker shall deposit all interest and principal due and payable on a Payment Date with Payee on the date that is two Business Days prior to such Payment Date.

            Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months except that the first interest period shall commence on the Closing Date and consist of __ days. On the Maturity Date, the Maker shall pay in full all of the remaining obligations of the Maker under this Class [ ] Mortgage Note, the Mortgage and the other Mortgage Security Documents to which the Maker is a party.

            If, (i) prior to the Maturity Date, for any reason, interest or scheduled principal amortization on any Mortgage Note is not paid or provided for on or prior to 11:00 a.m. (New York time) on the date which is two (2) Business Days prior to the Payment Date on which such interest or scheduled principal amortization is due, (ii) the principal of any Mortgage Note is not repaid or provided for (including by deposit in the Collection Account (as defined in the Indenture)) by the Maker on or prior to 11:00 a.m. (New York time) on the date that is two (2) Business Days prior to the Maturity Date or
(iii) on any date scheduled for prepayment, the principal of all Mortgage Notes to be prepaid on such date is not repaid or provided for (including by deposit in the Collection Account) by the Maker on or prior to 11:00 a.m. (New York time) on the date that is two (2) Business Days prior to such date, the Maker will be required to pay interest on this Class [ ] Mortgage Note at a default rate per annum equal to the greater of (A) ___% and (B) the Advance Interest Rate (as defined in the Indenture).

            If any principal or interest due under this Class [ ] Mortgage Note is not paid by the Maker 2 Business Days prior to the Payment Date on which it would otherwise be due, as set forth in the immediately preceding paragraph, the Maker will be required to pay a late payment charge in an amount equal to the lesser of 3% of such unpaid sum or the maximum amount permitted by applicable law.

            Payment of the principal of and interest (and Make- Whole Obligation, if any) on this Class [ ] Mortgage Note shall be made to the Trustee under that certain Indenture, dated as of the date hereof, between the Payee and the Trustee (the "Indenture") for the account of the Payee, either at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or by wire transfer of lawful money of the United States of America to the Trustee at such place as may be designated from time to time by the Trustee. Notwithstanding the preceding sentence, unless the Trustee otherwise directs the Maker, such payment shall be made by making funds in lawful money of the United States of America available in the Collection Account (as defined in the Indenture) for withdrawal by the Servicer on behalf of the Trustee by wire transfer as and when necessary (including in advance of the due date) to make timely payment of amounts due and payable on Outstanding Securities in accordance with the provisions of the Indenture. Payment to the Trustee shall constitute payment to the Payee for all purposes hereunder and in respect hereof.

            This Class [ ] Mortgage Note is secured by those certain mortgages/deed of trust, dated as of the date hereof, made by the Maker to Payee (the "Mortgage"). Capitalized terms used but not defined herein have the respective meanings assigned to them in the Mortgage.

            This Class [ ] Mortgage Note may be prepaid by the Maker, in whole or in part, at the election of the Maker, and in certain circumstances is required to be prepaid in whole or in part, by Maker, in each case pursuant to the terms of the Mortgage. In the event that this Class [ ] Mortgage Note is prepaid in part only, a new Class [ ] Mortgage Note for the unprepaid portion hereof will be issued in the name of the Payee upon the cancellation hereof.

            If an Event of Default, as defined in clauses (a) through (h) of
Section 23 of the Mortgage, shall have occurred and be continuing, the principal amount of this Class [ ] Mortgage Note may be declared due and payable on demand by the Payee, and upon such declaration the principal amount of this Class [ ] Mortgage Note shall become immediately due and payable, together (to the extent permitted by law) with interest on any unpaid amounts due under this Class [ ] Mortgage Note and the Make-Whole Amount. If an Event of Default as defined in clause (i) or (j) of Article 23 of the Mortgage shall have occurred and be continuing, the principal amount of this Class [ ] Mortgage Note, together (to the extent permitted by law) with interest on any unpaid amounts due under this Class [ ] Mortgage Note and the Make-Whole Amount shall automatically become due and payable immediately without any action whatsoever on the part of the Payee, with the effect, and subject to the conditions, provided in the Mortgage.

            The Make-Whole Amount shall be due and payable in accordance with the terms of the Mortgage and upon the acceleration of the maturity of this Class [ ] Mortgage Note by virtue of the occurrence and continuance of an Event of Default, and said Make-Whole Amount shall be calculated by the Payee as provided in the Mortgage.

            The Maker confirms that the Make-Whole Amount described above is an essential component of the consideration for the Payee's agreement to make the loan to the Maker evidenced hereby. Such Make-Whole Amount represents a reasonable estimate by the Maker and the Payee of a fair average compensation for the loss that Payee will sustain due to the payment of any of the indebtedness evidenced hereby prior to the maturity hereof. Such Make-Whole Amount shall be paid without prejudice to the right of the Payee to collect any other amounts provided to be paid hereunder or under any of the other Mortgage Security Documents.

            The Mortgage contains provisions for the release of the Mortgage upon compliance by the Maker with certain conditions set forth therein.

            Subject to Section 50 of the Mortgage, no reference herein to the Mortgage and no provision of this Class [ ] Mortgage Note or the Mortgage shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest (and Make-Whole Obligation, if any) on this Class [ ] Mortgage Note at the times, places and rates, and in the coin or currency, herein prescribed, subject to the provisions hereof limiting the recourse of the holder of this Class [ ] Mortgage Note.

      As provided in Section 38 of the Mortgage, this Class [ ] Mortgage Note is a non-recourse obligation of the Maker secured only by the Properties and the other Mortgage Collateral and payable only therefrom. The provisions of Section 38 of the Mortgage are hereby incorporated by reference into this Class [ ] Mortgage Note as if set forth in full herein.

            THIS CLASS [___] MORTGAGE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed on the date in the year first above written.


                                          By:___________________________________
                                             Name:
                                             Title:  ________________ of each of
                                                     the entities listed on the
                                                     attached Schedule A

                                    EXHIBIT D

                                     Omitted

                                    EXHIBIT E

                             INSURANCE REQUIREMENTS

      (a) Insurance with respect to the Improvements and the Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent the Mortgagor from becoming co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an appraiser selected and paid by the Mortgagor (unless reasonably disapproved by the Mortgagee) and in no event less than the coverage required pursuant to the terms of any Lease;

      (b) Comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Properties in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties;

      (c) Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor), with respect to any work on or about the Properties;

      (d) Business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds for a period of not less than one year following restoration, the term "rental value" to mean the sum of (A) the total rentals payable under the Leases and (B) the total amount of all other amounts to be received by the Mortgagor or third parties which are the legal obliga tion of the Tenants, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non-occupancy of that portion of the affected
Property then not being occupied;

      (e) Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Properties and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties;

      (f) If a Property is located within a federally designated "100 year flood plain", flood insurance if generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties (provided, however, that if the Mortgagor believes that it is no longer obligated to maintain flood insurance pursuant to this provision, the Mortgagor shall notify the Mortgagee of such circumstance and the Mortgagee shall have the opportunity to contest by appropriate legal or mutually agreeable arbitration proceedings whether or not the Mortgagor's obligation remains in effect in light of the criteria set forth in this provision); and

      (g) Such other insurance with respect to a Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to such Property.

            Ratings of Insurers: The Mortgagor will maintain a portion of the insurance coverage described in clause (a) above in an amount at least equal to the Maximum Foreseeable Casualty Loss and the insurance coverage described in clause (d) above, with either the insurers who insure the Property on the date of this Mortgage (including Arkwright) (but only so long as the ratings of such insurers are not reduced to a level below that permitted by this Paragraph or withdrawn) or one or more other primary insurers having (or a syndicate (i.e., either a consortium or a co-insurance group as with the policy on the Property existing on the date hereof) of insurers through which the coverage is with carriers having) a claims paying ability as determined by Moody's, and by DCR if such insurance companies are rated by DCR and if not rated by DCR, then A by one additional NRSRO, of not less than one grade less than the highest ratings then assigned to the Notes by the Rating Agencies (i.e., if the Notes are rated "Aaa", the insurers' rating shall be not less than "Aa2"), but in no event less than A2 or "A"; the coverage described in clauses (b) and (c) shall be maintained with either the insurers who insure the Property on the date of this Mortgage or one or more other primary insurers (or a syndicate (as defined above) of insurers through which at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate)) having a claims paying ability of not less than Investment Grade by Moody's (or equivalent), and by DCR if such insurance companies are rated by DCR and if not so rated by DCR, then A by one additional NRSRO. The coverage described in clause (c) shall be maintained with either an insurer having a claims paying ability of not less than Investment Grade or the applicable state workers' compensation fund. In each case, however, if no providers of such insurance are so rated, the requirement for such rating shall be the highest rating then given to insurers by Moody's and DCR; and provided further that in the event of any loss, claims in respect of a portion of such insurance maintained in accordance with clause (a) above shall be payable prior to claims in respect of the remaining portion(s) of the insurance required by such clauses.

            All insurance coverage shall be provided by one or more primary insurers having an Alfred M. Best Company, Inc. rating of "A-VIII" or better except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or if otherwise approved by the Mortgagee.

            The insurance coverage required under this Exhibit E may be effected under a blanket policy or policies covering the Properties and other properties and assets not constituting Properties; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Properties, and any sublimits in such blanket policy applicable to the Properties, which amounts shall not be less than the amounts required pursuant to Section 13 and this Exhibit E. and which shall in any case comply in all other respects with the requirements of this Section 13 and this Exhibit E.

            The "Maximum Foreseeable Casualty Loss" shall be the estimate of the Qualified Fire Protection Engineer then being used by the Mortgagor (unless reasonably disapproved by the Mortgagee) in connection with its existing insurance package of the maximum probable casualty loss which would be incurred in respect of the Premises as a result of damage caused by the perils covered by the insurance described in clause (a) above.

                                    EXHIBIT F

                                   ASSUMPTION

            THE UNDERSIGNED, _____________________, has acquired [specify either
(i) the "Properties" which are the subject of or (ii) an interest in the "Mortgagor" under] that certain "MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS" (the "Mortgage"), dated as of [__________], 2000, executed by THE PERSONS SPECIFIED ON SCHEDULE A HERETO, to VORNADO FINANCE L.L.C., a Delaware limited liability company, as mortgagee, said Mortgage constituting a first lien encumbrance on certain real and personal property described in Exhibit A to the Mortgage.

            In accordance with the requirements of [specify either (i) Section
19.1 or (ii) Section 19.2, as appropriate, of the Mortgage], the undersigned hereby assumes all of the duties and obligations and covenants of the Mortgagor under or pursuant to the Mortgage, subject, however, to the provisions of
Article 38 of the Mortgage.

            IN WITNESS WHEREOF, the undersigned has executed this Assumption as of the ____ day of _______________, 20__.


                                          ______________________________________


                                          By:___________________________________
                                             Name:
                                             Title:

                    [ADD APPROPRIATE FORM OF ACKNOWLEDGMENT]

                                    EXHIBIT G

                   SUBORDINATION PROVISIONS FOR TENANT LEASES

            Each Lease shall contain a provision whereby the Tenant agrees either that its Lease shall be subordinate to the Mortgage and that the Tenant shall attorn under the Lease to any Person obtaining title to the Property, which subordination and attornment may be conditioned on delivery of a reasonable and customary nondisturbance agreement, or that its Lease shall be senior to the Mortgage and that the tenant shall attorn under the Lease to any Person obtaining title to the Property.

                                    EXHIBIT H

                              Intentionally Omitted

                                    EXHIBIT I

                          PRINCIPAL INSTALLMENT AMOUNTS

     Payment Date Occurring In             Principal Payment
     -------------------------             -----------------
              Mar-2000                       $      0.00
              Apr-2000                        350,638.21
              May-2000                        352,837.77
              Jun-2000                        355,051.12
              Jul-2000                        357,278.35
              Aug-2000                        359,519.56
              Sep-2000                        361,774.83
              Oct-2000                        364,044.24
              Nov-2000                        366,327.89
              Dec-2000                        368,625.87
              Jan-2001                        370,938.26
              Feb-2001                        373,265.15
              Mar-2001                        375,606.64
              Apr-2001                        377,962.82
              May-2001                        380,333.78
              Jun-2001                        382,719.62
              Jul-2001                        385,120.42
              Aug-2001                        387,536.28
              Sep-2001                        389,967.29
              Oct-2001                        392,413.56
              Nov-2001                        394,875.17
              Dec-2001                        397,352.22
              Jan-2002                        399,844.81
              Feb-2002                        402,353.04
              Mar-2002                        404,877.00
              Apr-2002                        407,416.79
              May-2002                        409,972.52
              Jun-2002                        412,544.28
              Jul-2002                        415,132.17
              Aug-2002                        417,736.29
              Sep-2002                        420,356.75
              Oct-2002                        422,993.65
              Nov-2002                        425,647.09
              Dec-2002                        428,317.17
              Jan-2003                        431,004.00
              Feb-2003                        433,707.69
              Mar-2003                        436,428.34
              Apr-2003                        439,166.06
              May-2003                        441,920.94
              Jun-2003                        444,693.11
              Jul-2003                        447,482.67
              Aug-2003                        450,289.73
              Sep-2003                        453,114.40
              Oct-2003                        455,956.79

              Nov-2003                        458,817.00
              Dec-2003                        461,695.16
              Jan-2004                        464,591.38
              Feb-2004                        467,505.76
              Mar-2004                        470,438.42
              Apr-2004                        473,389.48
              May-2004                        476,359.05
              Jun-2004                        479,347.26
              Jul-2004                        482,354.20
              Aug-2004                        485,380.01
              Sep-2004                        488,424.80
              Oct-2004                        491,488.69
              Nov-2004                        494,571.79
              Dec-2004                        497,674.24
              Jan-2005                        500,796.15
              Feb-2005                        503,937.65
              Mar-2005                        507,098.85
              Apr-2005                        510,279.88
              May-2005                        513,480.87
              Jun-2005                        516,701.93
              Jul-2005                        519,943.20
              Aug-2005                        523,204.81
              Sep-2005                        526,486.87
              Oct-2005                        529,789.52
              Nov-2005                        533,112.89
              Dec-2005                        536,457.11
              Jan-2006                        539,822.30
              Feb-2006                        543,208.61
              Mar-2006                        546,616.16
              Apr-2006                        550,045.08
              May-2006                        553,495.51
              Jun-2006                        556,967.59
              Jul-2006                        560,461.45
              Aug-2006                        563,977.22
              Sep-2006                        567,515.05
              Oct-2006                        571,075.07
              Nov-2006                        574,657.43
              Dec-2006                        578,262.25
              Jan-2007                        581,889.69
              Feb-2007                        585,539.89
              Mar-2007                        589,212.98
              Apr-2007                        592,909.11
              May-2007                        596,628.43
              Jun-2007                        600,371.08
              Jul-2007                        604,137.21
              Aug-2007                        607,926.96
              Sep-2007                        611,740.49
              Oct-2007                        615,577.94
              Nov-2007                        619,439.46
              Dec-2007                        623,325.20

              Jan-2008                        627,235.32
              Feb-2008                        631,169.97
              Mar-2008                        635,129.29
              Apr-2008                        639,113.46
              May-2008                        643,122.62
              Jun-2008                        647,156.93
              Jul-2008                        651,216.54
              Aug-2008                        655,301.62
              Sep-2008                        659,412.33
              Oct-2008                        663,548.83
              Nov-2008                        667,711.27
              Dec-2008                        671,899.82
              Jan-2009                        676,114.65
              Feb-2009                        680,355.91
              Mar-2009                        684,623.79
              Apr-2009                        688,918.43
              May-2009                        693,240.02
              Jun-2009                        697,588.71
              Jul-2009                        701,964.69
              Aug-2009                        706,368.11
              Sep-2009                        710,799.16
              Oct-2009                        715,258.00
              Nov-2009                        719,744.81
              Dec-2009                        724,259.77
              Jan-2010                        728,803.06
              Feb-2010                        733,377.31
              Mar-2010                      438,253,292.09